EXHIBIT 10.75

AGREEMENT FOR SALE AND PURCHASE
OF
PARTNERSHIP INTERESTS

THIS AGREEMENT FOR SALE AND PURCHASE OF PARTNERSHIP INTERESTS (this “Agreement”) is effective as ofNovember 30, 2010 (the “Effective Date”), between TCA HOLDINGS, LLC, a Washington limited liability company (“TCA”), SHER GP, INC., a Washington corporation (“Sher GP”); Mel Ronick IRA, Merrill Lynch IRA FBO Eugene Clahan, and Jacqueline Kudler, Trustee of the Joel J. Kudler Marital Trust u/a dated 11/11/88 (collectively, the “Minority Sellers”); Doris Blum, The Blum Family Trust, the Joseph Blum Irrevocable Trust, the Blum 1986 Grandchildren’s Trust I, the Ari Blum Trust, the Morgan Blum Trust, Thomas Bomar, Trust B under the Harris Trust u/a dated 7/22/88, Rawson, Blum & Company, the Rawson Living Trust, Argus Group, Ltd., Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88, Merritt and Pamela Sher Living Trust, Ronald Sher, Sylvia Sher, Sydney Sher Marital Trust, Terranomics Investment Partnership, and Terranomics, a California corporation (collectively, the “Non-Selling LPs”), RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership, or its assign (“Buyer” or “ROIP”), RONALD SHER (“Sher”), and TERRANOMICS CROSSROADS ASSOCIATES, a California limited partnership (“Company”).  TCA, Sher GP and the Minority Sellers are collectively referred to herein as “Sellers.”

RECITALS:

A. Company is the fee owner of that certain project commonly known as the Crossroads Shopping Center, a 435,900 gross leasable area square foot shopping center with a 38,000 square foot theatre on a ground lease, containing approximately 40 acres of land in the City of Bellevue, County of King, State of Washington, with street address 15600 NE 8th Street, Bellevue, WA 98008, as more particularly described on the attached Exhibit A (the “Property”), and related personal property (collectively, the “Project”).

B. Buyer is an operating partnership whose sole limited partner is Retail Opportunity Investments Corp. (“ROIC”), a Delaware corporation organized and existing as a real estate investment trust (“REIT”) under applicable law.

C. The Project is encumbered by a senior trust deed in the original principal amount of $53,000,000 (the “Senior Loan”) in favor of Variable Annuity Life Insurance Company, a Texas corporation (the “Senior Lender”), and a junior trust deed in the original principal amount of $10,000,000 (the “Junior Loan”) in favor of Metrovation Capital, LLC, a Washington limited liability company, and subsequently assigned to The TII Fund LLC, a Nevada limited liability company (the “Junior Lender”).

D. The Junior Lender is an affiliate of TCA and Sher GP.

E. TCA owns eighty-five percent (85%) of the limited partnership interests in Company, represented by 5,362 limited partnership units in the Company (“TCA Units”).  The Minority Sellers own those percentages of the limited partnership interests in the Company and that number of limited partnership units in the Company as described in Exhibit B attached hereto.  The TCA Units and the units owned by the Minority Sellers are collectively referred to herein as the “LP Units.”

F. Sher GP is the general partner of Company.  Sher GP currently owns one hundred percent (100%) of the general partnership interest in Company represented by 10.0571 general partnership units in the Company (“GP Units”).

G. Sher is the sole shareholder and sole director of Sher GP.

H. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, LP Units constituting, in the aggregate, 49% of the total LP Units, and GP Units constituting 49% of the total GP Units (collectively, the “Partnership Interests”) on the terms and conditions set forth below.

I. For a period of twelve (12) months after the Closing Date (as defined in Section 10.1), Seller desires to have an option to require Buyer or an affiliate of Buyer to loan Company the sum of $10,000,000 (the “Buyer’s Loan”), of which approximately $1,000,000 shall be deposited into an escrow expense account for Company to draw against to make capital expenditures to the Project as such capital expenditures may be authorized pursuant to the company’s Partnership Agreement (as defined in Section 1.3 below), as amended by this Agreement.  The remaining $9,000,000 of Buyer’s Loan shall either be, at Buyer’s sole election: (1) used to pay off the Junior Loan balance, in which case the Junior Loan shall no longer encumber the Project and the Buyer’s Loan shall replace the Junior Loan as the new junior loan against the Project, or (2) used to purchase the Junior Loan, in which case, Sellers shall cause the Junior Lender to accept Buyer’s payment of approximately $9,000,000 to purchase the Junior Lender’s right, title, and interest in and to the Junior Loan, the Junior Loan shall remain the junior loan against the Project and Buyer shall become the assignee and successor beneficiary under the Junior Loan, subject to such modifications to the Junior Loan terms as Buyer and Company shall mutually agree, subject to the consent of the Senior Lender.

J. Company, Sellers and Sher desire for Buyer to purchase the Partnership Interests and potentially, to make Buyer’s Loan to Company.  Accordingly, Company, Sellers and Sher are willing to facilitate the transaction contemplated herein by making certain representations, warranties, and indemnifications for the benefit of Buyer.  Buyer would not be willing to complete the transaction without such representations, warranties, and indemnifications.

K. Argus Group, Ltd., dba Metrovation, is a commercial property management firm owned and controlled by Sher that provides property management services for the Project at the direction of Sher.

L.  The Non-Selling LPs are not selling their partnership interests at this time, but have agreed to grant Buyer an option to purchase and a right of first offer to purchase their partnership interests in the Company and to be bound by certain specific provisions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

AGREEMENT:

1. Buyer’s Loan and Purchase of Partnership Interests.

1.1 Purchase of Partnership Interests.  Subject to the terms and conditions set forth in this Agreement, Sellers agree to sell, assign, and transfer the Partnership Interests to Buyer and Buyer agrees to purchase the Partnership Interests from Sellers and become a limited partner and a general partner of the Company on the terms and conditions set out herein.

1.1.1           Purchase Price.  The purchase price for the Partnership Interests shall be calculated as provided in this Section 1.1.1, subject to adjustment as provided herein, depending on the balance of the Senior Loan and Company accounting upon the Closing Date (the “Purchase Price”).  The Purchase Price shall be allocated $18,750 to the GP Units and the rest to the LP Units.  TCA agrees that if some Minority Sellers wish to sell more than 49% of their LP Units, TCA will sell that number of the TCA Units which will give Buyer ownership of 49% of all LP Units.  The Purchase Price shall be equal to the Total Value of the Project as of the Closing Date, less the balance owed on the Senior Loan at Closing, less the balance owed on the Junior Loan at Closing, all times .49.  The Total Value of the Project for purposes of this Section 1.1.1 shall be calculated as follows:  $86,000,000.00 (which represents the agreed-upon value of the real estate, buildings, and other fixtures and improvements and the leases on the Project currently in place), plus the value of other Company assets (including but not limited to cash, notes receivable, rents receivable for any partial month, etc.), less all Company liabilities other than the amounts then owing on the Senior Loan and the Junior Loan on the Closing Date and in accordance with Generally Accepted Accounting Principles (“GAAP”).  Attached as Schedule 1.1.1 for illustrative purposes is a spreadsheet showing the calculation of the Purchase Price if it were determined as of September 30, 2010.  The calculation method shown in Schedule 1.1.1 will be used as a template for calculating the final Purchase Price under this Section 1.1.1.  The purchase and sale shall be closed based on the calculation of the Purchase Price two (2) days prior to Closing, and as soon after the Closing as commercially reasonable, Buyer, Sellers, and the Company shall reconcile all components of the Purchase Price calculation, and Buyer shall promptly pay such additional sums to Sellers, or Sellers shall promptly refund such sums to Buyer as the reconciliation shows are owing based on the Purchase Price determined as of the Closing Date.

1.1.2           Payment of Purchase Price.  The Purchase Price shall be paid as follows:

(a) Earnest Money / Initial Deposit.  Buyer shall deposit $250,000 (the “Initial Earnest Money”) with First American Title Insurance Company, 818 Stewart Street, #800, Seattle, Washington 98101, Attention: Laura Lau, Commercial Closing Officer (the “Escrow Agent”), no later than five (5) business days after the Effective Date.  The Initial Earnest Money, and all interest thereon, shall be refunded to Buyer unless Buyer’s Contingencies are timely satisfied or waived within the time required herein.  Buyer Contingencies shall include all contingencies for the benefit of Buyer set out in Section 5 below and elsewhere in this Agreement (the “Buyer Contingencies”).  If Buyer fails to timely waive the Buyer Contingencies within the time provided herein, the Initial Earnest Money, all Additional Earnest Money, and all interest thereon, shall be immediately refunded to Buyer.  The Initial Earnest Money, all Additional Earnest Money, and all interest thereon, shall be applied to the Purchase Price at Closing (defined in Section 10.1 below).

(b) Earnest Money / Additional Deposit.  Buyer shall deposit an additional $250,000 with the Escrow Agent no later than five (5) business days after Buyer waives all Buyer Contingencies, provided this Agreement has not been terminated as provided herein.  Except as otherwise provided in Section 1.1.2(a), Section 5.2, Section 7, or elsewhere in this Agreement, upon Buyer’s deposit of the Additional Earnest Money, both the Initial Earnest Money and the Additional Earnest Money will be non-refundable to Buyer if all the Buyer Contingencies are timely satisfied or waived by Buyer in writing.  The Additional Earnest Money, and all interest thereon, shall be applied to the Purchase Price at Closing.  The Initial Earnest Money and the Additional Earnest Money are referred to collectively herein as the “Earnest Money.”

(c) Remainder of Purchase Price.  At Closing, Buyer will deliver to Sellers, by cashier’s check, certified check, or wire transfer, the remainder of the unpaid Purchase Price, subject to any offsets, prorations, and closing costs as provided herein below.

1.2 Buyer’s Loan.

(a) TCA Loan Option and Buyer’s Election.  For a period of one (1) year beginning upon the Closing Date, Sher GP shall have the right, upon written notice to Buyer (the “Loan Notice”), given within such one-year period, to require Buyer to make the Buyer’s Loan to the Company, pursuant to the terms and subject to the conditions set out herein.  Within ten (10) days after receipt of the Loan Notice, Buyer shall elect in writing to Sher GP and Company, in Buyer’s sole discretion, whether a portion of Buyer’s Loan equal to the Junior Loan balance shall be applied to pay off the Junior Loan balance or whether the same shall be paid to the Junior Lender in exchange for an assignment of all of the Junior Lender’s right, title, and interest in and to the Junior Loan (with revisions and amendments consistent with Section 1.2(b) below as agreed upon by Buyer and the Company), and Sellers agree to request such consents by the Senior Lender and all other third parties as may be necessary to carry out Buyer’s election;

provided, however, that if Buyer elects to assume the Junior Loan and Key Bank’s consent to the assumption is required but Key Bank refuses to consent, Buyer shall pay off the Junior Loan balance as provided above.  Except as provided in the preceding sentence, Buyer’s election under this Section 1.2(a) may be changed by Buyer in Buyer’s sole discretion at any time up to thirty (30) days before the closing of the Buyer’s Loan.

(b) Buyer’s Loan Terms.  Regardless of Buyer’s election under Section 1.2(a) above, the Buyer’s Loan will bear interest at the fixed rate of eight percent (8%) per annum, shall be due and payable on or after September 1, 2015, and shall incorporate other terms substantially the same as the terms currently in the Junior Loan.  The exact maturity date and other terms of the Buyer’s Loan shall be agreed upon prior to the closing of Buyer’s Loan.  Upon the closing of Buyer’s Loan, a portion of Buyer’s Loan equal to the difference between $10 million and the Junior Loan balance shall be deposited into an escrow expense account (the “Loan Escrow”), which Company may draw against to make capital expenditures for the Project, as and when permitted by the Partnership Agreement, as amended by this Agreement.

(c) Conditions Precedent to Buyer’s Loan.  Buyer’s obligation to make the Buyer’s Loan shall be conditioned upon satisfaction of the following conditions, all of which are for the benefit of Buyer:  (i) there shall at that time be no default or breach under the Junior Loan or the Senior Loan; (ii) the Company shall be in compliance with the Debt Service Coverage Ratio under the Senior Loan, and the Company shall establish to Buyer’s reasonable satisfaction that closing and performance under the Buyer’s Loan will not cause the Company to breach or default under the requirements of the Senior Loan Debt Service Coverage Ratio; (iii) the Junior Lender shall reasonably cooperate and execute documents in commercially reasonable form as necessary to complete the closing of the Buyer’s Loan; (iv) the Company shall reasonably cooperate as necessary to close the Buyer’s Loan; (v) the Senior Lender shall have provided written consent to the Buyer’s Loan and Sellers and the Company shall also provide the consents of all other third-parties necessary to complete the Buyer’s Loan; (vi) the parties’ agreement on the form of the agreements and documents needed to complete the Buyer’s Loan, which shall be in commercially reasonable form; and (vii) other commercially reasonable conditions required by Buyer in its reasonable business judgment.

(d) Closing of Buyer’s Loan.  Buyer’s Loan will be closed in escrow.  All costs and fees of closing shall be paid by the Company, and the Company at Company’s sole expense shall provide Buyer with a standard ALTA lender’s policy of title insurance in the amount of Buyer’s Loan with endorsements as required by Buyer and subject only to exceptions reasonably acceptable to Buyer.  Buyer shall notify Sellers in writing as to what title exceptions are acceptable to Buyer at Closing of the purchase and sale under this Agreement.  Closing shall occur within thirty (30) days after satisfaction of all conditions set out in Section 1.2(c) at the offices of the Escrow Agent (as defined in Section 1.1.2(a)).

                                1.3 Payment to Buyer.  The Company’s Second Amended Terranomics Crossroads Associates Limited Partnership Agreement, dated January 1, 1995, as amended (the “Partnership Agreement”), is hereby amended to provide that the Company shall pay Buyer two payments in the amount of $960,000.00 each out of operating cash flow, if permitted by law, as a preferred return on Buyer’s Partnership Interest purchased under this Agreement, the first, twelve (12) months after Closing and the second, twenty-four (24) months after Closing, with the net operating income of the Company allocated accordingly.  If funds are not available by law the obligation shall accrue and bear interest at the rate of 8%, compounded annually, and such obligation shall be paid as soon as the Company has sufficient operating cash flow.  This obligation shall be adjusted at Closing to equal 8% of the Purchase Price as determined at Closing.  The payment due Buyer pursuant to this Section 1.3 shall be paid to Buyer before Company makes any distributions and/or other payments to the Company’s partners (except as otherwise authorized in this Agreement).  The payments required under this Section 1.3 shall be in addition to any other payments required by the Company under Buyer’s Loan.

1.4 Tax Treatment.

(a)           Any transfer, assignment or exchange by Sellers effectuated pursuant to this Agreement shall constitute a taxable exchange by Sellers for federal income tax purposes.

(b)           Sellers and the Buyer agree to the tax treatment described in this Section 1.4, and shall file their respective tax returns consistent therewith.

                                                (c) For federal income tax purposes, the Company’s net income, net loss and other items of income, gain, loss, deduction and credit shall be apportioned between the Sellers and Buyer based on the interim closing of the books method as of the Closing Date, as provided under Section 706 of the Code and the applicable Treasury Regulations.

1.5 Company Management.

                                                (a) Upon Buyer’s purchase of the GP Units at Closing, Buyer or Buyer’s affiliated assignee will be admitted to the Company as an additional General Partner of the Company, to serve together with Sher GP, Inc., the existing General Partner of the Company.  The day-to-day management of the Project in the ordinary course of business will be conducted by Argus in accordance with the terms of Section 7.8 of this Agreement, and the Management and Leasing Agreement in the form set out as Exhibit C, which has been approved in accordance with Section 7.8 as of Closing.  The day-to-day management of any other matters constituting the Company's ordinary course of business shall be conducted by Sher GP without the requirement of joint action by both General Partners.  Notwithstanding the foregoing, the decision of the Company to do any act relating to or pertaining to any of the matters itemized in Exhibit D hereto, shall be a “Major Decision,” and Sher GP shall not be authorized to do or to commit to or enter into a binding agreement to do any such act in the name of or on behalf of the Company unless and until the action has been approved by the unanimous vote of the General Partners.

(b) In the event the General Partners fail to agree on a Major Decision with regard to the management of the Project, and either General Partner believes in good faith that their failure to agree is causing material damage to the Project or causing an inability to manage the Project in a commercially reasonable manner, then, subject to the terms of this Section 1.5(b), either General Partner shall be entitled to declare a “Deadlock” by providing written notice thereof (a “Deadlock Notice”) to the other General Partner.  In the event either General Partner declares a Deadlock, then the General Partners shall first attempt to resolve such Deadlock through mediation within thirty (30) days after the Deadlock Notice.  If the matter is not resolved within thirty (30) days after the Deadlock Notice, then the following provisions shall apply:

(i)           If the Deadlock Notice is delivered prior to October 1, 2014, either General Partner shall have the right to declare by written notice to the other that the Purchase Options contained in Section 7.9 are thereby immediately triggered (an “Accelerated Option Notice”), as if the date of the Accelerated Option Notice were October 1, 2014.  In such event, Section 7. shall control, except that the dates therein shall be adjusted as appropriate to provide all parties with the same time periods for response, election, and performance as provided in Section 7.9 (provided that the Closing Date of such purchase and sale shall not be extended to Senior Loan Maturity Date) and further, if any selling parties elect to receive OP Units as defined in Section 7.9(c), the Closing Date shall be extended for such period required, not to exceed one hundred twenty (120) days, to prepare the documents and complete the steps needed to facilitate such closing.

(ii)           If the Deadlock Notice is delivered on any date from October 1, 2014, through March 31, 2015, such Deadlock Notice shall be of no legal force or effect.

(iii)           If the Deadlock Notice is delivered after March 31, 2015, then, either Buyer or TCA shall have the right to declare by written notice to the other that the party sending such notice (i) names the value of 100 percent of all partnership units of the Company (each a “Partnership Unit”), (ii) establishes a price per Partnership Unit equal to the named value divided by the total number of issued and outstanding Partnership Units (the “Unit Price”), and (iii)  offers to purchase, in the case of an offer by TCA, all of Buyer’s Partnership Units, and in the case of an offer by Buyer, all of the Partnership Units not owned by Buyer, for a purchase price equal to the number of Partnership Units to be purchased times the Unit Price.  In response, the receiving party shall have the following two options by written notice to the offering party within one hundred twenty (120) days after receipt of the offering party’s offer:  either the receiving party shall accept such offer in such written notice, or if the receiving party does not accept such offer, then the receiving party shall buy, if the receiving party is TCA, all of Buyer’s Partnership Units, and if the receiving party is Buyer, all of the Partnership Units not owned by Buyer, for a price equal to the number of Partnership Units to be purchased times the Unit Price.  In such event, the purchase and sale of the Partnership Units at issue shall occur within sixty (60) days thereafter at the offices of a mutually acceptable escrow agent and if the purchase is by TCA the purchase price shall be paid in cash at closing but if the purchase is by Buyer, the purchase provisions and the selling parties’ option to be paid in OP Units as provided in Section 7.9(c) shall apply.

(iv)           Notwithstanding the foregoing, if a Deadlock occurs or continues after a prior Deadlock and in the prior Deadlock, Section 1.5(b)(i) applied, and each party had the right to purchase the other party’s interest in that prior Deadlock as provided in Section 1.5(b)(i), and neither party purchased the other’s interest, then any such new Deadlock shall be controlled by the provisions of Section 1.5(b)(iii) above.

(v)           Notwithstanding any other provision of this Section 1.5(b), no transfer of any Partnership Units by any partner of the Company shall occur until more than twelve (12) months after the Closing Date.

2. Delivery of Documents and Access.

 2.1 Sellers’ Delivery of Documents.  Within five (5) days after the Effective Date, Sellers will make available to Buyer at the Company’s offices in Bellevue, or copy and transmit to Buyer electronically upon Buyer’s reasonable request, any and all of the following that are in the possession or control of Company or Sellers relating Sellers, the Company or the Project:  surveys, architectural drawings, construction plans and specifications, “as-built” plans and records, environmental reports, soil tests, topographical surveys, appraisals, engineering, structural and mechanical information, licenses, permits, contracts, current leases with all amendments thereto, tenant financial statements, tenant sales reports, tenant correspondence, property management agreements, leasing agreements, service contracts, outstanding commission agreements, current rent roll, operating statements for the Project, and CAM details for the calendar years 2007, 2008, 2009, and 2010 year to date, CC&Rs affecting the Project, certificates of occupancy, employment agreements, employment records, operating records, loan documents (including but not limited to all documents related to the Senior Loan and the Junior Loan), insurance certificates and policies, financial information (including financial statements, working papers and other financial information), Company partnership agreements, organizational documents, and all amendments thereto, resolutions and authorizations, and reviewed or audited current financial statements, as available, for the Company, and the same for TCA and Sher GP, unemployment tax rate notices and charge statements, other tax records for the past three (3) calendar years and fire marshal reports, and all additional reports, documents, and materials related to the Project or the Sellers’ requested by Buyer prior to Closing.  Buyer may inspect and copy, at its expense all of the foregoing documents and things; provided, however, that in the event this transaction does not close for any reason Buyer shall return all of the copies of such documents in its possession to Sellers within ten (10) days of the termination of this Agreement.

2.2 Access.  At reasonable times and upon reasonable advance notice prior to Closing, Company and Sellers shall permit Buyer and Buyer’s directors, officers, employees, agents, representatives, contractors and others acting by, through or on behalf of Buyer (collectively, “Buyer’s Representatives”), to have access to the Sellers’ and Company’s books and records, and Company’s employees.

2.3 Inspection.  In connection with the purchase contemplated herein, Company and Sellers shall permit Buyer’s Representatives, at Buyer’s sole expense and risk, to enter the Project at reasonable times after reasonable prior notice to Company or Sellers, to conduct any and all inspections, tests, and surveys concerning the structural condition of the improvements, all mechanical, electrical and plumbing systems, hazardous materials, pest infestation, soils conditions, wetlands, Americans with Disabilities Act compliance, environmental condition and all other matters affecting the suitability of the Project for Buyer’s intended use and/or otherwise reasonably related to the purchase of the Partnership Interests, including the economic feasibility of such purchase.  Buyer shall indemnify, hold harmless, and defend Company and Sellers from all liens, costs, and expenses, including reasonable attorneys’ fees and experts’ fees, arising from damage to the Project caused by Buyer’s entry on and inspection of the Project.  This agreement to indemnify, hold harmless, and defend Company and Sellers shall survive Closing or any termination of this Agreement.

2.4 Project Title.  Within five (5) business days after the Effective Date, Company and Sellers shall deliver to Buyer a preliminary title report from the Escrow Agent (the “Preliminary Report”), showing the status of Company’s title to the Project, together with complete and legible copies of all documents shown therein as exceptions to title (“Exceptions”).  Buyer shall have ten (10) days after receipt of a copy of the Preliminary Report and Exceptions within which to give notice in writing to Sellers of any objection to such title or to any liens or encumbrances affecting the Project.  Within five (5) days after the date of such notice from Buyer, Sellers shall give Buyer written notice of whether it is willing and able to remove the objected-to Exceptions.  Within (5) five business days after the date of such notice from Sellers, Buyer shall elect whether to (i) purchase the Partnership Interests subject to those objected-to Exceptions which Company and Sellers are not willing or able to remove or (ii) terminate this Agreement.  On or before Closing, Sellers shall remove, or cause to be removed, all Exceptions to which Buyer objects and which Sellers agree Sellers are willing and able to remove.  All remaining Exceptions set forth in the Preliminary Report and agreed to by Buyer shall be deemed “Permitted Exceptions.”  Company and Sellers shall furnish to Buyer at Closing, at Sellers’ expense, an ALTA standard coverage owners title insurance policy in the amount of the Purchase Price insuring that, as of the Closing Date, title to the Project is owned in fee simple by Company, subject only to the Permitted Exceptions.  Company and Sellers shall cooperate with Buyer by executing an Owner’s Title Affidavit to facilitate the issuance of such coverages and shall also cooperate and provide additional documents and materials to the Escrow Agent as reasonably necessary if Buyer desires to obtain extended owner’s coverage or any endorsements, provided however Buyer shall pay the premium for such owner’s extended coverage or endorsements.

 3. Representations and Warranties of Company, Sellers and Sher.  As a material inducement to Buyer to enter into this Agreement and purchase the Partnership Interest, Company, Sellers and Sher each jointly and severally (except as provided in Section 3.30 below) represent and warrant to Buyer that the following statements are accurate.  All representations and warranties made in this Agreement will survive Closing.

 3.1 Organization.

(a) As of the Effective Date and the Closing Date, Company is a limited partnership duly organized and existing under the laws of California, and is duly authorized to transact business in the State of Washington, and has requisite power and authority to own and operate its properties and assets and to conduct its business as now conducted in the future.

(b) As of the Effective Date and the Closing Date, Sher GP is a corporation duly organized and existing under the laws of Washington, and is duly authorized to transact business in the State of Washington, and has requisite power and authority to own and operate its properties and assets and to conduct its business as now conducted in the future.

(c) As of the Effective Date and the Closing Date, TCA is a limited liability company duly organized and existing under the laws of Washington, and is duly authorized to transact business in the State of Washington, and has requisite power and authority to own and operate its properties and assets and to conduct its business as now conducted in the future.

(d) Each Minority Seller, for himself, herself or itself, represents and warrants that, to the extent applicable, it is duly organized and existing and has the requisite power and authority to own and operate its properties and assets and conduct its business as now conducted in the future.

 3.2 Authorization.  Company and Sellers have the full power and authority to enter into and to perform their obligations under this Agreement and all other agreements and instruments to be executed by them pursuant to this Agreement, and no approval or consent of, or notice to, any person, entity, lender, or governmental agency or authority is necessary for Company or Sellers to perform hereunder, other than such consents from the Senior Lender and Junior Lender as set out in Section 7.4 below and such consents of the Company’s limited partners as may be necessary in order to amend the Company’s Partnership Agreement as required herein..  Company’s and Sellers’ execution, delivery, and performance of this

Agreement and all other agreements and instruments to be executed by them pursuant to this Agreement have been duly authorized by all necessary actions.

 3.3 Title to Partnership Interests.  The Company has a total of 6,308 Partnership Units issued and outstanding.  All the Partnership Units have been duly authorized, and are validly issued, fully paid, and nonassessable.  Exhibit B lists the number of LP Units in the Company owned by the Sellers and TCA and the number of GP Units owned by Sher GP, and such Exhibit B accurately identifies all limited and general partners of the Company and their respective partnership interests.  There are no other limited or general partners of the Company.  Each of the Sellers warrants that he, she, or it will deliver his, her or its Partnership Interests to Buyer free and clear of all liens, claims and encumbrances.

 3.4 Personal Property.  Exhibit E contains lists of all tangible personal property and assets (including without limitation, licenses, if any) owned or held by Company (the “Personal Property”).  Except as set forth in Exhibit E, Company owns and has good title to such Personal Property and none of the Personal Property is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for the Senior Loan, Junior Loan, current taxes, assessments, charges, or other governmental levies not yet due and payable), and all Personal Property is in good working order.

 3.5 Project.  Exhibit A contains a legal description of the Project.  Company has good and marketable fee simple title to the Project free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, leases, charges, and other claims and encumbrances of any nature whatsoever, except liens for real estate taxes, assessments, charges, or other governmental levies not yet due and payable, easements, rights-of-way, restrictions of record, the Senior Loan, and the Junior Loan.

 3.6 Contracts.  Exhibit F lists all written contracts and other written agreements (including license agreements, if any) to which Company is a party.  Company and Sellers have delivered to Buyer correct and complete copies of each agreement identified on Exhibit D.  Company is not a party to any oral contract.

 3.7 No Condemnation Proceeding.  There is no pending, nor, to the best of Sellers’ knowledge,  any threat of, condemnation affecting the Project or any portion thereof.

 3.8 Environmental Matters.

(a) To the best of Sellers’ knowledge, the Project and the assets of Company have been operated by the Company in compliance with all applicable federal, state, and local laws and regulations (“Environmental Laws”) governing any hazardous or toxic waste, substance or material, pollutant or contaminant, or words or similar import, as the same may be defined from time to time in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or in the Washington Hazardous Waste Management Act (RCW Ch.

70.105D), or the Model Toxics Control Act (RCW Ch. 70.105D and RCW Ch. 82.21), as amended, or any other applicable federal, state or local law, ordinance, rule or regulation relating to the environment, pollutants, contamination and similar matters (“Hazardous Materials”).

(b) Except as disclosed in the studies and reports listed in Schedule 3.8 hereto, (the “Environmental Reports”) copies of which have been provided to Buyer; neither Company, Sellers nor Sher have received any notice or citation for noncompliance with respect to any Environmental Laws relating to the Project or the assets of Company.

(c) To the best of Sellers’ knowledge, except as disclosed in the Environmental Reports, no Hazardous Material has been or is currently generated, stored, transported, utilized, disposed of, managed, treated, released or located on or from the Project (whether or not reportable quantities), other than cleaning materials and other standard products used in the operation of commercial property like the Project in small quantities, all of which are being used and disposed of in accordance with applicable Environmental Laws.

(d) There are no underground storage tanks under the Project.

 3.9 No Undisclosed Liabilities.  Except as otherwise disclosed in writing by Company, Sellers or Sher in this Agreement, to the best of Sellers’ knowledge, neither Company nor any of the property of Company is subject to any material liability or obligation.

 3.10 Litigation.  Except as disclosed to Buyer in writing, there is no litigation, claim, or arbitration, pending or, to the best of Sellers’ knowledge, threatened, with regard to the Project, Company, Company’s assets, or their operation.  No attachment, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending or, to the best of Sellers’ knowledge, threatened against Company, Sellers or Sher, nor are any such proceedings contemplated by Company, Sellers or Sher.

 3.11 Leases and Service Contracts.

(a) The rent roll, leases, and all other information and documentation to be provided by Company, Sellers or Sher to Buyer in connection with this transaction are complete, true, and accurate, and are presented in a manner that is not misleading.

(b) All leases and agreements are in full force and effect with rents paid currently (except as indicated on the rent roll).

(c) With regard to the leases, Sellers and Sher know of no default by Company and there have been no verbal changes and no concessions granted with respect to the leases, except as indicated in the rent roll.

(d) All service or maintenance contracts relating to Company or the Project have been provided or disclosed in writing to Buyer.  Except where Company, Sellers or Sher have indicated to the contrary, all of the service and maintenance contracts may be terminated without penalty or other payment.

(e) There is no current default or breach under the terms and provisions of any of the service or maintenance contracts.  The service or maintenance contracts have not been and will not be amended or modified except as indicated herein.

(f) As of the Closing Date, Company’s interest in leases and rentals due or to become due thereunder will not be subject to any assignment, encumbrance, or liens, except for the Senior Loan and the Junior Loan.

(g) No leasing or brokerage fees or commissions of any nature whatsoever shall become due or owing to any person, firm, corporation, or entity after closing with respect to the leases, except as disclosed in writing to Buyer by Sellers or the Company.

(h) Company operating statements, financial statements, and rent rolls provided to the Buyer are true and accurate in all material respects.

 3.12 Tax Matters.  Company and Sellers have filed timely all United States federal, state, local, and foreign tax returns and reports heretofore required to be filed and all such returns are true, correct and complete in all material respects and Company and Sellers have paid all taxes shown to be due on such returns or that are otherwise required to be paid. There is currently no action, suit or proceeding against the Company or the Project and no taxing authority has asserted any deficiency in the payment of any tax or has informed Company, Sellers or Sher that it intends to assert any such deficiency or to make any audit or other investigation of Company or Sellers for the purpose of determining whether such a deficiency should be asserted against Company or Sellers, nor does the Company or any Sellers know of any reason as to why such a deficiency could be assessed.  Neither Company nor Sellers have waived any statute of limitations in respect of any United States, state, local, or foreign tax, or agreed to any extension of time with respect to a tax assessment or deficiency or collection of any tax.  There are no tax sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company.  The Company is, and at all time during its existence has been, treated as a partnership for U.S. federal income tax purposes.  The Company will have in effect an election under Section 754 of the Code with respect to its current and future taxable years.

3.13 Compliance with Law.  To the best of Sellers’ knowledge, Company and Sellers are in compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them.  Company, Sellers and Sher have not received any notice of any asserted present or past failure by Company or Sellers to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

3.14 Permits and Licenses.  To the best of Sellers’ knowledge, the Company has all governmental licenses, permits, franchises, and authorizations (collectively, “Permits”) necessary for the lawful conduct of its business and the Project pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies, and other authorities having jurisdiction over it or any part of its operations.  Company is in compliance with all the terms of each Permit, and there are no claims of violation by Company of any Permit.

3.15 No Adverse Parties in Possession.  To the best of Sellers’ knowledge, there are no adverse or other parties in possession of the Project, except for the tenants pursuant to the lease agreements and except for the Permitted Exceptions (defined in Section 2.4 above).

3.16 Consents and Approvals.  To the best of Sellers’ knowledge, no consent, approval, or authorization of any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the purchase contemplated herein, except Senior Lender and Junior Lender as set out in Section 7.4 below and any consent of the Company’s limited partners that may be required to amend the Company’s Partnership Agreement.

3.17 Records.  The Company minute books are complete and accurate in all material respects, and there have been no transactions involving the business of Company or the Project that properly should have been set forth in them and that have not been accurately so set forth.  Complete and accurate copies of such books, records, and ledgers have been made available to Buyer.

3.18 Loans.  Company is the borrower under the Senior Loan and the Junior Loan and temporary, unsecured loans made by Ron Sher, Merritt Sher, Abby Sher or Sylvia Sher or any entities controlled by them or any combination thereof (“Sher Affiliates”) totaling less than $1,000,000.00 at any one time, for operating expenses and normal tenant improvement expenses (“Sher Loans”).  Company has performed all of its obligations under the Senior Loan, the Junior Loan and the Sher Loans, and is in compliance with all terms and conditions of said loan documents.  There has occurred no breach, default, or event of default under the Senior Loan or the Junior Loan or any event which, with notice and passage of time, would be considered a default under either loan.

                                3.19  Financial Statements.  Attached hereto as Exhibit G are the following financial statements (collectively the “Financial Statements”):  (a) unaudited, and if available, audited or reviewed consolidated and unaudited consolidating balance sheets and statements of income, changes in partners’ equity and cash flow as of and for the calendar year ended December 31, 2009 (the “Most Recent Calendar Year End”), for Company; and (b) unaudited consolidated and consolidating balance sheets and statements of income, changes in partners’ equity and cash flow (the “Most Recent Financial Statements”) as of and for the month ended September 30, 2010 (the “Most Recent Calendar Month End”), for Company, as well as monthly financial statements for all subsequent months up to Closing.  The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Company as of such dates and the results of operations of Company for such periods, are correct and complete, and are consistent with the books and records of Company and the Project (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (that will not be material individually or in the aggregate) and lack footnotes and other presentation items.

3.20 Events Since Last Statement.  Since the Most Recent Calendar Year End, there has not been any material adverse change in the Company’s financial statements or in the Company’s operations.  Without limiting the generality of the foregoing, since that date:

(a) Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(b) Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

(c) Company has not imposed any liens upon any of its assets, tangible or intangible;

(d) Company has not made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business;

(e) Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

(f) Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of business;

(g) Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to the Project;

(h) Company has not made any loan to, or entered into any other transaction with, any of its partners, or any individual, member, manager, officer, director, or employee of any of such partners except for the Sher Loans;

(i) Company has not granted any increase in the base compensation of any of its partners, or any individual, member, manager, officer, director, or employee of any of such partners outside the ordinary course of business;

(j) Company has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its partners, or any individual, member, manager, officer, director, or employee of any of such partners (or taken any such action with respect to any other employee benefit plan);

(k) Company has not made any other change in employment terms for any of its partners, or any individual, member, manager, officer, director, or employee of any of such partners;

(l) Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

(m) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving Company or the Project;

(n) Company has not discharged a material liability or lien outside the ordinary course of business;

(o) Company has not made any loans or advances of money.

3.21 Accounts Receivable.  All notes and accounts receivable of Company are reflected properly on their books and records, are valid receivables and to the best of the Sellers’ knowledge are not subject to any setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the most recent balance sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company.  Without limiting any definition of “collectible,” any receivable that is, at any relevant time including any time post-closing, older than one hundred twenty (120) days shall be considered to be and have been uncollectible.

3.22 Intellectual Property.

(a) To the best of Sellers’ knowledge, the Company owns and possesses or has the right to use pursuant to statutory or common law, a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property (as defined below) necessary for the operation of the business of Company as presently conducted and as presently proposed to be conducted.  Each item of Intellectual Property owned or used by Company immediately prior to Closing will be owned or available for use by Company on identical terms and conditions immediately subsequent to Closing.

(b) “Intellectual Property” means all of the following in any jurisdiction throughout the world:  (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including source code, executable code, data, databases, and related documentation), (vii) all advertising and promotional materials, (viii) all other proprietary rights, and (ix) all copies and tangible embodiments thereof (in whatever form or medium).

(c) To the best of Sellers’ knowledge, Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any

Intellectual Property rights of third parties, and Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any third party).  To the best of Sellers’ knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Company.

(d) No patent or registration has been issued to Company with respect to any of its Intellectual Property, there are no pending patent application or application for registration that Company has made with respect to any of its Intellectual Property, and no license, sublicense, agreement, or other permission that Company has granted to any third party with respect to any of its Intellectual Property.  Exhibit H identifies each unregistered trademark, service mark, trade name, corporate name or internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a cost of $1,000 for each such item) and each material unregistered copyright used by Company in connection with any of its businesses.  With respect to each item of Intellectual Property required to be identified in Exhibit H, and except as disclosed in Exhibit H:

(1) Company owns and possesses all right, title, and interest in and to the item as currently used, free and clear of any lien, license, or other restriction or limitation regarding use or disclosure;

(2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

(4) Company has never agreed to indemnify any entity or person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

(5) no loss or expiration of the item is threatened, pending, or reasonably foreseeable,

(e) To the best of Sellers’ knowledge, Company has complied with and are presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines, and rules applicable to any Intellectual Property and Company shall take all steps necessary to ensure such compliance until Closing.

3.23 Employees.

(a) With respect to the business of Company:

(1) as of the Closing Date, the Company will have no employees;

(2) there is no collective bargaining agreement or relationship with any labor organization;

(3) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

(4) no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists;

(5) there is no workers’ compensation liability, experience, or matter outside the ordinary course of business; and

(6) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or, to the best of Sellers’ knowledge, threatened in any forum, relating to an alleged violation or breach by Company of any law, regulation or contract.

(b) With respect to this transaction, any notice required under any law or collective bargaining agreement has, to the best of Sellers’ knowledge, been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied.  Within the past three (3) years, Company has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance (collectively, the “WARN Act”), and no such action will be implemented without advance notification to Buyer.

3.24 Not Guarantor of Other Debts.  Except for the Senior Loan, the Junior Loan and the Sher Loans, Company is not a guarantor of and is not otherwise liable for any liability (including indebtedness) of any other entity or person.

3.25 Brokers and Finders.  Company, Sellers and Sher have not employed any broker or finder in connection with the transactions contemplated by this Agreement nor have taken any action which would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment, except for Angela Oliveri of First Western Properties, who shall be compensated by separate agreement between Ms. Oliveri and Buyer.  The parties agree to indemnify and hold harmless each other from and against any claims by any broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with any party with regard to this Agreement, except for the broker described in the foregoing sentence.

3.26 Accuracy of Representations and Warranties.  Neither this Agreement nor any of the exhibits, attachments, certificates, or other items prepared or supplied to Buyer by or on behalf of Company, Sellers or Sher with respect to the purchase contemplated herein contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

3.27 Agreement Binding.  This Agreement, when duly executed and delivered by Company, will constitute a legal, valid, and binding obligation of Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally, judicial limits on the right of specific performance or by general principles of equity.

3.28 Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Section 3, Company, Sellers and Sher make no further representations or warranties, express or implied, at law or in equity, with respect to the Project, Company, or any of Company’s assets, liabilities, or operations, including, without limitation, with respect to merchantability or fitness of any particular purposes, and any such other representations or warranties are expressly disclaimed.

3.29 Reaffirmation of Warranties.  From and after the Effective Date through the Closing, Sellers shall use diligent good faith efforts to ensure that all warranties and representations given by Seller in this Agreement remain true and accurate and shall promptly provide written notice to Buyer if any such warranties and representations become inaccurate prior to Closing.

3.30 Scope of Representations and Warranties.  The representations and warranties in Section 3.1(d) above are the individual representations and warranties of each

Minority Seller as to his, her, or its Partnership Interests only, and are not representations and warranties by the other Minority Sellers, the Sellers, Sher or the Company.  The representations and warranties in the last sentence of Section 3.3 are the individual representations and warranties of each Seller as to his, her or its Partnership Interests only, and are not representations and warranties by the other Sellers or the Minority Sellers, Sher or the Company.  Notwithstanding the foregoing, the Company, Sellers and Sher represent and warrant that they have no knowledge of any facts which would make any of the individual representation and warranties made in Sections 3.1(d) and 3.3 untrue.  In connection with Closing, Sellers shall reaffirm that all warranties and representations provided under this Agreement remain upon the Closing Date true and accurate in all material respects, if the same is true and accurate.  If any warranty or representation by Sellers under this Agreement does not remain true and accurate in all material respects on the Closing Date, Buyer shall be entitled to terminate this Agreement upon written notice to Sellers, in which case, all Earnest Money shall be promptly paid to Buyer, and this Agreement shall terminate.

4. Representations and Warranties of Buyer. As a material inducement to Sellers and Sher to enter into this Agreement and sell the Partnership Interests, Buyer represents and warrants to Sellers and Sher that, with respect to Buyer only and not any assign of Buyer, the following statements are accurate:

 4.1 Investment Representations.  Buyer is an accredited investor within the meaning of Regulation D to the Securities Act of 1933 (the “Act”).  Buyer acknowledges that the Partnership Interests are not registered under the Act or under any applicable state securities laws (“State Acts”).  Buyer is acquiring the Partnership Interests for its own account with no present intention of selling or otherwise distributing the Partnership Interests to others.

 4.2 Organization.  Buyer is an operating partnership whose sole limited partner is Retail Opportunity Investments Corp. (“ROIC”), a Delaware corporation, which has elected to qualify as a real estate investment trust for United States federal income tax purposes.  As of the Closing Date, Buyer will be duly organized and authorized to transact business in the State of Washington and will have requisite power and authority to own and operate its properties and assets and to conduct its business as now conducted in the future.

 4.3 Agreement Binding.  This Agreement, when duly executed and delivered by Buyer, will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally, judicial limits on the right of specific performance or by general principles of equity.

 4.4 Authority.  Buyer has the full power and authority to enter into and perform its obligations under this Agreement and all other agreements and instruments to be executed by it pursuant to this Agreement, and no approval or consent of, or notice to, any person, entity, or governmental agency or authority is necessary for Buyer to perform hereunder other than the approval of the Senior Lender for Buyer to purchase the Partnership Interests.  Buyer’s execution, delivery, and performance of this Agreement and all other agreements and instruments to be executed by it pursuant to this Agreement have been duly authorized by all necessary actions.  This Agreement is, and the other documents to be delivered by Buyer pursuant hereto (when executed and delivered by Buyer) will be, valid and enforceable obligations of Buyer, binding on Buyer in accordance with their terms.

 4.5 Tax Matters.  Buyer has filed all United States, state, local, and foreign tax returns and reports heretofore required to be filed and has paid all taxes shown to be due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed Buyer that it intends to assert any such deficiency or to make any audit or other investigation of either for the purpose of determining whether such a deficiency should be asserted against Buyer.  Buyer has not waived any statute of limitations in respect of any United States, state, local, or foreign tax, or agreed to any extension of time with respect to a tax assessment or deficiency. ROIC is organized, qualifies, and is taxable as a real estate investment trust under applicable law.

5. Due Diligence Conditions to Buyer’s Obligation to Purchase.

 5.1 Due Diligence Period.  The period from the Effective Date, through and including the date twenty-one (21) days thereafter is referred to herein as the “Due Diligence Period.”

 5.2 Due Diligence Conditions to Buyer’s Obligations to Purchase.  Buyer’s obligations under this Agreement are specifically conditioned upon the satisfaction or waiver by Buyer in its sole discretion of the conditions sets forth in this Section 5.2 on or before the last day of the Due Diligence Period as provided below.  The conditions set forth in this Section 5.2 are solely for the benefit of Buyer, and may be waived only by Buyer.  If Buyer fails to notify Sellers in writing that it has not approved a condition within the time set forth for approval of such condition, Buyer shall be deemed to have disapproved such condition, this Agreement shall automatically terminate, and the initial Earnest Money, and all interest thereon, shall be returned to Buyer.  Satisfaction of any of the above conditions or a waiver thereof by Buyer shall not affect any liability of Company, Sellers or Sher for any related warranty or representation.

(a) Records and Plans.  Approval by Buyer, by the last day of the Due Diligence Period, of all architectural drawings, construction plans and specifications, “as-built” records of the improvement, environmental studies, inspection reports, and all topographical surveys and soil tests for or relating to the Project in Company’s possession or available to Company.

(b) Environmental.  Approval by Buyer, by the last day of the Due Diligence Period (or, if Buyer desires to undertake any Phase II environmental investigation, by the last day of the Due Diligence Period) of the environmental condition of the Project.  Buyer shall promptly after the Effective Date initiate any environmental investigation Buyer desires to undertake.  Company and Sellers agree to provide to Buyer within ten (10) days after the Effective Date copies of any environmental reports in their possession or that can be obtained relating to the Project.
(c) Profit and Loss Statements.  Buyer’s approval, by the last day of the Due Diligence Period, of Company’s last three (3) calendar years’ and the most recent year-to-date financial statements, and rent rolls through the Closing Date.

(d) Physical Inspection.  Buyer’s approval, by the last day of the Due Diligence Period, of a detailed physical inspection of the Project to ascertain that it is suitable for Buyer’s purposes.

(e) General Approval of Company and Assets.  Buyer’s approval, by the last day of the Due Diligence Period, of the condition of the Project, the ability to use or operate the Project in the way intended by Buyer, or any aspect of Company and Sellers.

(f) Sellers’ Documents.  Buyer’s approval, by the last day of the Due Diligence Period, of the documents and materials described in Section 2.1 above (“Sellers’ Documents”).

(g) Right of First Offer.  Buyer’s and Seller’s approval of the forms of rights of first offer in favor of Buyer with regard to other properties as provided in Section 20 of this Agreement, on or before the end of the Due Diligence Period.

 6. Casualty and Condemnation.  In the event that, prior to Closing, there shall be any fire or other similar casualty at the Project that damages any material portion thereof, or if any material portion of the Project or access to the Project is taken or threatened in writing to be taken by condemnation or similar taking by any public or quasi-public agency or organization, Sellers shall give immediate written notice to Buyer and Buyer shall within ten (10) days by written notice to Sellers either: (i) terminate this Agreement, whereupon any Earnest Money, and all interest thereon, shall be refunded to Buyer and neither party shall have any further rights, duties, or obligations hereunder except as expressly survive the termination hereof, or (ii) elect not to terminate this Agreement, whereupon, Sellers shall thereupon cause the Company to promptly repair any damage.  Failure of Buyer to timely give notice of termination shall mean that Buyer shall be deemed to have elected not to terminate this Agreement.

 7. Conditions Precedent to the Obligations of Buyer and Post-Closing Covenants.  Each and every obligation of Buyer under this Agreement is subject to the satisfaction, at or before Closing, of each of the following conditions set out in Sections 7.1 through 7.6 below.  Buyer shall not be obligated to close until each of the conditions set out in said Sections have been satisfied:

 7.1 Representations and Warranties; Performance.  Each of the representations and warranties made by Company, Sellers and Sher herein will be true and correct in all material respects as of Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; and Company, Sellers and Sher will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to Closing.

 7.2 No Proceeding or Litigation.  No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing against Company, Buyer, or any of their respective affiliates, associates, officers, directors, managers, members or partners seeking to restrain, prevent, or change the purchase, questioning the validity or legality of the purchase, or seeking damages in connection with the purchase contemplated herein.

 7.3 Company’s and Sellers’ Action.  Company and Sellers will have furnished to Buyer all of Sellers’ Documents.  Sellers shall have executed and delivered to Escrow Agent assignments of the Partnership Interests to Buyer and such other instruments of transfer, in form and substance reasonably acceptable to Buyer.  Before Closing, Buyer, Company and Sellers shall approve such written assignments to the extent necessary to effectuate the terms and understandings set out in this Agreement, which shall be entered into by the appropriate parties upon the Closing Date.  In addition to the foregoing, all parties to this Agreement agree that the Partnership Agreement is hereby amended to provide that all major decisions, including but not limited to the decision to sell, refinance, or redevelop the Project, shall require the consent of both Sher GP and Buyer, or Buyer’s assignee, as General Partners.

 7.4 Senior Lender and Junior Lender Approval.  Company, Sellers and Sher shall have provided Buyer with written approval by the Senior Lender and written approval of the Junior Lender on or before the Closing Date approving Buyer’s acquisition of the Partnership Interests on the terms and conditions set out in this Agreement, the possible advancement of the Buyer’s Loan to Company, any amendment to the Property Management Agreement described in Section 7.8 below, or to take any other action contemplated herein that requires Senior Lender’s or Junior Lender’s advance written consent pursuant to the Senior Loan documents or Junior Loan documents, as applicable.  The parties shall cooperate with each other’s efforts to obtain any necessary Senior Lender and Junior Lender approvals.  Sellers acknowledge that Buyer intends to request certain modifications to the terms of the Senior Loan, including the following:  waiver of the Debt Service Coverage Ratio for twelve (12) months, removal of the Junior Loan from the Debt Service Coverage Ratio calculation, certain changes to the calculation method of the Debt Service Coverage Ratio of Buyer, approval of Buyer’s assumption of the Junior Loan, and approval of Buyer, or an affiliate to assume the role of

Borrower under the Senior Loan and the role of property manager of the Project following Buyer’s acquisition of 100% of the Partnership Units, if and when requested by Buyer.

 7.5 Junior Loan Assignment or Payoff.  On or before the Closing Date, Buyer shall have received written consent from the Junior Lender to all the terms and conditions of this Agreement, including specifically Section 1.2.

 7.6 Estoppel Certificates.  Before Closing, Company and Sellers shall provide Buyer with estoppel certificates from eighty percent (80%) of the occupied square footage of the Project and from each tenant leasing or occupying 5,000 square feet or more in the Project (the “Estoppel Certificates”).  The Estoppel Certificates shall not be dated prior to the Effective Date of this Agreement.  Promptly after the Effective Date, Buyer, Company and Sellers shall mutually approve the form of Estoppel Certificate, which shall include statements regarding the amount of all rent, the date to which the rent and other changes have been paid, whether the lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by Buyer.

 7.7 Additional Capital Contributions to Company.

(a) Contribution.  Sher GP, TCA and Buyer contemplate that additional capital contributions to the Company may be necessary and/or desirable after the Closing Date (the “Additional Capital Contributions”).  If Sher GP, TCA and Buyer each agree that Additional Capital Contributions are necessary after the Closing Date and if such Additional Capital Contributions are authorized by both the General Partners and Limited Partners holding at least fifty-two percent (52%) of all issued and outstanding limited partner interests of the Company and applicable law, all of the partners of the Company agree that Buyer shall make an additional capital contribution to the Company in an amount equal to forty-nine percent (49%) of the funds needed for the Additional Capital Contributions, and that Company’s other partners shall provide the remaining fifty-one percent (51%) of the funds necessary for the Additional Capital Contributions in shares proportional to their respective ownership of the remaining fifty-one percent (51%) of the Partnership Units not owned by Buyer.  Except as provided below in this Section 7.7, all such Additional Capital Contributions shall earn a preferred return of eight percent (8%) per annum through December 31, 2015.

(b) Failure to Contribute.  In the event any of the Company’s partners fail to provide the funds necessary for Additional Capital Contributions required in this Section 7.7, then all contributing partners shall have the right to either

(i) Contribute noncontributing partners’ shares in proportion to each contributing partner’s interest in the Company as compared to all contributing partners’ interest in the Company, and any contributing partner who thereby provides more than that party’s required percentage of the funds needed for Additional Capital Contributions (“Excess Capital Contributions”), shall receive a ten percent (10%) annual preferred return from the Company through December 31, 2015, on that party’s Excess

Capital Contributions instead of the eight percent (8%) preferred return mentioned above in this Section 7.7; or

                                                                (ii) Elect to make a contribution to the capital of the Company in amount equal to the Excess Capital Contribution the partner would otherwise have been entitled to make and to receive an increase in the number of his, her or its Partnership Units and a corresponding reduction in the non-contributing partner’s number of Partnership Units as provided in this Subsection 7.7(b)(ii).  Upon the contributing partner’s contribution of this sum to the Company’s capital, (y) such Excess Capital Contribution shall be credited to the capital account of the contributing partner, and (z) the number of Partnership Units owned by the partners shall thereupon be recalculated as of the date of such Excess Capital Contribution as follows:  The non-contributing partner’s number of Partnership Units shall be reduced by subtracting from it the following product:  the number of Partnership Units then held by the non-contributing partner times a fraction, the numerator of which shall be the amount of the Excess Capital Contribution being contributed by the contributing partner because the noncontributing partner has failed to do so, and the denominator of which shall be the sum of the following:  (a) all capital contributions to the Company from all sources, including all Excess Capital Contributions which are being made by contributing partners under this Section 7.7(b), since ROIP’s purchase of 49% of the Company, and (b) the “Value of the Company” at the closing of said purchase, which, for the purpose of this section, means the Purchase Price, plus the Purchase Price divided by 49 times 51.  The Partnership Units deducted from the non-contributing partner shall be transferred to the contributing partner who made the Excess Capital Contribution.  For purposes of illustrating this calculation only, Schedule 7.7(b) is attached to this Agreement.

(c) Priority.  All preferred returns set out in this Section 7.7 shall be of equal priority to the payments provided for in Sections 1.3 and shall be paid pari passu with all other preferred returns from available Company cash flow, and shall accrue if not paid.

(d) Capital Loans.  Sher has agreed to loan funds to the Non-Selling LPs as they may be obligated to contribute under Section 7.7(a) of this Agreement in accordance with the terms of the Agreement for Capital Loans attached hereto as Exhibit I, which shall be signed and delivered at Closing. The amount contributed to the Company by Sher pursuant to the Agreement for Capital Loans shall not be considered Excess Capital Contributions under either Section 7.7(b)(i) or (ii).

(e) Buyer, Sellers, Company and the Non-Selling LPs hereby agree that upon the Closing Date, the partners of the Company shall collectively make an Additional Capital Contribution to the Company in the total amount of $500,000, pursuant to the terms of Section 7.7(a) and 7.7(b).

7.8 Property Management/Asset Management Fee to Buyer.  The parties acknowledge that Argus Group, Ltd., a Washington corporation (“Argus”), is an affiliate of Sher and manages the Project pursuant to that certain Management Agreement dated August 21, 2008 (the “Property Management Agreement”).  Buyer, Company and Sellers agree that Argus shall continue managing the Project after the Closing Date, provided that the Property Management Agreement shall be amended to the form set out in Exhibit C.  In addition, the Company shall pay an asset management fee of $50,000 annually to Buyer or Buyer’s designated assignee.

 7.9 Buyer’s and Sellers’ Purchase Options.

(a) Buyer’s Purchase Option.  Sellers grant and shall cause the Company to grant to Buyer an option to purchase all of the remaining general partner and limited partner ownership interests in the Company that Buyer has not yet acquired.  All Sellers, the Company, and all Non-Selling LPs agree to grant Buyer such option with respect to the Limited Partnership interests and General Partnership Interests owned by each, in accordance with the terms of the Option Agreement attached hereto as Exhibit O, which shall be executed in connection with Closing.  The options granted by Sellers and options granted by Non-Selling LPs are collectively referred to as “Buyer’s Purchase Option”.  Buyer may exercise Buyer’s Purchase Option by providing written notice to Sher GP of such intent to exercise Buyer’s Purchase Option on or after October 1, 2014, but not later than December 31, 2014.  If Buyer exercises Buyer’s Purchase Option, the purchase price shall be determined as follows:  Within fifteen (15) days after Buyer’s delivery of its exercise notice, the parties shall negotiate and attempt to reach agreement on the purchase price.  If they fail to reach agreement within thirty (30) days after delivery of the notice, then the purchase price shall be equal to fifty-one percent (51%) of the then-current fair market value of the Project, including any future development rights held by the Company (the Parties hereto agreeing and acknowledging that development rights include inherent risks and costs and the value of any such development rights will be reached subject thereto) with respect to the Property, as determined by appraisal, minus the amount of any remaining balance on the Buyer’s Loan, minus any other loans secured by liens against the Project, minus the amount of any other liabilities of the Company which are payable as of the closing date thereof by the Company, plus the value of all of the Company’s other assets, including but not limited to cash, accounts receivable, notes receivable, rents receivable, and amounts in any reserve accounts (including any lender impounds and the Loan Escrow). The Buyer and the selling parties, collectively, shall each obtain an appraisal of the Property performed by a Washington licensed MAI appraiser (an “Appraiser”) with at least five (5) years’ experience appraising commercial property in Bellevue, Washington.  If the lesser of the two (2) appraisals is within five percent (5%) of the other’s determination, the fair market value shall be the average of the two (2) appraisals.  If the lesser of the two appraisals is not within five percent (5%) of the other, the Appraisers shall select a third Appraiser within ten (10) days after each Appraiser’s determination of fair market value.  The third Appraiser shall provide a determination of fair market value within thirty (30) business days after designation by the Appraisers and the two (2) closest of the three (3) determinations of fair market value shall be averaged and such average shall be the final fair market value.  The parties shall each be responsible to pay their own Appraiser and one-half (½) the fee charged by the third Appraiser.  The results of the appraisal process set forth herein shall be final and binding upon the parties.  If the parties fail to agree on the amounts to be added or subtracted from the appraised value of the Project within the time provided above, the method for determining such amounts shall be the same method used in Section 1.1.1 above, and illustrated by Schedule 1.1.1 attached, and all calculations shall be consistent with GAAP.

(b) TCA’s Purchase Option.  Buyer grants TCA the right to buy from Buyer all of the limited partner and general partner ownership interests in the Company then owned by Buyer if Buyer fails to exercise Buyer’s Purchase Option on or before December 31, 2014 (“TCA’s Purchase Option”).  TCA may exercise TCA’s Purchase Option by providing written notice to Buyer of such intent to exercise TCA’s Purchase Option on or after January 1, 2015, but not later than March 31, 2015.  If TCA exercises TCA’s Purchase Option, the purchase price shall be determined in the same manner as set out in Section 7.9(a) above, except the reference to “fifty-one percent” (51%) shall be replaced with forty-nine percent (49%).

(c) Exercise of Option and Selling Parties’ Election.  If Buyer’s Purchase Option is exercised, the Purchase Price shall be paid either in cash or in operating partnership units (the “OP Units”) of Retail Opportunity Investment Partnership, L.P. (the “Operating Partnership”) at each selling party’s sole option; provided, however, that such election shall be available only to selling parties who are “Accredited Investors” as that term is defined under applicable federal securities laws, and further provided that each selling party must take a sufficient portion of the purchase price in cash to allow it to pay any encumbrances on the Partnership Units it is selling and its share of any costs of closing.  To the extent that one or more selling parties elect to receive OP Units, such selling parties shall be paid OP Units subject to the terms and conditions set forth in the Contribution Agreement attached as Exhibit L and Buyer and such selling parties shall (i) employ reasonable business efforts to structure the transaction in a way that enables selling parties to defer any tax liabilities potentially arising from Buyer’s acquisition of such selling party’s interests, (ii) enter into a Contribution Agreement substantially similar to that attached hereto as Exhibit L, (iii) enter into a Registration Rights Agreement substantially similar to that attached hereto as Exhibit M, and (iv) enter into a Tax Protection Agreement substantially similar to that attached hereto as Exhibit N.  Notwithstanding the foregoing, the following individuals and entities shall be referred to as the “Excepted Persons” in Section 1(b) of the Contribution Agreement, if such Excepted Persons elect to receive OP Units in accordance with this Section 7.9:  Doris Blum, as to her 8.9899 Partnership Units, as long as she is living at the time of closing of the purchase and sale of her Partnership Units, and the Sydney Sher Marital Trust, as to its approximately 84.75 Partnership Units, and Sylvia Sher, as to her approximately 84.75 Partnership Units, as long as Sylvia Sher is living at the time of the closing of the purchase and sale of her and the Trust’s

Partnership Units under this Section (c).  The issuance of any OP Units issued under this Section 7.9 shall be evidenced by an amendment to ROIP’s partnership agreement.  The selling parties, collectively, shall pay fifty percent (50%) of all reasonable costs and expenses directly relating to the issuance of OP Units to such selling parties, including legal, accounting, and tax fees and costs charged by the professionals involved (but not including any costs or fees incurred in forming the Operating Partnership), and Buyer shall pay the remaining fifty percent (50%) of such costs and expenses.  Except as provided above, each party shall pay its own legal, accounting, and tax expenses incurred.  Buyer and selling parties agree and acknowledge that any selling parties’ ability to elect to obtain OP Units hereunder is dependent on applicable law allowing such election at the time such election is made, and if applicable law does not so allow, selling parties shall not have the right to so elect.  So long as some portion of the Purchase Price for the Buyer’s Purchase Option is in the form of OP Units, the parties hereto intend and agree that, for United States federal income tax purposes, the acquisition of Partnership Units pursuant to the Buyer’s Purchase Option shall constitute an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), and, as a result, that (i) any payment of cash for Partnership Units of any selling party shall be treated as a sale of such units by the selling party and a purchase of such units by ROIP for the cash so paid under the terms of the Buyer’s Purchase Option in accordance with Treasury Regulations Section 1.708 1(c)(4), and (ii) each seller of Partnership Units who accepts cash explicitly agrees and consents to such treatment as a condition to electing such consideration.  Notwithstanding the above or any other term or provision of this Agreement, Buyer makes no representation or warranty that any selling parties’ acquisition of OP Units will be permitted by applicable law at the time such election is made, or will be done so on a tax-free or tax-deferred basis, and selling parties shall rely solely on their own investigation and legal and tax consultants and experts with regard to all such issues.  In the event that TCA’s Purchase Option is exercised, the purchase price shall be paid entirely in cash at closing.  In either case, each selling party shall transfer its entire interest in the Partnership Units it is selling free and clear of all liens and encumbrances at closing,

(d) Section 704(c) Allocations.  If Buyer’s Purchase Option is exercised and all or any portion of the Purchase Price is paid in OP Units, then with respect to each property that is contributed to the Operating Partnership pursuant to the exercise of Buyer’s Purchase Option, the Operating Partnership and the selling parties electing to receive OP Units agree that the Operating Partnership shall use the “traditional method,” as described in Section 1.704-3(b) of the Treasury Regulations promulgated under the Code, to make allocations of taxable income and loss among the partners of the Operating Partnership.

(e) Closing.  Closing shall occur in escrow at the office of a mutually agreeable escrow agent on the 30th day after the option to purchase is exercised, but in no event shall closing occur before the Senior Loan maturity date, unless Senior Lender waives any prepayment fee that may be due.  Any closing under this Section 7.9 shall be subject to all the provisions of this Agreement pertaining to the Closing (as defined in Section 10.1 hereof) unless otherwise addressed in this Section 7.9, as if the closing under this Section 7.9 was the Closing (including, but not limited to, satisfying the conditions set forth in Article 8 hereof and delivering the items required by Article 9.4 hereof at the time of the closing under this Section 7.9).

7.10 Sher Loans.  There may be amounts owed to Sher by the Company (the “Sher Loans”) outstanding at Closing, and the amount owed on any Sher Loan at Closing will be treated as a Company liability for purposes of calculating the Purchase Price under Section 1.1.1 above.  Any balance owed by the Company on a Sher Loan at Closing will be paid by the Company at Closing before the Company makes any payments of any preferred return or repayment of capital to any partner.  There shall be no new Sher Loans from and after the Closing Date.

8. Conditions Precedent to the Obligations of Company, Sellers and Sher.  Each and every obligation of Company, Sellers and Sher under this Agreement is subject to the satisfaction, at or before Closing, of each of the following conditions:

 8.1 Representations and Warranties; Performance.  Each of the representations and warranties made by Buyer herein will be true and correct in all material respects as of Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement, and Buyer will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to Closing.

 8.2 No Proceeding or Litigation.  No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Company, Sellers or Buyer seeking to restrain, prevent, or change the purchase, questioning the validity or legality of the purchase, or seeking damages in connection with the purchase contemplated herein.

 8.3 Approvals, Estoppels Obtained.  All consents to the amendment of the Company’s Partnership Agreement as required hereunder shall have been obtained from the Company’s limited partners, all tenant estoppels required hereunder shall have been obtained, the parties have agreed to the form of the quit claim deeds and escrow instructions to be signed and deposited under Section 12 of Exhibit Q, the Senior Lender shall have consented to this transaction and the Buyer’s Loan, and Buyer and Junior Lender shall have approved a mutually acceptable agreement to assign all of the Junior Lender’s right title and interest in and to the Junior Loan to Buyer, or if Buyer elects to pay off the Junior Loan, Buyer and Sellers shall have agreed to the terms of Buyer’s Loan as provided in Section 1.2(b).

 8.4 Agreements with Limited Partners.  All of the limited partners of the Company shall have signed and initialed this Agreement, and all partners of the Company who are identified as parties to the Option Agreement which is Exhibit O hereto or who are identified as parties to the Agreement for Capital Loans which is Exhibit I hereto, shall have signed and delivered these agreements at least five (5) days prior to Closing.

                         9. Tax Covenants.

 9.1 Each of the Company and Sellers shall provide Buyer with such cooperation and information as it may reasonably request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of the acquisition of an interest in the Company.  Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Company shall promptly notify Buyer upon receipt by it of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Company or the entities or properties described herein and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments which may affect the liabilities for taxes of the Company or Sellers with respect to any tax period ending before or as a result of the Closing.  Buyer and Sellers may each participate at their own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing and taxable periods ending after the Closing Date, provided that the Company shall have the right to control the conduct of any such audit or proceeding.  Notwithstanding the foregoing, neither the Company, nor Sellers may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on Buyer or its affiliates without the consent of Buyer, such consent not to be unreasonably delayed, conditioned or withheld.  Buyer and Sellers shall retain all tax returns, schedules and work papers with respect to the Company, and all material records and other documents relating thereto, until at least 90-days after the expiration of the statute of limitations (including, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

 9.2 The Company shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Company which are due after the Closing Date.  To the extent such returns relate to a period prior to or ending on the Closing, such tax returns (including, for the avoidance of doubt, any amended tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law, and the Company shall be responsible for and shall promptly pay when due all taxes levied with respect to the Company and the assets of the Company attributable to such period.  To the extent such tax returns relate to income taxes attributable to a period beginning before and ending after the Closing Date (a “Straddle Period”), no later than thirty (30) days prior to the due date (including extensions) for filing such returns, the Company shall deliver draft copies of such income tax returns to the Buyer for review and approval, which approval shall not be unreasonably conditioned or withheld.  The Company shall consider in good faith any comments from Buyer.  The Company shall be responsible for and shall promptly pay all taxes relating to any period prior to the Closing Date, including the portion of any Straddle Period ending on the Closing Date and any administrative cost or expense attributable to the closing of the books pursuant to Section 1.4(c) hereof, all of which shall be considered pre-Closing liabilities of the Company and shall be included in the calculation of the Purchase Price as provided in Section 1.1.1 and illustrated in Schedule 1.1.1.  As provided in Section 1.1.1, Buyer and Seller shall reconcile and adjust the Purchase Price after Closing to take into account advance tax payments made by the Company as of Closing and taxes paid post-Closing by the Company attributable to any pre-Closing periods.

 9.3 The Company and Sellers consent and agree that the Company shall have in place a valid election under Section 754 with respect to its taxable year in which the Closing takes place.

 9.4 From and after the Closing Date, the Company shall issue financial statements and reports and file tax returns as required in the attached Exhibit R.

10. Closing.

10.1 Time and Place, and Manner of Closing.  The closing of the transactions set out herein (“Closing”) will be held at the offices of the Escrow Agent in Seattle, Washington, or such other place as the parties may agree, which shall be seven (7) days after the expiration of the Due Diligence Period (the “Closing Date”), as may be extended pursuant to the terms stated below.  If necessary, the Closing Date shall be extended up to sixty (60) days to allow Sellers to obtain the lender consents and any other consents needed for closing.  Such additional time shall be permitted if Sellers provide to Buyer written notice thereof at least five (5) days prior to the scheduled Closing Date.  In such event, the Closing Date shall be the date that is ten (10) days after the date Sellers provides written notice to Buyer that all required consents have been obtained, but not later than the date that is sixty-seven (67) days after the expiration of the Due Diligence Period, and in any event, no later than December 31, 2010.  Either Buyer or Sellers shall have the right to close by delivering all necessary items to the Escrow Agent in a timely fashion via overnight mail or courier.

10.2 Obligations of Company and Sellers at Closing.  At Closing and coincidentally with the performance by Buyer of its obligations prescribed in Section 10.3, Sellers shall deliver to Buyer the following:

(a) An assignment of the Partnership Interests executed by Sellers in form and substance reasonably satisfactory to Buyer, necessary to transfer and convey the Partnership Interests to Buyer;

(b) An affidavit of Company in commercially reasonable form attesting to the absence of parties in possession of the Project, together with all structures, equipment, buildings, and vehicles existing thereon as of the Effective Date, and the absence of liens arising by, through, or under Company, but expressly subject to the Permitted Exceptions;

(c) A Closing Statement setting forth the Purchase Price, the amounts of all prorated items and all credits, debits, and costs contemplated by this Agreement;

(d) An updated rent roll certified as accurate;

(e) The owner’s title policy; and

(f) A certificate from Sellers confirming that all warranties and representations given in this Agreement remain true and accurate, with a written explanation of any such warranty or representation that is then no longer accurate.

10.3 Obligations of Buyer at Closing.  At Closing and coincidentally with the performance by Company of its obligations prescribed in Section 10.2, Buyer shall deliver to Company the following:

(a) The unpaid Purchase Price;

(b) Buyer shall sign an agreement to be bound by the terms of the Partnership Agreement as a limited partner and general partner; and

(c) A certificate from Buyer confirming that all warranties and representations given in the Agreement remain true and accurate, with a written explanation of any such warranty or representation that is then no longer accurate.

10.4 Escrow Fees and Other Closing Costs.  All third party costs of closing this transaction, including escrow fees, recording fees, document preparation fees, the cost of an endorsement or an extended form of lender’s title policy for the Buyer’s Loan, or any such similar costs, shall be shared by the parties, fifty-one percent (51%) paid by Seller and forty-nine percent (49%) paid by Buyer.  Buyer, Company, Sellers and Sher shall each pay their respective legal fees and expenses incurred in connection with this Agreement and/or the transactions contemplated hereby.  The following fees and costs to be paid by Company in connection with this transaction shall be separately identified on Company’s balance sheet prior to Closing and shall be taken into account for purposes of calculating the Purchase Price pursuant to Section 1.1.1:  Architectural renderings of redevelopment ($15,000), accounting fees related to REIT reporting ($10,000), and proposed fee of 1/8% for Senior Loan approval ($65,000).

11. Post-Closing Covenants.

11.1 Future Financing.  If Buyer holds any limited Partnership Units or general Partnership Units in the Company as of the date of the Senior Loan maturity date, then Buyer and Sellers shall reasonably cooperate to obtain and put in place nonrecourse financing on the Project in a commercially reasonable form, provided that such financing shall be nonrecourse, subject to usual commercial reasonable carve-out exceptions and environmental indemnities in commercially reasonable form executed by Buyer and all Sellers and the Company as required by the Lender.

11.2 Extension of Buyer’s Loan Maturity Date.  If requested in writing by the Company at least ninety (90) days prior to the then maturity date of the Buyer’s Loan, then Buyer shall extend the maturity date of such loan by a period of ninety (90) days.

11.3 Buyer’s Rights of First Offer on Sale of Partnership Units.  From and after the Effective Date (subject to the limitations on transfers in Section 1.5(v) above), Buyer shall have a right of first offer to purchase any Partnership Unit from Sellers or from any of the Nonselling Limited Partners pursuant to the terms and provisions of this Section 11.3.  All the partners of the Company hereby agree that they will not offer to sell or sell any Partnership Units to any third party without first offering the same for sale to Buyer.  Any such partner shall first offer the Partnership Unit or units by written notice to Buyer identifying the units to be sold and the proposed price and other terms.  Buyer shall then have fifteen (15) days to accept or reject such offer.  In the event Buyer fails to accept such offer in writing within fifteen (15) days after receipt of such offer, then the selling partner shall be free to sell such Partnership Units to a third party, provided that any such sale shall not be for a price or upon terms that are materially better than those offered to Buyer.  Notwithstanding the foregoing, Buyer’s right of first offer under this Section 11.3 shall not apply to a gift or bequest to any family of the conveying partner, an affiliated entity, or to any trusts for the benefit of such partner or their immediate families.

11.4 Operation in Accordance with REIT Requirements.

11.4.1           REIT Status.  Buyer, Seller, Nonselling LPs, and the Company (collectively, the “Parties”) acknowledge that ROIC, a Delaware corporation that indirectly owns 100 percent of Buyer, presently qualifies and intends to continue to qualify at all times as a REIT and that the ability of ROIC to qualify as a REIT will depend upon the nature of the Company’s operations.  Accordingly, notwithstanding anything to the contrary contained herein, the Company shall be operated at all times in a manner that will enable ROIC to satisfy all REIT Requirements and avoid the imposition of any federal income or excise tax liability on ROIC .  In addition, the Company shall avoid taking any action that would result in ROIC ceasing to satisfy any of the REIT Requirements or would result in the imposition of any federal income or excise tax liability on ROIC.  For the purposes of complying with the objectives and requirements in this Section 11.4, it shall be assumed that the sole assets, income and activity of ROIC consist, at all times, of its interest in the Company.  The Parties further acknowledge that ROIC shall be entitled to receive information regarding the Capital Account balances of the Parties, the Company’s items of income, gain, deduction and loss, and such other information regarding the operations of the Company and each Property (or component portion thereof) as is necessary to permit ROIC to properly report and allocate its allocable share of the Company’s items of income, gain, deduction and loss in compliance with its organizational documents and the compliance requirements for its REIT status.

11.4.2  Definitions.  For purposes hereof:

(a) “REIT” shall mean a real estate investment trust under Code  Section 856.

(b) “REIT Requirements” shall mean the requirements applicable to a REIT with respect to its activities, income, operation, and assets as set forth in Code Sections 856 through 860.

11.4.3  Conduct of Company Operations.  In furtherance of the foregoing (and not in limitation thereof), and notwithstanding any other provision herein to the contrary, the Company shall conduct its operations at all times in accordance with the following provisions, and the Partnership Agreement of the Company is hereby amended to provide that:

(a) personal property, if leased in connection with any Property in which the Company owns an interest (a “Company Property”) or any portion thereof, may only be leased together with a lease of the applicable Company Property or portion thereof, and the average of the fair market values of the Company’s personal property subject to any such lease at the beginning and at the end of a taxable year shall not exceed fifteen percent (15%) of the average of the fair market values of the Company Property and the personal property leased under such lease together, within the meaning of Code Section 856(d)(1);

(b) no amount received or accrued from the rental of any Company Property or any portion thereof, shall be determined in whole or in part by reference to the income or profits derived by any person from the leased property within the meaning of Code Section 856(d)(2)(A), unless (x) substantially all of the tenant’s income from the leased property consists of rents derived from subleasing substantially all of the leased property, and (y) those rents would be treated as “rents from real property” (within the meaning of Code Section 856(d)(2)) if received directly by the Company;

(c) no Company Property nor any portion thereof shall be leased to any party who subleases such Company Property or any portion thereof, if the rent payable with respect to the lease is based on a percentage of the tenant’s receipts or sales and the rent payable with respect to the sublease is determined in whole or in part by reference to the income or profits derived by any person from the subleased property;

(d) no Company Property shall be leased or subleased to a lessee or sublessee in which the Company or ROIC owns, directly or indirectly (taking into account the attribution rules referred to in Code Section 856(d)(5)), in the aggregate ten percent (10%) or more of the voting power of all classes of voting stock or ten percent

(10%) or more of the total number of shares of all classes of stock of any corporate lessee or sublessee, or ten percent (10%) or more in the net profits or assets of any noncorporate lessee or sublessee;

(e) the Company shall hold each Company Property for purposes of obtaining income through the rental of such Property and through long term appreciation of such Company Property;

(f) the Company shall not engage in any “prohibited transaction” within the meaning of Code Section 857(b)(6)(B)(iii);

(g) no services will be provided to the tenants at any Company Property by the Company other than maintenance of the grounds and common areas, the collection of trash, security and fire protection services, the maintenance and lighting of parking lots and designation of handicapped spaces, the submetering of utility services, the maintenance and repair of leased space, the provision of vending machines and public telephones, and other services, to the extent that any such services are customarily provided in connection with the rental of similar space solely for occupancy or do not otherwise cause the income derived from such tenants to be other than “rents from real property” within the meaning of Code Section 856(d)(2);

(h) neither the Company nor any Partner shall take any action (or fail to take any action permitted under this Agreement) that would cause the Company to generate any amount of income not described in Code Section 856(c)(2) which is in excess of 4% of its gross income or cause any significant part of the Company’s assets to consist of assets other than “real estate assets” within the meaning of Code Section 856(c)(5)(B);

(i) the Company shall distribute to the Parties during each calendar year in accordance with the provisions of Article 5 of the Partnership Agreement, an amount of cash such that the portion distributed to ROIC will equal or exceed 100% of the amount of the Company’s taxable income, if any, to be allocated to ROIC with respect to such calendar year; provided, that if ROIC shall agree, any distribution made in the month of January of a calendar year may be treated as if such distribution were made on December 31 of the preceding calendar year for purposes of this requirement; provided, further, that if ROIC’s distributable share of ”Cash Flow” ( as defined in Section 1.5 of the Partnership Agreement) is insufficient to meet the aforesaid distribution requirement with respect to ROIC, then the Company shall have satisfied the foregoing distribution requirement with respect to ROIC upon distributing to it such distributable share of Distributable Cash.  In no event shall the Company be required to borrow funds, or any Member be required to contribute funds to the Company, in order to permit the Company to satisfy the foregoing distribution requirement; and

(j) the Company shall not own securities possessing more than ten percent (10%) of the outstanding vote or value of any issuer (as determined for purposes of Code Section 856(c)(4)(B)).

12. No Further Solicitation.  Company, Sellers and Sher shall not market the Project nor solicit or accept any offers to purchase the Project or any interest in Company.  This agreement regarding nonsolicitation will be effective through the Closing Date, including any extensions thereof, or the earlier termination of this Agreement.

13. Indemnification and Survival.

13.1 Survival.  All representations, warranties, covenants, and agreements made in this Agreement or in any exhibit, schedule, certificate, or agreement delivered in accordance with this Agreement (collectively, the “Related Documents”) will survive any investigation by or on behalf of any party, the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement for a period of one (1) year (the “Survival Period”).

13.2 Indemnification by Company, Sellers and Sher.  Notwithstanding any investigation by the Buyer, for a period of one (1) year from and after the Closing, Company, Sellers and Sher, jointly and severally, agree to indemnify, hold harmless, and defend the Buyer and its successors and assigns (collectively, the “Buyer’s Indemnified Persons”) from and against, and reimburse each of the Buyer’s Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, the “Damages”) incurred by any of the Buyer’s Indemnified Persons by reason of or arising out of or in connection with:

(a) Any breach or inaccuracy of any representation or warranty of Company, Sellers or Sher made in this Agreement or any Related Document;

(b) Any failure by Company, Sellers or Sher to perform any covenant required to be performed by them pursuant to this Agreement or any Related Document; and

(c) Any claim, demand, cause of action, complaint or action arising out of any facts or circumstances that occurred prior to the Closing, regardless of fault.

This indemnification extends to any Damages suffered by any of Buyer’s Indemnified Persons, whether or not a claim is made against any of Buyer’s Indemnified Persons by any third party.  Nothing contained herein shall make a person who is subject to the foregoing indemnification obligation liable for more than the aggregate Purchase Price.

13.3           Indemnification by Buyer.  Notwithstanding any investigation by Company, Sellers and Sher for a period of one (1) year from and after the Closing, Buyer will indemnify, hold harmless, and defend Company and their successors and assigns (collectively, “Sellers’ Indemnified Persons”) from and against, and reimburse each of Sellers’ Indemnified Persons with respect to, any and all Damages incurred by any of Sellers’ Indemnified Persons by reason of or arising out of or in connection with:

(a) Any breach or inaccuracy of any representation or warranty of the Buyer made in this Agreement or any Related Document; and

(b) Any failure by the Buyer to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document.

This indemnification extends to any Damages suffered by any of Sellers’ Indemnified Persons, whether or not a claim is made against any of them by any third party.

13.4           Defense of Claim.  If any claim is asserted against a party that would give rise to a claim by that party against the other party for indemnification, the party to be indemnified will promptly give written notice to the indemnifying party concerning such claim and the indemnifying party will, at no expense to the indemnified party, defend the claim.

14.           Conduct of Business Pending Closing.

14.1           Ordinary Course of Business.  From the Effective Date and through the Closing Date, Company, Sellers and Sher shall cause Company and the Project to operate only in the ordinary course of business and shall take all commercially reasonable actions to preserve the goodwill and operation of Company and the Project, and Company’s respective relationships with the tenants and employees of Company, and will make no material change in the operation of Company or the Project nor enter into any material contract other than in the ordinary course of business, nor incur any material liability without the prior written consent of Buyer unless, in the case of an emergency, necessary to protect or preserve the health, safety or welfare of the tenants or invitees of the Project.  Company shall perform all maintenance and repairs necessary to keep the Project in its present operating condition and repair, and shall not sell or remove any equipment, furniture, furnishings, fixtures, trade fixtures, machinery, tools, appliances, vehicles, spare and replacement parts, and similar property used by Company in connection with the operation of the Project, except in the ordinary course of business.  Company, Sellers and Sher shall not, without the prior written consent of Buyer, which shall not be unreasonably withheld:

(a)           Enter into any contract, agreement, or other commitment with respect to Company or the Project or cause Company to do the same, except contracts in the ordinary course of business;

(b)           Enter into any new lease or lease extension;

(c)           Make any affirmative change in key personnel of Company, or the Project, including the executive director or other department heads, except as may be necessary to hire replacements for departed personnel; or

(d)           Enter into any employment arrangement, agreement or undertaking, or pay or promise to pay any fringe benefit, bonus or special compensation to Company’s employees.

14.2           Insurance.  From the Effective Date until the Closing Date, Company shall continuously maintain, or cause to be maintained, insurance on the Project at no less than the levels maintained on the Effective Date.

15.           Transition.  Company, Sellers, Sher and Buyer agree to cooperate with each other in all reasonable respects and to provide such information as is necessary to ensure a smooth and orderly transition of incorporation of Buyer into the operation of the Project.

16.           Confidentiality Agreement.  All information exchanged between Buyer, Company, Sellers and Sher not generally known to the general public will remain confidential and will not be disclosed to unrelated third parties other than on a need to know basis without the advance written consent of the other party, provided however, Buyer may disclose information to its investors and prospective investors without such consent, but designating such information as confidential and not to be disclosed, and each party shall be entitled to disclose any information as required by applicable law, including without limitation, disclosure of such information by Buyer in the course of fulfilling its regulatory responsibilities under the Act, State Acts, or other applicable securities laws, rules or regulations.  Notwithstanding the foregoing, either party shall be permitted to publish the existence of this Agreement by press release or otherwise.

17.           Development of Project.

17.1           Development Work and Budget.  Sher GP, in concurrence with Buyer or a designated affiliate of Buyer, intend to continue to develop and redevelop the Project after the Closing Date.  Their current intention for development is set out in Exhibit P hereto.  Prior to start of any development or redevelopment work on the Project, Sher GP will provide Buyer a detailed summary of the work to be performed on the Project and the related budget and Sher GP will not proceed with any project on the Project until it has received Buyer’s prior written approval.  When a budget submitted by Sher GP has been approved by Buyer, Sher GP shall be authorized to make the expenditures and incur the obligations provided for in said budget.  Sher GP shall also have the right, without further approval by Buyer, to make an expenditure or incur an obligation not set forth in an approved budget, provided that (i) such obligation or expenditure does not involve a sum in excess of $50,000, and (ii) such expenditure or obligation when added to all other expenditures or obligations, made or to be made, incurred or to be incurred, by Sher GP in such year which have not been otherwise approved in writing does not or will not cause the aggregate amount of all such expenditures and obligations to exceed the approved budget for such year by more than $50,000.  Upon paying any over-budget item, Sher GP shall promptly notify Buyer of the same, and upon approval of such expenditure by Buyer, any such sum shall be deemed to be approved as part of an approved development budget, and such sum shall no longer count against the $50,000 limit on over-budget items.

17.2           Development Fees.  Sher GP or its designated affiliate shall be paid a development fee of $100,000 per year and Buyer or Buyer’s designated affiliate shall be paid a development fee of $50,000 per year.  The on-site administration of the development and re-development activities on the Project will be completed by Sher GP which will be compensated through a commercially reasonable development fee to be agreed upon by Buyer and Sher GP on a per-project basis.

18.           Legal and Equitable Remedies.

18.1           Default by Seller.  In the event that the transaction fails to close by reason of any default by Seller, all Earnest Money shall be returned to Buyer and Buyer’s other remedies shall be limited to recovery of its out of pocket expenses incurred in this transaction, together with reasonable attorney fees and legal expenses, and no other remedy, except for the indemnity remedies that survive the termination of this Agreement.

18.2           Default by Buyer.  In the event that this transaction fails to close by reason of any default by Buyer, all Earnest Money shall be forfeited by Buyer and released from escrow to Seller.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF A DEFAULT BY BUYER HEREUNDER, THEN BUYER SHALL HAVE NO FURTHER RIGHT TO PURCHASE ALL OR ANY PORTION OF THE PROPERTY FROM SELLER, AND SELLER SHALL BE ENTITLED TO RECEIVE FROM BUYER THE EARNEST MONEY AS SELLER’S LIQUIDATED DAMAGES.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT.  IN ADDITION, BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT, AND SELLER DESIRES TO AVOID THE COSTS AND LENGTHY DELAYS THAT WOULD RESULT IF SELLER WERE REQUIRED TO FILE A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.  THEREFORE, THE PARTIES

AGREE THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR HEREIN REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, AND SHALL BE SELLER’S SOLE REMEDY, EXCEPT FOR BUYER’S OBLIGATIONS TO INDEMNIFY SELLER AS PROVIDED IN THIS AGREEMENT, WHICH SHALL REMAIN REMEDIES OF SELLER IN ADDITION TO LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED TO BE AND SHALL NOT CONSTITUTE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE AND REPRESENT LIQUIDATED DAMAGES TO SELLER.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE IN THIS SECTION AND THE FACT THAT SUCH PARTY WAS REPRESENTED BY COUNSEL OF ITS OWN CHOOSING WHO, AT THE TIME THIS AGREEMENT WAS MADE, EXPLAINED THE CONSEQUENCES OF THIS SECTION TO IT.  THIS SECTION DOES NOT LIMIT BUYER’S OBLIGATIONS WHICH, AS OTHERWISE PROVIDED HEREIN, SURVIVE THE TERMINATION OF THIS AGREEMENT.

BUYER’S INITIALS: /s/ ST	SELLER’S INITIALS:	/s/ RS
/s/ MR /s/ MS /s/ JK /s/ TB /s/ WR /s/ EEC /s/ AH /s/ JB

18.3           Breach of Post-Closing Covenants.  The limitations on remedies in Sections 18.1 and 18.2 above shall not apply to any breach by either party of any post-Closing covenant, and both parties shall have all remedies at law and in equity, including specific performance, available to it for such breaches.

19.           General Provisions.

19.1           Assignment.  Sellers shall not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer.  Buyer may assign either this Agreement or any of its rights, interests, or obligations hereunder to any entity controlled by Buyer without the prior written approval of Sellers but not without the prior approval of the Senior Lender.  Specifically, Buyer shall be entitled to (i) assign its rights to purchase the LP Units to one entity Buyer controls and the right to purchase the GP Units to another entity Buyer controls, and (ii) assign its right to make the Buyer’s Loan to an affiliate of Buyer.  Seller acknowledges that Buyer’s assignee(s) pursuant to Section 18.1(i) may or may not be real estate investment trusts.  It shall be a condition of any assignment hereunder, that the assignee expressly assume in writing all of the duties and obligations being assigned to it, and that the  Buyer shall not be released from any of its duties or obligations hereunder, which it shall continue to be liable for if not performed by the assignee.

19.2           Binding Effect.  This Agreement will be binding upon the parties and their heirs, personal representatives, successors, and assigns, and will inure to their benefit.

19.3           Costs.  Each party will be responsible for and bear all of its own costs and expenses (including any expenses of its representatives) incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated.

19.4           Amendment.  A modification or amendment to this Agreement or the exhibits to this Agreement, or other documents delivered pursuant hereto, are effective only if it is in writing and executed by all parties hereto.

19.5           Notice.  To be effective, a notice or other communications required or permitted under this Agreement must be given in writing and shall be given by: (i) depositing such notice with a nationally recognized overnight delivery service, delivery charges prepaid, (ii) hand delivery using a courier, or (iii) by facsimile, and only if electronic confirmation of such facsimile is received.  All such notices shall be deemed delivered: (i) by overnight delivery service, on the day following deposit with such service, (ii) by courier, on the date of such courier service, and (iii) by facsimile, on the date of delivery.

If to Buyer:                                                            Richard Schoebel
Retail Opportunity Investments Partnership, LP
3 Manhattanville Road, 2nd Floor
Purchase, New York 10577
Telephone:  914/272-8080
Facsimile:  914/272-8088
rschoebel@roireit.net (email)

With a copy to:                                                    Kenneth S. Antell
Dunn Carney Allen Higgins & Tongue LLP
851 SW Sixth Avenue, Suite 1500
Portland, Oregon  97204
Telephone:  503/417-5364
Facsimile:  503/224-7324
kantell@dunncarney.com (email)

If to Company, Sellers or Sher:                          Ronald Sher
c/o Metrovation
10500 NE 8th Street, Suite 850
Bellevue, Washington  98004
Telephone:  425/990-1200
Facsimile:  425/990-1203
ron4sher@gmail.com (email)
With a copy to:                                                     Kenneth A. Bloch
Wolfstone, Panchot & Bloch, P.S., Inc.
1111 3rd Avenue, Suite 1800
Seattle, Washington  98101
Telephone:  206/682-3840
Facsimile:  206/340-8837
kbloch@wpblaw.com (email)

19.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

19.7           Severability.  If any provision of this Agreement is deemed to be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement will not be in any way impaired.

19.8           Further Assurances.  The parties agree to execute other documents reasonably necessary to further effect and evidence the terms of this Agreement, as long as the terms and provisions of the other documents are fully consistent with the terms of this Agreement.

19.9           No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

19.10         Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party hereto, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring.  To be effective, any waiver, permit, consent or approval of any kind on the part of any party hereto of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing.

19.11         Arbitration.  Should disagreement arise that the parties do not resolve, both parties agree that such controversy shall be submitted to final and binding arbitration before a single arbitrator in Bellevue, Washington in accordance with JAMS.  Notwithstanding this, the parties are and will be permitted the right of discovery in any such proceeding.  If arbitration is commenced by any party concerning any provision of this Agreement or the rights and duties of any party, the substantially prevailing party in such arbitration shall be entitled, in addition to such other relief as may be granted, to reasonable actual attorneys’ fees, expert witness expenses, and other costs.

19.12         Time for Performance; Counting Days.  If the day for performance of any obligation under this Agreement is a Saturday, Sunday, or legal holiday, then the time for performance of that obligation shall be extended to 5:00 p.m. Pacific time on the first following day that is not a Saturday, Sunday, or legal holiday.

19.13           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Washington, regardless of any conflict of law principles of the State of Washington that may direct the interpretation or enforcement of this Agreement to the laws of any other jurisdiction.

19.14           Entire Agreement.  This Agreement, including the exhibits hereto, and the other documents delivered pursuant hereto, constitutes the full and entire understanding and agreement between the parties concerning the subject matter of this Agreement, and this Agreement supersedes all prior agreements and negotiations, oral or written, concerning that subject matter, all of which are merged into this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

19.15           Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

19.16           Memorandum of Option.  Upon the Closing Date, the parties shall record a memorandum providing notice of Buyer’s Purchase Option and TCA’s Purchase Option as provided in Section 7.9 above.

19.17           Company Acts.  Sellers and Sher represent and warrant, jointly and severally, that they shall cause Company to do any of the acts required under this Agreement, and that Sellers have the legal authority and Company authority necessary to do so.

20.           Attorney Fees. If any suit, arbitration or action (including any bankruptcy proceedings) is instituted to enforce or interpret any provision of this Agreement, the prevailing Party will be entitled to recover from the Party not prevailing, in addition to other relief that may be provided by law, an amount determined reasonable as attorney fees in arbitration or trial and on any appeal of such suit, arbitration or action.

21.           Buyer’s Rights of First Offer on Other Properties.  Upon the Closing Date, Buyer and Sellers shall cooperate to execute and record in the respective county where each property is located, and cause all other necessary parties to execute, the documents necessary to grant Buyer a Right of First Offer to Purchase, in the form attached as Exhibit Q (except as modified to reflect the prior existing right of first offer with regard to The Grove at Shrewsbury, as mentioned below), the following properties:

Five Points Plaza, Huntington Beach, CA
Southside Shopping Center, Santa Rosa, CA
Brook 35 Plaza, Sea Girt, NJ
Brook 35 West, Sea Girt, NJ
The Grove at Shrewsbury, Shrewsbury, NJ (subject to existing right of first offer in favor of current interest holders)
The Grove West, Shrewsbury, NJ

22.           8-K and Audit Requirements.  Buyer and Sellers agree to all the terms of Exhibit K hereof.

23.           AMENDMENT OF THE PARTNERSHIP AGREEMENT.  TO THE EXTENT THAT ANY PROVISION OF THIS AGREEMENT IS CONTRARY TO THE TERMS OF THE PARTNERSHIP AGREEMENT OF THE COMPANY OR WOULD REQUIRE AN AMENDMENT TO THE PARTNERSHIP AGREEMENT OF THE COMPANY IN ORDER TO BE EFFECTIVE, THE COMPANY’S PARTNERSHIP AGREEMENT SHALL BE DEEMED TO HAVE BEEN SO AMENDED BY THE CONSENT OF ALL OF THE COMPANY’S PARTNERS WHO HAVE SIGNED THIS AGREEMENT.  SELLERS, SHER AND THE NON-SELLING LP’SWARRANT AND REPRESENT THAT THIS PROVISION IS LEGALLY ENFORCEABLE AND THAT, UPON FULL EXECUTION, THIS AGREEMENT SHALL CONSTITUTE AN AMENDMENT OF THE COMPANY’S PARTNERSHIP AGREEMENT, AS PROVIDED HEREIN, WITHOUT THE NEED FOR A SEPARATE PARTNERSHIP AGREEMENT AMENDMENT

SELLERS /s/ RS Sher GP, Inc. ________________________ Initials	NON-SELLING LP’s /s/ Joseph Blum Blum Family Trust ________________________ Initials	RONALD SHER /s/ RS Initials

TCA Holdings, LLC
/s/ RS
Initials

Mel Ronick IRA
/s/ Mel Ronick
Initials

Merrill Lynch IRA FBO
Eugene Clahan
/s/ EEC
Initials

Jacqueline Kudler, Trustee
Of the Joel J. Kudler
Marital Trust u/a
Dated 11/11/88
/s/ JK
Initials

Doris Blum
/s/ JB
Initials

Joseph Blum Irrevocable Trust
/s/ JB
Initials

Blum 1986 Grandchildren’s
Trust I
/s/ JB
Initials

Ari Blum Trust
/s/ JB
Initials

Morgan Blum Trust
/s/ JB
Initials

Thomas Bomar
/s/ TB
Initials

Trust B under the Harris Trust
u/a dated 7/22/88
/s/ AH
Initials

Rawson, Blum & Company
/s/ WR
Initials

Rawson Living Trust
/s/ WR
Initials

Argus Group, Ltd.
/s/ RS
Initials

Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88
/s/ EEC
Initials

Merritt and Pamela Sher Living Trust
/s/ MS
Initials

Sylvia Sher
/s/ RS
Initials

Sydney Sher Marital Trust
/s/ RS
Initials

Terranomics Investment Partnership
/s/ MS
Initials

Terranomics, a CA corp.
/s/ MS
Initials

[Signatures on following page]

IN WITNESS OF THEIR AGREEMENT, the parties have executed this Agreement as of the date first written above.

SELLERS:	BUYER:

TCA HOLDINGS, LLC, a Washington limited liability company By:ARGUS GROUP, LTD., a Washington corporation, its Manager By: /s/ Ronald Sher Name: Ronald Sher Title: C.E.O.
RETAIL OPPORTUNITY
INVESTMENTS PARTNERSHIP, LP
a Delaware limited partnership

By:          Retail Opportunity
Investments GP, LLC,
Its Sole General Partner

By: /s/ Stuart A. Tanz
Stuart A. Tanz
Chief Executive Officer

COMPANY:

SHER GP, INC., a Washington corporation
By: /s/ Ronald Sher
Name: Ronald Sher
Title: C.E.O.

MEL RONICK IRA

By: /s/ Mel Ronick
Name: Mel Ronick
Title:

MERRILL LYNCH IRA FBO
EUGENE CLAHAN

By: /s/ Eugene E. Clahan
Name: Eugene E. Clahan
Title: Trustee

/s/ Jacqueline Kudler
Jacqueline Kudler, Trustee of the Joel J. Kudler
Marital Trust U/A dated 11/11/88

TERRANOMICS CROSSROADS ASSOCIATES, a California limited partnership

By: SHER GP, INC., a Washington corporation, its general partner

By: /s/ Ronald Sher
Name: Ronald Sher
Title: C.E.O.

RONALD SHER:

/s/ Ronald Sher
Ronald Sher

NON-SELLING LPS

/s/ Doris Blum, by Joseph Blum, her attorney-in-fact
Doris Blum

/s/ Joseph Blum
Trustee of the Blum Family Trust

/s/ Joseph Blum
Trustee of the Joseph Blum Irrevocable Trust

/s/ Joseph Blum
Trustee of the Blum 1986 Grandchildren’s Trust I

/s/ Joseph Blum
Trustee of the Ari Blum Trust

/s/ Joseph Blum
Trustee of the Morgan Blum Trust

/s/ Thomas Bomar
Thomas Bomar

/s/ AH
Trustee of Trust B under the
Harris Trust u/a dated 7/22/88

RAWSON, BLUM & COMPANY
By: /s/ David R. Rawson
Name: David R. Rawson
Title: C.E.O.

/s/ David R. Rawson
Trustee of the Rawson Living Trust

ARGUS GROUP, LTD.

By: /s/ Ronald Sher
Name: Ronald Sher
Title: C.E.O.

/s/ Eugene E. Clahan
Trustee of the Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88

/s/ Merritt Sher
Trustee of the Merritt and Pamela Sher Living Trust

/s/ Ronald Sher
Sylvia Sher, by Ronald Sher, her attorney-in-fact

/s/ Ronald Sher
Trustee of the Sydney Sher Marital Trust

TERRANOMICS INVESTMENT
PARTNERSHIP

By: /s/ Ronald Sher
Name: Ronald Sher
Title: President of Terranomics, General Partner

TERRANOMICS, a California corporation

By: /s/ Merritt Sher
Name: Merritt Sher
Title: Chairman

EXHIBITS AND SCHEDULES

A - Legal Description of Project – Recital A
B - Ownership of LP Units – Recital B
Schedule 1.1.1 Purchase Price Calculation Template – Section 1.1.1
C – Management and Leasing Agreement – Section 1.5
D - Major Decisions – Section 1.5
E - Personal Property – Section 3.4
F - Contracts – Section 3.6
Schedule 3.8 – Environmental Reports - Section 3.8
G - Financial Statements – Section 3.19
H - Intellectual Property – Section 3.22(d)
I – Agreement for Capital Loans -Section 7.7
Schedule 7.7(b) Formula for Calculation of Partnership Unit Adjustment – Section 7.7(b)
J – [Intentionally Deleted]
K – 8-K and Audit Requirements – Section 22
L - Contribution Agreement – Section 7.9(c)
M - Registration Rights Agreement – Section 7.9(c)
N - Form of Tax Protection Agreement – Section 7.9(c)
O - Option Agreement – Section 7.9
P - Development Plans – Section 17
Q - Right of First Offer to Purchase – Section 21
R - Financial Statement Production Requirements – Section 9.4

Exhibit A
Legal Description

Exhibit A - 1

Exhibit A - 2

Exhibit B
Ownership of Partnership Units

TERRANOMICS CROSSROADS ASSOCIATES
a California limited partnership

	Partnership Interest	Partnership Units

Argus Group, Ltd.	0.4836%	30.50710
Blum, Doris	0.1425%	8.98990
Blum Family Trust	0.9302%	58.68110
Joseph Blum Irrevocable Trust	0.0892%	5.62460
Blum 1986 Grandchildren’s Trust I	0.4355%	27.47290
Ari Blum Trust	0.0591%	3.72950
Morgan Blum Trust	0.0591%	3.72950
Thomas Bomar	0.4696%	29.62250
Merrill Lynch IRA FOB Eugene Clahan	1.1460%	72.29270
Eugene E. and Kathleen B. Clahan
Revocable Trust u/a dated 11/11/88	0.9076%	57.25150
Trust B under the Harris Trust u/a dated 7/22/88	0.0901%	5.68320
Jacqueline Kudler, Trustee of the Joel J. Kudler
Marital Trust u/a dated 11/11/88	0.1578%	9.95680
Rawson, Blum & Company	0.0142%	0.89500
Rawson Living Trust	1.5416%	97.24610
Mel Ronick IRA	0.0473%	2.98680
Merritt and Pamela Sher Living Trust	2.2583%	142.45755
Ronald Sher	2.5833%	162.95675
Sher GP, Inc.	0.1594%	10.05710
Sylvia Sher	1.3436%	84.75380
Sydney Sher Marital Trust	1.3436%	84.75380
Terranomics Investment Partnership	0.7078%	44.64750
Terranomics	0.0286%	1.80710
TCA Holdings, LLC	85.0018%	5,362.0000
	100.000000%	6,308.10280

Exhibit B - 1

Schedule 1.1.1
Purchase Price Calculation

Purchase Price of Calculation
Total Value of Project
Purchase Price	$86,000,000.00

Plus:	(A)	(B)	(A-B	)
	Balance Sheet As of Sep.30, 2010	Excluded Accounts	Included Accounts
Assets
MAIN ACCT-KEYBANK	1,500.00		1,500.00
OPERATING CASH – KEYBANK	213,954.67		213,954.67
FARMERS MARKET OPERATING-KEYBANK	14,411.11		14,411.11
KEYBANK MONEY MARKET	4,068.26		4,068.26
MARKETING PETTY CASH-KEYBANK	2,000.00		2,000.00
Cash In Transit	130.00		130.00
Tenant A/R	174,937.10		174,937.10
NOTE REC-CROSSROADS VET (B SINGBEIL)	23,762.28		23,762.28
NOTE REC-COMMON FOLK KIDS	9,613.96		9,613.96
REC-TCA HOLDINGS	690.77		690.77
NOTE REC-THYME FOR SOUP	7,806.58		7,806.58
PROPERTY TAX ESCROW	341,799.90		341,799.90
PREPAID INSURANCE	38,516.88		38,516.88
LAND	5,302,908.20	5,302,908.20
SITE IMPROVEMENTS: BEGINNING BALANCE	1,362,615.90	1,362,615.90
SITE IMPROVEMENTS: ADDITIONS	56,808.46	56,808.46
ACCUM. DEPREC.: PARKING AREAS	(1,029,568.00)	(1,029,568.00)
LANDSCAPING: BEGINNING BALANCE	398,949.49	398,949.49
LANDSCAPING: ADDITIONS	26,500.15	26,500.15
ACCUM. DEPREC.: LANDSCAPING	(325,506.00)	(325,506.00)

Schedule 1.1.1 - 1

Plus:	(A)	(B)	(A-B	)
	Balance Sheet As of Sep.30, 2010	Excluded Accounts	Included Accounts
Assets
SHELL & MALL BLDGS: BEGINNING BALANCE	31,323,597.36	31,323,597.36
SHELL & MALL BLDGS: ADDITIONS	37,389.68	37,389.68
ACCUM. DEPREC.: SHELL & MALL BLDGS	(22,520,921.00)	(22,520,921.00)
TENANT IMPROVEMENTS: BEGINNING BALANCE	8,975,778.52	8,975,778.52
TENANT IMPROVEMENTS: ADDITIONS	450,005.23	450,005.23
ACCUM. DEPREC.: TENANT IMPROVEMENTS	(2,582,655.00)	(2,582,655.00)
HVAC: BEGINNING BALANCE	300,634.22	300,634.22
ACCUM. DEPREC.: HVAC	(284,680.00)	(284,680.00)
FURNITURE & EQUIPMENT: BEGINNING BALANCE	394,211.99	394,211.99
FURNITURE & EQUIPMENT: ADDITIONS	15,886.51	15,886.51
ACCUM. DEPREC.: FURNITURE & FIXTURES	15,886.51	15,886.50
SIGNS: BEGINNING BALANCE	179,978.10	179,978.10
CONSTRUCTION IN PROGRESS	58,866.80	58,866.80
LEASE COMMISSIONS: BEGINNING BALANCE	761,315.01	761,315.01
LEASE COMMISSIONS: ADDITIONS	123,425.14	123,425.14
ACCUM. AMORT.: LEASE COMMISSIONS	(413,881.00)	(413,881.00)
LOAN COSTS: BEGINNING BALANCE	488,692.82	488,692.82
LOAN COSTS: ADDITIONS	(77.00)	(77.00)
ACCUM. AMORT.: LOAN COSTS	(93,084.00)	(93,084.00)
LEASE COSTS: BEGINNING BALANCE	839,224.64	839,224.64
LEASE COSTS: ADDITIONS	43,577.00	43,577.00
ACCUM. AMORT.: LEASE COSTS	(66,071.00)	(66,071.00)
SYNDICATION COSTS	247,000.08	247,000.08
GOODWILL	38,379,227.00	38,379,227.00

Schedule 1.1.1 - 2

Plus:	(A)	(B)	(A-B	)
	Balance Sheet As of Sep.30, 2010	Excluded Accounts	Included Accounts
Total Assets	62,675,704.60	61,842,513.09	833,191.51		833,191.51

Less: Liabilities
ACCOUNTS PAYABLE-MANUAL ENTRY	185,515.04		185,515.04
EXPEDIA CRUISE SHIP TI PAYABLE	11,880.00		11,880.00
MERCHANTS FUND
ACCRUED INTEREST PAYABLE	280,450.83		280,450.83
ACCRUED SALARIES & WAGES	8,363.90		8,363.90
ACCRUED SICK & VACATION	20,560.75		20,560.75
ACCRUED IRA EMPLOYEE DEDUCTION	150.00		150.00
UNAPPLIED RENTS	228,757.13		228,757.13
MTG PAY: AIG	51,775,537.31	51,775,537.31
MTG PAY: TII	8,812,537.81	8,812,537.81
COMPACTOR NOTES PAYABLE	25,166.00		25,166.00
TENANT SECURITY DEPOSITS	121,242.83		121,242.83
Total Liabilities	61,473,462.04	60,588,075.12	885,386.92		(885,386.92)
Capital	1,202,242.56	1,202,242.56
Total Liabilities and Capital	62,675,704.60	61,790,317.68	885,386.92
Total Value of Project					85,947,804.59
Less
Senior loan as of 9/30/10					(51,775,537.31)
Junior loan as of 9/30/10					(8,812,537.81)
Total					25,359,729.47
Interest acquired					49%
Total Purchase Price					$12,426,267.44

Schedule 1.1.1 - 3

Exhibit C

Management and Leasing Agreement

MANAGEMENT AND LEASING AGREEMENT

THIS MANAGEMENT AND LEASING AGREEMENT (“Agreement”) is made and entered into as of the ____  day of ________ ,2010, by and between Terranomics Crossroads Associates Limited Partnership, a California limited partnership (Owner), and Argus Group Ltd., a Washington corporation (Agent).

WITNESSETH:

WHEREAS, Owner owns a certain tract of land located in Bellevue, Washington, on which exists a shopping center known as Crossroads Shopping Center, such tract of land and the shopping center being more particularly described on Exhibit A, attached hereto and incorporated herein by reference (which land and shopping center are hereinafter collectively referred to as the Project); and

WHEREAS, Owner desires to employ Agent to manage and lease the Project subject to the terms of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, Owner and Agent, intending to be legally bound, hereby agree as follows:

1.     Employment and Appointment.  Owner hereby employs Agent for the term of this Agreement as its sole and exclusive manager and leasing Agent of the Project, subject to the terms and conditions hereof.  Owner further appoints and designates Agent as its duly authorized representative to perform the functions and services listed herein in the name of and on behalf of Owner, all at Owner's sole cost and expense, subject to the terms and provisions hereof.  Agent hereby accepts such employment and appointment on the terms and conditions set forth herein, subject to the terms and provisions hereof.

2.     Term. Owner hereby employs Agent to manage, lease, re-lease, and maintain the Project for a term of one year from the date hereof, automatically renewable annually unless sooner terminated pursuant to the provisions of paragraph 9 hereof.

3.     Functions and Services of Agent.  Agent agrees to perform, and shall have full power and authority for, on behalf of, and in the name of Owner, the following services as manager and leasing agent of the Project, and Agent shall have authority to expend such sums and incur such expenditures (subject to the terms of this Agreement), all at Owner's expense, as may be necessary in connection therewith:

(a)            Investigate, hire, pay, supervise, and discharge the personnel necessary to be employed by Agent in order to properly maintain and operate the Project, including janitor, security and maintenance personnel.

(b)            Advertise the Project in such manner as deemed advisable by Agent and Owner;

(c)            Investigate prospective tenants, rent space in the Project to tenants on such terms and conditions as may be specified by Owner.

Exhibit C - 1

(d)            Collect, demand, request, and receive rentals, percentage rentals, common area maintenance charges, payments toward taxes and insurance, security deposits, and such other sums which may be due from tenants;

(e)            Terminate tenancies and refund tenant security deposits where deemed advisable by Owner; sign and serve such notices as are deemed needed by Owner or Agent; Institute and prosecute actions related to tenants and to recover possession of tenant space in the Project; sue and recover rent;

(f)            Cause the buildings, appurtenances, and grounds of the Project to be maintained and kept in repair, as may be deemed necessary by Owner to keep the Project in first class operation;

(g)            Take such action as may be necessary to comply with any and all orders or requirements affecting the Project which shall be issued or imposed by any federal, state, county, or municipal authority having jurisdiction thereof; provided, however, that Agent shall promptly notify Owner in writing of all such orders and notices or requirements and comply with Owner's instructions regarding such orders and requirements, to the extent that such instruction can practically and legally be followed;

(h)            Make contracts and arrangements for securing water, electricity, gas, fuel, oil, and other services necessary for the successful operation of the Project;

(i)            If requested by Owner, obtain and keep in full force and effect, at Owner's expense, all insurance which may be specified in writing by Owner.  Unless specified in writing by Owner, Agent shall have the right to determine companies, amounts of coverage, and forms of policies, including riders and endorsements, as shall be deemed necessary by Agent, provided that Agent shall not be held liable to Owner in respect of any such determination which is made in good faith.  Agent may have itself designated as an additional insured under any of the policies;

(j)            From funds collected and deposited in the account hereinafter provided, cause to be disbursed regularly and punctually; (i)salaries and any other compensation due and pay able to the employees of Owner; (ii) the single aggregate payment required to be made monthly to any lender, including the amount due under each mortgage note, if any, for premium charges under the contract of insurance, taxes and assessments, fire and other hazard insurance premiums, interest on each mortgage loan; and (iii) sums otherwise due and payable by Owner as operating expenses which are incurred pursuant to the terms of this Agreement including management and other fees as provided herein;

(k)            Cooperate with Owner's accountants in preparation for execution and filing by Owner of all forms, reports, and returns required by law in connection with unemployment insurance, workers' compensation insurance, disability benefits, and social security not in effect or hereafter imposed, and also all requirements relating to the employment of personnel;

(l)            Agent agrees that, within 15 days after the execution hereof, it will prepare and submit to Owner for its approval a budget setting forth the estimated receipts and expenditures (capital, operating, and other) of the Project for the balance of the current calendar year.  When a budget submitted by Agent has been approved by Owner in writing, Agent shall be authorized to make the expenditures and incur the obligations provided for in said budget. Agent shall not be authorized to incur any

Exhibit C - 2

obligations or to make any expenditure for or on behalf of the Owner not set forth in an approved budget unless such obligation or expenditure is approved in advance in writing by the Owner.  Notwithstanding the foregoing, Agent shall have the right, without further approval of the Owner, to make an expenditure or incur an obligation not set forth in an approved budget provided that (i) such obligation or expenditure does not involve a sum in excess of $50,000 , and (ii) such expenditure or obligation when added to all other expenditures or obligations, made or to be made, or incurred or to be incurred, by Agent on behalf of Owner in such year which have not been otherwise approved in writing does not or will not cause the aggregate amount of all such expenditures and obligations to exceed the approved budget for such year by more than $50,000.  Additionally, in the event the Agent, in its good faith and reasonable judgment, deems an expenditure not provided for in an approved budget to be an emergency (that is immediately necessary to protect persons or property), Agent shall be authorized to make such expenditure on behalf of the Owner, provided that Agent notifies Owner by telephone of the nature of the emergency and the scope of the work to be done, and immediately confirms the same in writing, which confirmation shall include evidence as to all costs incurred to date and Agent's best estimate of the total cost thereof, provided that, notwithstanding the foregoing, upon paying any over-budget item (emergency or otherwise), Agent shall promptly notify Owner of the same, and upon approval of such expenditure by Owner, any such sum shall be deemed to be approved as part of approved budget for purposes of this paragraph, and Agent may again incur or pay over-budget obligations and expenses as provided above.

(m)            Agent agrees to keep full and detailed books and records covering the management of the Project and to provide professional accounting services with respect to the project and timely submit to the Owner all the materials and reports described in the attached Exhibit B that the Company is required to prepare and distribute to the Partners.

Owner shall at all times have access to such records as well as to the other books and records of the Agent maintained on behalf of the Owner and directly related to the leasing, operation, maintenance, and management of the Project, and the Owner's accountants shall have the right to audit such books and records.

Agent shall not be responsible for preparing or filing any audited financial statements or tax, corporate, or other related returns or forms, but agrees, if requested by Owner, to make available records which may be necessary for the Owner's accountants to prepare and file such reports.  Notwithstanding the foregoing, Agent will be responsible for filing payroll tax returns for Owner's employees working at the Project.

(n)            Select, contract, supervise the performance of, and pay the fees and charges for, all independent contractors required for proper maintenance and operation of the Project;

(o)            If requested by Owner, Agent would agree to appeal before any taxing authorities any property tax assessments relative to the Project.

(p)            Agent shall maintain all required licenses and shall comply with all applicable laws, rules, statutes, ordinances, and regulations in Agent’s performance of its duties under this Agreement.

(q)            Agent shall meet with Owner’s General Partners at least once every six (6) months to report on the status of the Project, material issues, and management

Exhibit C - 3

decisions, leasing, new development and redevelopment, and all other material issues related to the management or operation of the Project.

4.     Consent of ROIP.  Notwithstanding the foregoing or any other term or provision of this Agreement, Agent shall not take any of the actions listed on the attached Exhibit C without the prior written consent of Retail Opportunity Investments Limited Partnership (ROIP), acting as a general partner of Owner or its affiliated assignee who is ROIP’s successor as general partner.

5.     Bank Account.  Agent shall establish and maintain, in a bank whose deposits are insured by the Federal Deposit Insurance Corporation and in a manner to indicate the custodial nature thereof, a separate bank account as Agent of the Owner, or, at the option of the Owner, a bank account in the name of the Owner or of the Project, for the deposit of monies of the Owner.  Agent shall have authority to endorse checks payable to Owner, deposit funds of Owner into the account, and to draw on such account or accounts any payment to be made by Agent to discharge any of the liabilities or obligations incurred by Agent pursuant to this Agreement, and be subject to the limitations set forth in this Agreement.

6.     Compensation to Agent; Payments to and Reimbursement of Agent.

(a)            Compensation to Agent.  In consideration of the management and leasing functions to be performed by Agent under this Agreement, Owner shall compensate Agent as follows:

(i)        Management fees equal to 3.5% of gross income (determined on the cash method of accounting) on all base rent, common area maintenance charges, percentage rent, property/LID tax reimbursements and insurance reimbursements received from tenants in the Project.

(ii)        A leasing fee and such other fees and employee expenses as are shown on the attached fee schedule.

(iii)        Anything to the contrary notwithstanding, in the event that, at the expiration date of this Agreement, there are payments due Owner pursuant to tenant leases, but which are then uncollected, and any such amount subsequently is collected, Owner shall pay Agent at the time of collection the amount Agent would have been entitled to pursuant to the terms of this Agreement had the tenant performed at the time and as required under its lease.

(b)            Payment to and Reimbursement of Agent.  Upon the prior approval of Owner, Agent may disburse to itself upon receipt of the gross monthly payments due Owner from tenants, all amounts due Agent pursuant to this Agreement from the account or accounts maintained in accordance with the terms hereof.  If the funds in such accounts are insufficient to pay Agent all amounts due it hereunder, Owner agrees to pay Agent such amounts due Agent promptly upon Agent's request therefor.  In the event Agent should advance any amount from its own funds, rather than from the funds of Owner, in the payment of any of the costs or expenses of Owner, Owner shall promptly reimburse Agent at Agent's request, or Agent may reimburse itself from the account or accounts maintained in accordance with the provisions hereof.  Nothing herein contained shall be deemed or construed to require Agent to advance its own funds on behalf of Owner.

7.            Insurance.  Owner agrees to carry public liability insurance, workers' compensation insurance, and such other insurance as may be necessary for protection of both the interests of Owner and Agent.  In each such policy of Insurance, Owner agrees

Exhibit C - 4

upon request by Agent to designate Agent as a party Insured with Owner.  The carrier shall be licensed in the State of Washington and may be selected by Owner.  The amount of coverage of such policies shall be mutually agreed upon by Owner and Agent.  A certificate of each policy issued by the carrier shall be delivered to Agent by Owner.

8.  Indemnification and Other Agreements.

(a)            Everything done by Agent pursuant to the provisions of this Agreement shall be done as agent of the Owner, and all obligations incurred hereunder, except as specified otherwise, shall be for the account of, at the expense of, and on behalf of, the Owner, except that Owner shall not be obligated to pay any overhead expenses of Agent;

(b)            Owner agrees to indemnify, defend, and hold harmless Agent from and against any and all claims, actions, damages, loss, liabilities, and expenses, including, without limitation, attorneys' fees, accounting fees, and court costs which Agent may incur or which may arise out of or on account of Agent’s proper performance of the duties and services set forth herein and from liability for personal injury, including death, or property damage experienced by any employee or other person or entity whatsoever at the Project; provided, however, that this section shall not impose any obligation on Owner to indemnify Agent against the willful misconduct or negligence of Agent;

(c)            Agent agrees to indemnify, defend, and hold harmless Owner and Owner’s general partners from and against any and all claims, actions, damages, loss, liabilities, and expenses, including, without limitation, attorneys' fees, accounting fees, and court costs which Owner may incur or which may arise out of or on account of Agent’s breach of any obligation or duty under this Agreement or Agent’s negligence or willful misconduct; provided, however, that this section shall not impose any obligation on Agent to indemnify Owner against the willful misconduct or negligence of Owner.

(d)            Except as expressly provided otherwise herein, Agent does not assume and is given no responsibility for compliance of the Project or any equipment therein with the requirements of any statute, ordinance, law, or regulation of any governmental body or of any public authority or official thereof having jurisdiction, except to notify the Owner promptly or forward to the Owner promptly any complaints, warnings, notices, or summonses received by it relating to such matters.

9.     Early Termination.  Notwithstanding anything in this Agreement to the contrary, Agent and Owner shall have the right to terminate the Agreement as of the end of any calendar month upon the giving of thirty days' notice to the other party in advance of such termination date.  No liability shall attach to either party by reason of such termination provided, however, that to the extent either party has liabilities or obligations to the other existing as of the date of such termination, such liabilities or obligations shall be met and satisfied notwithstanding such termination.  In addition, ROIP, or its successor or assign who is ROIP’s successor as general partner, shall have the sole and exclusive authority to terminate this Agreement upon thirty (30) days’ written notice to Agent for “cause.”  For the purposes of this Agreement, “cause” shall be defined as fraud, material breach of fiduciary duties, or other material intentionally wrongful conduct by Agent, or Agent’s material breach of any material obligation under this Agreement that is not cured within thirty (30) days after written notice.  The wrongful acts of an employee of Agent not in the course of his or her employment, which Agent fully indemnifies Owner for, shall not constitute “cause” to terminate this Agreement.

Exhibit C - 5

Upon termination of this Agreement for any reason, the Agent shall promptly deliver the following to the Owner or the Owner's appointed agent:

(a)            A final accounting for the Project, reflecting the balance of income and expenses for the Project as of the date of termination;

(b)            Any balance of monies due to the Project or tenant security deposits, or both, held by the Agent with respect to the Project; and

(c)            All written data and materials belonging to the Project, including all records, contracts, leases, receipts for deposits, unpaid bills, a summary of all leases in existence at the time of termination, and all other papers, plans, books, drawings, documents, and writings which pertain to the Project or the business or affairs of the Project. Such data and information and all such documents shall at all times be the property of the Project.

10.                          Indemnification by Agent. The Agent hereby absolutely, unconditionally, and irrevocably covenants and agrees to indemnify and hold harmless Owner from and against any and all claims, demands, liabilities, losses, costs, or expenses arising out of or in any way connected with any acts, omissions to act, or forbearances of the Agent, its agents, employees, or representatives, which are in violation of the duties of the Agent set forth in this Agreement or which are negligent.

11.    Relationship of Parties.  This Agreement shall not be construed as creating a partnership agreement between the parties.

12.    Modification.  No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any terms or condition in the future, unless such change, modification, or waiver shall be in writing and signed by the parties.

13.    Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, transferees, successors, and assigns.

14.    Duplicate Originals.  For the convenience of the parties hereto, any number of counterparts hereof may be executed, and each counterpart shall be deemed to be an original.

15.    Notices.  All notices, requests, and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight hours after being placed in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Until changed in writing by either party to this Agreement, each party's address is as follows:

(a)     If to Owner:

Terranomics Crossroads Associates Limited Partnership
c/o Sher Partners
10500 N.E. 8th Street Suite 850
Bellevue, WA 98004

Exhibit C - 6

Retail Opportunity Investments Partnership, LP
Attn: Richard Schoebel
3 Manhattanville Road, Second Floor
Purchase, New York 10577

(b) If to Agent:

Argus Group Ltd.
c/o Sher Partners
10500 N.E. 8th Street Suite 850
Bellevue, WA 98004

16.      Attorney Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Agreement, or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its attorney, paralegal, accountant, and other expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

17.      Third-Party Beneficiary.  ROIP shall be an intended third-party beneficiary of this Agreement, as applicable.

18.      Entire Agreement.  This Agreement is intended by the parties hereto to be the final expression of their Agreement and is a complete and exclusive statement of the terms thereof.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ________ day of _____________ ,2010.

TERRANOMICS CROSSROADS
ASSOCIATES LIMITED PARTNERSHIP

By: _________________________
Printed Name: _________________
Title: ________________________

ARGUS GROUP LTD.

By: _________________________
Printed Name: _________________
Title: ________________________

Exhibit C - 7

CROSSROADS MANAGEMENT ADDITIONAL FEE STRUCTURE

CURRENT RUNNING OF CROSSROADS

On-site management & marketing fees (paid to Argus):
100% of salaries/wages and benefit costs for on-site employees (per approved annual budget)
50%* of Susan Benton’s salary/benefit/overhead cost (equals about $70,000/year) (per approved budget)
Susan Benton spends 50% to 60% of her time on Crossroads.

Leasing fees (paid to Argus):
With No Outside Broker:
For New Tenants with up to 5,000 SF: $2.00/SF; Over 5,000 SF: $1.75 additional per SF
For Relocated Tenants with up to 5,000 SF $1.00/SF; Over 5,000 SF: $.75 additional per SF
$0 for extensions of existing leases
$0 for renegotiation of existing leases
$125/hour lease preparation fee (for Liisa Antilla, as needed)

With Outside Broker:
.75% Added to Commission
$0 for extensions of existing leases
$0 for renegotiation of existing leases
$125/hour lease preparation fee (for Liisa Antilla, as needed)

For any new Tenant in which ROIP is the procuring cause, ROIP will receive a fee equal to the fees set out for Argus above.

FUTURE RUNNING OF CROSSROADS

Construction management fee (paid to Argus):
7.5% of hard costs (not including sales tax)

Exhibit C - 8

EXHIBIT A TO EXHIBIT C

Legal Description

Exhibit C - 9

EXHIBIT B TO EXHIBIT C

FINANCIAL STATEMENT PRODUCTION REQUIREMENTS

1.           Monthly and Annual Reports.  The Company shall prepare and distribute to the partners within 15 days after the end of each calendar month a monthly and year-to-date report prepared in accordance with GAAP, consistently applied, including:

i.        A balance sheet

ii.       A profit-and-loss statement

iii.      A statement of changes in the Partners’ Capital Accounts

iv.      A variance report, comparing actual costs and expenses and revenues with budgeted costs and expenses and revenues on a category basis, along with a reasonable detailed explanation of all material or significant variances and all changes in any time schedules relating thereto

v.       A leasing report, which shall describe in reasonable detail all leasing efforts and leasing prospects, letters of intent and leases made, identified or entered into during such period

vi.      Rent roll

vii.     Bank statements and bank reconciliations

viii.    If applicable, a calculation by Agent of the amount of Net Operating Cash flow for the preceding calendar month and a calculation by Agent of the respective distributions, if any, to Partners pursuant to Article 5, including a calculation of the undistributed Preferential Return on Capital amounts, if any

ix.       Any additional information that the partners may require as supporting schedules to the above

2.           Audited Year-End Financial Statements.  In addition to complying with the above requirements, the year-end financial statements distributed to the partners by the company shall be audited.  The Company shall deliver within 45 days after the end of each calendar year a set of audited financial statements for the Company for the prior calendar year prepared in accordance with generally accepted accounting principles; drafts thereof shall be provided to the partners for review within thirty (30) days of the end of each calendar year.

3.           Accounting Basis and Fiscal Year.  The Company’s books shall be kept on the accrual method of accounting.  The fiscal year of the Company shall be the calendar year.

Exhibit C - 10

4.           Tax Returns.  The General Partners shall cause the Company to prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns required to be filed by the Company.  Within sixty-five (65) days after the end of each fiscal year, the General Partners shall cause the Company’s accountants to deliver to each General Partner for comment drafts of all tax returns that the company is required to file with respect to such fiscal year.  The Company shall furnish each Partner within 90 days of the end of each fiscal year or as soon thereafter as such information is available to the Company a copy of the federal tax return, all state returns, and such information as may be needed to enable such Partner to file its federal income tax return and any required state income tax return.  The General Partners shall cause the Company to pay out of available cash flow and other assets of the Company any taxes payable by the Company.

Exhibit C - 11

EXHIBIT C TO EXHIBIT C

Major Decisions

General Partner Major Decisions

The decision of the Company to do any act relating to or pertaining to any of the matters itemized below shall be a “Major Decision”:

(a)           Acquiring, purchasing or leasing any interest in any real property for the Company;

(b)           Selling, leasing, trading, exchanging, releasing, encumbering or disposing in any other way of any Company real property;

(c)           Borrowing money on a secured or unsecured basis from individuals, entities, banks or other lending institutions to finance or refinance Company assets or operations, to meet other Company obligations, provide Company working capital, or for any other Company purpose, except as may be permitted under Section 7.10 of the Agreement;

(d)           Entering into any contract, lease, commitment or agreement binding the Company which provides for the Company to either pay in excess of $100,000.00, to receive payment in excess of $100,000.00 in the aggregate, or which is longer than one year in duration, unless it has been approved in a Budget.

(e)           Approval of contracts or transactions for the purchase, sale or lease of any Company assets either between the Company and Sher GP or an affiliate of Sher GP;

(f)           Approval of any related party transactions, not authorized or approved in a Budget or contemplated by an agreement signed by both general partners;

(g)           Extension of credit or making of loans by the Company or causing the Company to become a surety, guarantor, endorser or accommodation endorser except in connection with negotiating checks or other instruments received by the Company.

(h)           Altering the capital structure of the Company by any material means, including without limitation, a merger, conversion or consolidation of the Company, redemption of membership interests, or the sale or issuance of new partnership interests in the Company of any type.

(i)           Filing or consenting to filing a petition for or against the Company under any state or federal bankruptcy, insolvency or reorganization act.

(j)           Accepting contributions to the capital of the Company in any form other than cash or making non-cash distributions to Partners other than such contributions expressly provided for in this Agreement.

Exhibit C - 12

(k)          The employment by the Company of any individual related to Sher by birth or by marriage.

(l)           Modifying or terminating the Property Management Agreement, provided however that terminating the Property Management Agreement for cause shall rest solely with Retail Opportunity Investments Limited Partnership (ROIP) (Buyer) as provided in the Property Management Agreement.

(m)         Any distribution of cash or property to partners except as required by the Partnership Agreement, as it may be amended from time to time.

(n)          Approval or modification of the Budget.

(o)          Assuming or incurring any debt or liability not in accordance with an approved Budget.

(p)          Institution, defense and settlement of all litigation and claims against or by the Company where the amount in controversy is $50,000 or more;

(q)          Any action in contravention of the Partnership Agreement.

(r)           Dissolution or liquidation of the Company;

(s)           Any action that would change the nature of the business of the Company or make it impossible for the Company to operate in the ordinary course of business.

(t)           Executing or delivering any general assignment of assets for the benefit of creditors of the Company.

(u)          Any proposed encumbrance, pledge, assignment or transfer, voluntarily or involuntarily, of a general partnership interest in the Company.

(v)          Any proposed pledge, assignment or transfer, voluntarily or involuntarily, of a limited partnership interest in the Company, unless the pledgee, assignee or transferee agrees in writing to be bound by the terms and conditions of the Option Agreement.

(w)          Any change to the accounting methods or tax elections for the Company.

(x)           Hiring any employee of the Company.

(y)           Purchasing any insurance for the Project.

(z)           Hiring any manager for the Project.

(aa)         Admitting any new General Partner into the Company.

Exhibit C - 13

Exhibit D

Major Decisions

General Partner Major Decisions

The decision of the Company to do any act relating to or pertaining to any of the matters itemized below shall be a “Major Decision”:

(a)           Acquiring, purchasing or leasing any interest in any real property for the Company;

(b)           Selling, leasing, trading, exchanging, releasing, encumbering or disposing in any other way of any Company real property;

(c)           Borrowing money on a secured or unsecured basis from individuals, entities, banks or other lending institutions to finance or refinance Company assets or operations, to meet other Company obligations, provide Company working capital, or for any other Company purpose, except as may be permitted under Section 7.10 of the Agreement;

(d)           Entering into any contract, lease, commitment or agreement binding the Company which provides for the Company to either pay in excess of $100,000.00, to receive payment in excess of $100,000.00 in the aggregate, or which is longer than one year in duration, unless it has been approved in a Budget.

(e)           Approval of contracts or transactions for the purchase, sale or lease of any Company assets either between the Company and Sher GP or an affiliate of Sher GP;

(f)           Approval of any related party transactions, not authorized or approved in a Budget or contemplated by an agreement signed by both general partners;

(g)           Extension of credit or making of loans by the Company or causing the Company to become a surety, guarantor, endorser or accommodation endorser except in connection with negotiating checks or other instruments received by the Company.

(h)           Altering the capital structure of the Company by any material means, including without limitation, a merger, conversion or consolidation of the Company, redemption of membership interests, or the sale or issuance of new partnership interests in the Company of any type.

(i)           Filing or consenting to filing a petition for or against the Company under any state or federal bankruptcy, insolvency or reorganization act.

(j)           Accepting contributions to the capital of the Company in any form other than cash or making non-cash distributions to Partners other than such contributions expressly provided for in this Agreement.

Exhibit D - 1

(k)           The employment by the Company of any individual related to Sher by birth or by marriage.

(l)            Modifying or terminating the Property Management Agreement, provided however that terminating the Property Management Agreement for cause shall rest solely with Retail Opportunity Investments Limited Partnership (ROIP) (Buyer) as provided in the Property Management Agreement.

(m)          Any distribution of cash or property to partners except as required by the Partnership Agreement, as it may be amended from time to time.

(n)           Approval or modification of the Budget.

(o)           Assuming or incurring any debt or liability not in accordance with an approved Budget.

(p)           Institution, defense and settlement of all litigation and claims against or by the Company where the amount in controversy is $50,000 or more;

(q)           Any action in contravention of the Partnership Agreement.

(r)           Dissolution or liquidation of the Company;

(s)           Any action that would change the nature of the business of the Company or make it impossible for the Company to operate in the ordinary course of business.

(t)           Executing or delivering any general assignment of assets for the benefit of creditors of the Company.

(u)           Any proposed encumbrance, pledge, assignment or transfer, voluntarily or involuntarily, of a general partnership interest in the Company.

(v)           Any proposed pledge, assignment or transfer, voluntarily or involuntarily, of a limited partnership interest in the Company, unless the pledgee, assignee or transferee agrees in writing to be bound by the terms and conditions of the Option Agreement.

(w)           Any change to the accounting methods or tax elections for the Company.

(x)           Hiring any employee of the Company.

(y)           Purchasing any insurance for the Project.

(z)           Hiring any manager for the Project.

(aa)           Admitting any new General Partner into the Company.

Exhibit D - 2

Exhibit E

Personal Property

Public Art:
Ravens Child wood sculpture by Dudley Carter
Coyote metal sculpture
Light stanchion bird nest sculpture
“VW Bug” rock sculpture
Alligator bench
Place Hermite French fountain in patio
Rock fountain N.E. Plaza

Children’s Rides (coin operated):
Champion horse
Roadster car
Train
Helicopter
Carousel

3 sets of large chess sets
Chess area rug

Vehicles:
Ford F150 pickup 2003 (only vehicle licensed)
Kawasaki 2006 mule tractor
Wood trailer on metal base for tractor
Sand/ice melt dispenser for tractor
Asphalt melter for crack filling for tractor
Golf car for Security use

Furnishings:
Portable stage system
Community Room chairs approx. 40
Black folding chairs for events approx. 250
Folding Tables:
8’ wood 18
8’ plastic 25
6’ plastic 8
4’ plastic 6
8’ low 2
Teak outdoor benches
Interior mall benches (low oak and courthouse benches)
Interior circular teak bench
Tables and Chairs for seating in Public Market
Wrought iron patio furniture in Place Hermite patio

Exhibit E - 1

Flower pots ceramic both mall and exterior entrances
Office furniture for Marketing, Services, Security & Maintenance offices
3 stand-alone Directories
2 stand-alone map/bulletin boards
Exterior metal designer garbage cans
Interior hammered aluminum garbage cans
Portable counter system used for gift wrap and events
5 portable bussing stations for Public Market
Restroom furniture 4 chairs
Tablecovers fabric fitted:
Terracotta 8’ approx. 50
Burgundy 8’ approx. 8
Green 6’ approx. 6
Gray 4’ approx. 2
Short and long blue skirting for stage
Black drape table covers 2

Equipment:
Horn/strobe and panel fire system mall
Washer & Dryer
Dish washing system Public Market
Walk in Refrigerator for Public Market
Mail box bank for Public Market
Interior Mall floor buffer and riding cleaner
Wi-Fi port switch, points and equipment
CCTV system for interior mall and entrances including cameras, dvr’s, wiring
Television for community room
Piano and bench on stage
Stage sound system, mixers and speakers and equipment, portable sound system
3 defibrillator’s
4 green 10x10 pop up tents for Farmers Market use
Genie scissor lift
Pressure Washers – 1 regular, 1 heat system
2 Airless line stripers
Bike racks throughout center property
Trash compactor SE bay
Trash compactor for Public Market
Trash Compactor west bay
2 safes
Portable radios used by onsite personnel

Exhibit E - 2

Computer systems:
Laptop Maintenance including printer and fax machine
Marketing Office 2 setups including 2 printers and fax machine
Security 2 setups including printer and fax machine
Services 1 setup including printer

Exhibit E - 3

Exhibit F

Contracts

1.      Mitel Leasing Renewal Agreement 2/23/10
2.      Recyclease Equipment Lease Agreement Number 2008-1, 6/1/08, and Recycle Systems LLC Sales Confirmation 4/22/08
3.      Recyclease Equipment Lease Agreement Number 12-05, 2/2006, and Recycle Systems LLC Sales Confirmation 11/30/05
4.      Comcast Business Class Service Order Agreement 1/13/09
5.      Verizon Wireless confirmations 11/7/09 (5)
6.      Radio License Information Sheet 4/18/08
7.      General Biodiesel Service Agreement
8.      Mackenzie Landscape Service Landscape Maintenance Contract for 2010
9.      ABM Security Service Agreement 1/1/10
10.    Gordon Commercial Real Estate Exclusive Lease Listing Agreement 5/28/10
11.    Artegos Design Exterior Landscape Maintenance Program 5/21/09
12.    Merit Mechanical, Inc. Planned Maintenance Agreement 12/28/09
13.    ADT Security Services, Inc. Commercial Sales Proposal/Agreement 6/5/06 and related ADT documents
14.    Muzak LLC Music Services Agreement dated 1/27/05

Exhibit F - 1

Schedule 3.8

Environmental Reports

1.           Phase I Environmental Site Assessment of Bellevue Crossroads dated August 26, 2008, by ATC Associates, Inc.

2.           Subsurface Site Assessment of Former Dry Cleaning Facility Bellevue Crossroads Shopping Center dated August 27, 2008, by ATC Associates, Inc.

Schedule 3.8 - 1

Exhibit G

Financial Statements

Exhibit G - 1

Exhibit G - 2

Exhibit G - 3

Exhibit G - 4

Exhibit G - 5

Exhibit G - 6

Exhibit G - 7

Exhibit G - 8

Exhibit G - 9

Exhibit G - 10

Exhibit G - 11

Exhibit G - 12

Exhibit G - 13

Exhibit G - 14

Exhibit G - 15

Exhibit G - 16

Exhibit G - 17

Exhibit G - 18

Exhibit G - 19

Exhibit G - 20

Exhibit G - 21

Exhibit G - 22

Exhibit H

Intellectual Property

1.           Internet domain name – www.crossroadsbellevue.com
2.           Content of website at www.crossroadsbellevue.com
3.           Trade name “Crossroads Shopping Center”
4.           Trade name “Crossroads Farmers Market”
5.           Trade name “Crossroads Public Market”
6.           Trade name “Terranomics Crossroads Associates”
7.           Logos shown on page G-2

Exhibit H - 1

Exhibit H - 2

Exhibit I

Agreement for Capital Loans

AGREEMENT FOR CAPITAL LOANS

THIS AGREEMENT is made effective the _______ day of ___________________, 2010, by and between RONALD SHER (“Sher”), and DORIS BLUM, THE BLUM FAMILY TRUST, JOSEPH BLUM IRREVOCABLE TRUST, THE BLUM 1986 GRANDCHILDREN’S TRUST I, THE ARI BLUM TRUST, THE MORGAN BLUM TRUST, THOMAS BOMAR, TRUST B OF THE HARRIS TRUST U/A DATED 7/2/88, RAWSON, BLUM & COMPANY, THE RAWSON LIVING TRUST, MERRITT AND PAMELA SHER LIVING TRUST, SYLVIA SHER, SYDNEY SHER MARITAL TRUST, TERRANOMICS INVESTMENT PARTNERSHIP, TERRANOMICS, A CALIFORNIA CORPORATION, ARGUS GROUP, LTD., EUGENE E. AND KATHLEEN B. CLAHAN REVOCABLE TRUST U/A DATED 11/11/88, AND JOEL J. KUDLER MARITAL TRUST U/A DATED 11/11/88 (collectively, the “Borrowers”).

WHEREAS, all of the parties to this Agreement are partners of Terranomics Crossroads Associates Limited Partnership, a California limited partnership (the “Company”); and

WHEREAS, it may be necessary from time to time hereafter for the partners of the Company to contribute additional capital to the Company; and

WHEREAS, the Borrowers agree that the contribution of additional capital in accordance with the terms hereof will be beneficial to the Company and their interests therein; and

WHEREAS, all of the partners of the Company have agreed that additional capital contributions to the Company made for the purpose of funding capital improvements to the Company’s real estate assets hereafter will receive a preferred return of eight percent (8%) per annum (the “Preferred Return”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Additional Capital.  The Borrowers agree that if the general partners of the Company determine that it is necessary for the Company to make capital improvements to the Company’s real estate known as Crossroads Shopping Center, in Bellevue, Washington (the “Project”), and that such capital improvements should be funded by additional capital contributions made by all of the partners of the Company (“Additional Capital”), and if limited partners holding at least fifty-two percent (52%) of the limited partner units issued and outstanding by the Company consent to such actions, each Borrower agrees to contribute his, her

Exhibit I - 1

or its pro rata share of the required Additional Capital based on the ratio of the number of units issued by the Company (“Units”) owned by that Borrower to the total number of general and limited partner Units outstanding, in accordance with the terms of this Agreement.

2.           Capital Loans.  Sher agrees that if the contribution of Additional Capital to fund capital expenditures is proposed and approved in the manner set forth in paragraph 1 above, Sher and/or his assignees will loan to each Borrower an amount equal to the full amount of the Additional Capital which such Borrower is required to contribute to the Company (“Capital Loans”).  If any Borrower prefers not to borrow the funds necessary to make his, her or its contribution of Additional Capital from Sher and will contribute Additional Capital from the Borrower’s own funds, such Borrower shall provide Sher with written notice of such intent at the address and in the manner specified in paragraph 15 below within ten (10) days after the Company’s general partners have given notice to all partners that contributions of Additional Capital have been approved as provided in paragraph 1 above.  Unless such notice is given to Sher, Sher and/or his assignees are authorized to make Capital Loans for each Borrower individually or through his assignee without any further action on the part of any Borrower.

3.           Advancement of Capital Loans.

(a)           Capital Loans may be made by Sher, individually, or by other persons or entities who have agreed with Sher to make a Capital Loan in Sher’s place.  When a Capital Loan is made, Sher shall notify the Borrower of that Capital Loan in writing of the name of the lender, the lender’s address, the amount of the loan, and the date the loan was made.  Upon such notification to the Borrower, the lender who has advanced the Capital Loan shall be deemed to be the “Lender” of that Capital Loan for all purposes under this Agreement, and all references to “Lender” herein shall apply to each lender with respect to each Capital Loan it has made hereunder.

(b)           Lenders will make Capital Loans by depositing the principal amount of the loan being made with the Company and instructing the Company to credit the deposit as an Additional Capital contribution made by the Borrower to whom the loan is being made.

4.           Repayment.  Each Borrower hereby promises to pay to the Lender who has made the loan, or order, the principal amount of each Capital Loan made by Lender on behalf of said Borrower, together with all accrued interest thereon at the rate of eight percent (8%) per annum, together with any costs of collection on the following terms.  Interest on Capital Loans shall be payable from and at such times as the Borrower is paid a payment of Preferred Return by the Company on the Borrower’s Additional Capital contributed.  The principal of Capital Loans will be due upon the sale of and payable from the proceeds of the sale of each Borrower’s Units and from any other cash distributions to the Borrower by the Company.  All payments received on Capital Loans will be applied by Lender to payment of accrued interest first, and then to repayment of principal.

Exhibit I - 2

5.           Security Agreement.  Each Borrower hereby grants to Lender a security interest in all of said Borrower’s right, title and interest in its partnership interest in the Company, including the Borrower’s Units, and in any money now or hereafter credited to, or owing from, the Company to the Borrower by way of capital accounts, cash distributions, proceeds of the sale of assets or Units or otherwise, and all of the proceeds of all of the foregoing property (the “Collateral”), to secure repayment of all Capital Loans made by Lender on such Borrower’s behalf, including all accrued and unpaid interest thereon and any costs of collection.

(a)           Perfection.  Each Borrower hereby authorizes Lender to make such filings in Borrower’s name as “Debtor” as Lender may deem necessary to perfect or continue the perfection of Lender’s security interest in the Collateral, and Borrower directs the Company to register the Collateral in Lender’s name, for security purposes, in the records of the Company, including by amending Exhibit B to the Second Amended and Restated Partnership Agreement of Terranomics Crossroads Associates Limited Partnership, and any amendment thereof, (“Partnership Agreement”) to reflect such registration.

(b)           Tax Reporting.  All income, gain, expense and loss recognized with respect to the Collateral shall be reported to taxing authorities under each Borrower’s name and taxpayer ID number.

(c)           Voting Rights.  So long as a Borrower is not in default of this Agreement, such Borrower shall have the right to exercise any voting rights which he, she or it may have under the terms of the Partnership Agreement.  Upon a breach of this Agreement by a Borrower, and so long as such breach continues, Lender shall have the authority to exercise any voting rights attributable to such Borrower’s Units.

(d)           Representations and Warranties.  Each Borrower hereby represents and warrants to Lender that:  (i) the Borrower’s state of incorporation or formation or place of residence, as the case may be, and the exact name of such Borrower are as set forth in the Borrower’s signature block hereto; (ii) the Capital Loans will not be “consumer transactions” as defined in the Uniform Commercial Code, and none of the Collateral was or will be purchased or held primarily for personal, family or household purposes; (iii) Borrower is the sole owner of the Collateral, has the right to grant the security interest provided herein to Lender, has taken all necessary corporate action to approve this transaction, and has granted Lender a valid and perfective first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions and adverse claims.

(e)           Borrower’s Covenants.  Each Borrower agrees with Lender that so long as any amount remains unpaid on any Capital Loan, the Borrower shall, (i) not sell or offer to sell or otherwise transfer or attempt to transfer or encumber any portion of the Collateral without Lender’s prior written consent; and (ii) notify Lender at least ninety (90) days before such Borrower changes Borrower’s name, residence, or state of incorporation or formation.

Exhibit I - 3

6.           Limited Recourse.  Lender agrees that the sole source of payment of each Borrower’s Capital Loan shall be the Collateral, and if such Collateral is insufficient to pay a Borrower’s Capital Loan in full, Lender shall not have any recourse against the Borrower, personally, or the Borrower’s assets for the deficiency.  However, if, for any reason, any Collateral of a Borrower is distributed to anyone other than Lender in payment of that Borrower’s Capital Loan, and as a result, that Borrower’s Capital Loan is not paid in full, Lender shall have recourse against such Borrower and the Borrower’s assets for the amount so diverted from payment of that Borrower’s Capital Loan.

7.           Assignment.  Sher may assign his right to make Capital Loans hereunder as provided in paragraph 3(a) above, but unless and until Capital Loans are made in accordance herewith by his assignees, Sher shall retain the obligation to make such loans.  No Borrower shall assign his, her or its rights or delegate his, her or its obligations hereunder without Sher’s prior written consent.

8.           Default.  A Borrower shall be in default of this Agreement if, for any reason, any of the Collateral or any proceeds of the Collateral are paid to a Borrower or to anyone else other than Lender while any amount remains due on that Borrower’s Capital Loans, or if any representation or warranty made by a Borrower in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if such Borrower fails to perform any agreement made hereunder.

9.           Remedies.  If an event of default occurs, Lender may exercise all of the rights and remedies of a secured party under those provisions of the Uniform Commercial Code in effect as to the Collateral or otherwise available at law or in equity.  All rights and remedies of Lender shall be cumulative and not in the alternative.

10.           Costs of Collection.  In any action brought to interpret or enforce any part of this Agreement, the prevailing party shall be entitled to an award of its costs and attorneys’ fees in addition to any other remedy awarded, including all costs of appeal.

11.           Release of Collateral.  The security interest granted to Lender hereunder in each Borrower’s Collateral shall terminate upon payment in full of all amounts owed on that Borrower’s Capital Loan.  At such time Lender shall release his security interest by appropriate action.

12.           Amendments.  No amendment, modification or termination of this Agreement shall be binding on any party unless it is in writing and signed by the party to be charged.

13.           Choice of Law.  The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the State of Washington.

Exhibit I - 4

14.           Successors.  The terms of this Agreement shall be binding upon each of the parties hereto, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of each party, its heirs, personal representatives, successors and assigns.

15.           Notices.  Any notices, demands or similar communications that are required or desired to be given under the terms of this Agreement shall be given in writing by (a) mailing the same by certified U.S. mail, return receipt requested, postage prepaid, or (b) sending the same by Federal Express or other comparable express courier service (with proof of receipt).  Notices shall be effective on receipt or refusal to accept receipt.  Notwithstanding the foregoing, if either party changes its address and fails to notify the other party in writing of the new address, any notice sent to the first party shall be effective on the attempted delivery to that party’s last known address as provided in this Agreement.  All notices addressed to Sher shall be addressed to him at:

Ronald Sher
Sher Partners
10500 NE 8th Street, Suite 850
Bellevue, WA  98004

All notices to a Lender other than Sher shall be delivered to the address specified by Sher to the Borrower in his notice regarding the Loan provided under paragraph 3(a) above.  Notices to Borrowers shall be made to the addresses specified in each Borrower’s signature block.

16.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

17.           Cooperation.  The Borrowers agree to execute other documents reasonably necessary to further effect and evidence the terms of this Agreement, as long as the terms and provisions of such other documents are fully consistent with the terms of this Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LENDER:

Ron Sher

Exhibit I - 5

BORROWERS:

The Blum Family Trust

By:
Doris Blum	Its:
Address:____________________________________	Address:

Joseph Blum Irrevocable Trust	The Blum 1986 Grandchildren’s Trust I

By:	By:
Its:	Its:
Address:	Address:

The Ari Blum Trust	The Morgan Blum Trust

By:	By:
Its:	Its:
Address:	Address:

Trust B of the Harris Trust u/a dated 7/22/88

By:
Thomas Bomar	Its:
Address:____________________________________	Address:

Rawson, Blum & Company	The Rawson Living Trust

By:	By:
Its:	Its:
Address:	Address:

Merritt and Pamela Sher Living Trust

By:
Its:	Sylvia Sher
Address:	Address:

Exhibit I - 6

Sydney Sher Marital Trust	Terranomics Investment Partnership

By:	By:
Its:	Its:
Address:	Address:

Terranomics, a California corporation	Argus Group, Ltd.

By:	By:
Its:	Its:
Address:	Address:

Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88	Joel J. Kudler Marital Trust u/a/ dated 11/11/88

By:	By:
Its:	Jacqueline Kudler, Trustee
Address:	Address:

Exhibit I - 7

Schedule 7/7(b)

Formula for Calculation of Partnership Unit Adjustment

(# of Units of Noncontributing Partner) x  (Excess Capital Contribution)
(total of all Capital Contributions + Purchase Price + (Purchase Price x 51/49))

EXAMPLE

General Partners call for the Partners to make $1,000,000 in Additional Capital Contributions.

Partner A, who holds 40 Units, fails to make the $400,000 contribution he is required to make.

Partner B, who holds 50 Units, contributes the $500,000 it is required to make, and is the only Partner who chooses to advance capital pursuant to Section 7.7(b)(ii).  The Excess Capital Contribution made by Partner B is $400,000.

Partner C, who holds 10 Units, contributes the $100,000 he is required to make.

Additional Capital Contributed

A -                                                                                   -0-

B -                                                                     $500,000 + $400,000

C -                                                                               100,000

Total Additional Capital                                $1,000,000

Value of the Company                                    $24,489,795*

Additional Capital Contributions                  1,000,000
                                                                           $25,489,795
40 Units x 400,000
                 25,489,795   = 0.63 Units

Partner A:  40 Units – 0.63 Units = 39.37 Units

Partner B:  50 Units + 0.63 Units = 50.63 Units

*  Assumption:
Purchase Price                                                                        $12,000,000
Value of 51% interest (Purchase Price x 51/49)                    12,489,795
                                                                                                        $24,489,795

Schedule 7.7(b) - 1

Exhibit J

[Intentionally Deleted]

Exhibit J - 1

Exhibit K

8-K and Audit Requirements

For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer or its outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.  Seller shall provide the following information and documentation, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar month in which the Closing occurs and the four (4) calendar quarters immediately preceding the calendar month in which the Closing occurs;

2.	Rent rolls showing both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3.	Seller’s internally-prepared operating statements;

4.	Access to Lease files;

5.	Most currently available real estate tax bills;

6.
Access to Seller’s cash journal(s) and bank statements for the Property (provided, that such access shall only be provided to the Accountants in order to prepare any financial statements or Commission filings mentioned above or to satisfy any rule or request of the Commission).

7.	Seller’s general ledger with respect to the Property, excluding Seller’s proprietary accounts;

8.	Schedule of those capital improvements and fixed asset additions made by or at the direction of Seller during the Final Fiscal Year;

Exhibit K - 1

9.	Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year; and

10.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least twenty (20) days’ prior written notice and not more than once during the one (1) year period, upon Buyer’s request, for a period of one (1) year after Closing, Seller shall on a one (1)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Seller to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer.  This obligation shall survive the Closing for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at the Closing.

Exhibit K - 2

Exhibit L

Contribution Agreement

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of __________, 20____, by and among Retail Opportunity Investments Corp., a Delaware corporation (the “REIT”), Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (“ROIP”) and each person or entity identified as a signatory on Schedule I (each such person or entity a "Seller" and, collectively, the “Sellers”).  Capitalized terms used herein but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement, as defined below.

WITNESSETH

WHEREAS, pursuant to the terms and provisions of that certain Agreement for Sale and Purchase of Partnership Interests dated as of _________ ____, 2010 by and among the REIT and the Sellers signatory thereto (the “Purchase Agreement”), ROIP has an option to purchase all of the remaining general partner and limited partnership interests in Terranomics Crossroads Associates Limited Partnership, a California limited partnership (the “Company”) held by the Sellers that ROIP has not yet acquired (the “Company Interests”);

WHEREAS, in connection with the exercise of Buyer’s Purchase Option, the REIT and, ROIP shall enter into this Agreement with each Seller electing to receive OP Units (as defined in the First Amended and Restated Agreement of Limited Partnership of ROIP (the “Partnership Agreement")) in exchange for their Company Interests in accordance with the terms of the Buyer’s Purchase Option;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Contribution.

a.
Seller.  By executing the signature page to this Agreement, subject to the terms and conditions hereof, the Seller, if Seller is an Accredited Investor (as defined herein) who certifies as to such status by executing and timely delivering the accredited investor questionnaire (each an “Eligible Seller”), hereby agrees to subscribe for and receive, and ROIP agrees to issue, the OP Units to the undersigned Eligible Seller in exchange for the consideration set forth in paragraph (b) of this section.

b.
Consideration.  The OP Units to be issued to each Seller (except for those Sellers identified in Section 7.9(c) of the Purchase Agreement) payable upon the consummation of the exercise of the Buyer's Purchase Option (the “Closing”) shall equal the amount of cash payable to such Seller pursuant to the Purchase Agreement for the Company Interests divided by the Fair Market Value (as

Exhibit L - 1

defined below) of one OP Unit (the “Consideration”). The Fair Market Value of one OP Unit shall equal the product of (a) the average closing price of the shares of common stock of the REIT (the “Common Stock”) on the principal market on which the shares of Common Stock trades during the 10 calendar days immediately preceding the Closing (the "Stock Price") and (b) 1.1 (except that with respect to the OP Units issued to the individuals and entities set forth in Section 7.9(c) of the Purchase Agreement (the "Excepted Persons") in exchange for the Company Interests held by such individuals and entities as of the date hereof as shown on Schedule I, the  Fair Market Value shall be the Stock Price) and (c) the exchange ratio then effect with regard to the exchange of OP Units for shares of Common Stock as provided in the Partnership Agreement of ROIP. If the Common Stock is not listed on an exchange then the Stock Price shall be determined in good faith by the board of directors of REIT.

2.           Registration Rights.  Simultaneously herewith, the REIT and Sellers shall enter into a registration rights agreement (the “Registration Rights Agreement”) which shall provide for the registration under the Securities Act of 1933, as amended (the “Securities Act”) for resale by the Sellers of certain shares of Common Stock which may be issued to Sellers in accordance with the provisions of the Partnership Agreement, upon the presentation of the OP Units for redemption.

3.           Closing.

a.           Conditions Precedent.

i.
Conditions to Each Parties Obligations.  No government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (collectively, a “Governmental Authority") shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement (which condition may not be waived by any party) nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing.

ii.
Conditions to Obligations of the REIT and ROIP.  The obligations of the REIT and ROIP to effect the actions contemplated by this Agreement are further subject to satisfaction of the following conditions (any of which may be waived by the REIT and ROIP, in whole or in part, in their sole discretion):

(1)
Representations and Warranties.  Except as would not have a material adverse effect, the representations and warranties of each Seller contained in this Agreement, shall be true and correct at the Closing.

Exhibit L - 2

(2)
Performance by the Sellers.  Each Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(3)
Consents, Etc.  All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for each Seller to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement) shall have been obtained.

(4)
No Material Adverse Change.  There shall have not occurred between the date hereof and the Closing any material adverse change in any of the assets, business, financial condition, results of operation or prospects of the Company.

(5)	Bankruptcy. There shall not have been a bankruptcy or similar insolvency proceeding with respect to the Company.

iii.	Conditions to Obligations of the Sellers. The obligation of each Seller to effect the actions contemplated by this Agreement are further subject to satisfaction of the following conditions:

(1)
Representations and Warranties.  Except as would not have a material adverse effect, the representations and warranties of the REIT and ROIP contained in this Agreement shall be true and correct at the Closing.

(2)
Performance by the REIT and ROIP.  The REIT and ROIP shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(3)
Consents, Etc.  All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for the Sellers to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement) shall have been obtained.

(4)
Registration Rights Agreement. The REIT and ROIP shall have entered into the registration rights agreement substantially in the form attached as Exhibit M to the Purchase Agreement.  This condition may not be waived by any party.

Exhibit L - 3

b.
Time and Place.  Subject to satisfaction or waiver of the conditions in set forth in paragraph (3)(a) of this section, the closing of the transactions contemplated hereby shall occur on the Closing.  The closing shall take place at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 or such other place as determined by the REIT or ROIP in their sole discretion.

c.
Delivery of OP Units.  The issuance of the OP Units shall be evidenced by an amendment to the Partnership Agreement.  On the Closing, (or as soon as reasonably practicable thereafter), ROIP shall deliver or cause to be delivered to each Seller an executed copy of such amendment.

d.
Closing Deliveries.  On the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the attorney-in-fact or the power of attorney (both as described and set forth in the Partnership Agreement) any other documents reasonably requested by the REIT and ROIP or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Company Interests, free and clear of all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and to effectuate the transactions contemplated hereby.

e.
Tax Withholding.  The REIT and ROIP shall be entitled to deduct and withhold, from the Consideration payable pursuant to this Agreement to any Seller, such amounts as the REIT or ROIP is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder (the "Code") or any provision of federal, state, local or foreign tax law.  To the extent that amounts are so withheld by the REIT or ROIP, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller in respect of which such deduction and withholding was made by the REIT or ROIP.

4.           Representations, Warranties and Covenants of Seller.  Each Seller, severally and not jointly, hereby represents and warrants to, and covenants with the REIT and ROIP as of the date hereof as follows:

a.
Organization; Authority.  If such Seller is an individual, such Seller has the legal capacity and authority to execute, deliver and perform its obligations under this Agreement, and no individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (collectively, a "Person") has any community property rights, by virtue of marriage or otherwise, with respect to such Company Interests (unless the person holding such rights is also a signatory hereto).  If such Seller is a Person other than an individual, such Seller has been duly organized, is validly existing and in good standing under the applicable laws, statutes, rules, regulations, codes, orders,

Exhibit L - 4

ordinances, judgments, injunctions, decrees and policies of any Governmental Authority (collectively, the "Laws") of its jurisdiction of organization, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby.

b.
Due Authorization and Enforceability.  If such Seller is a Person other than an individual, the execution, delivery and performance of this Agreement by such Seller has been duly and validly authorized by all necessary action required of such Seller.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Seller, each enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

c.
Ownership of Interest.  Such Seller is the record owner of the Company Interests owned by it as set forth on Schedule I, and has the power and authority to transfer, sell, assign and convey to the REIT or ROIP ,as applicable, such Company Interests, free and clear of any Liens and, upon delivery of the Consideration for such Company Interests as provided herein, the REIT or ROIP ,as applicable, will acquire good and valid title thereto, free and clear of any Liens.  Except as provided for or contemplated by this Agreement or the other applicable documents, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (i) relating to the Company Interests owned by such Seller or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise such Company Interests or any securities or obligations of any kind convertible into any of the interests which comprise such Company Interests, or other equity interests or profit participation of any kind in the Company.

d.
Consents and Approvals.  No consent, waiver, approval, authorization, order, license, certificate or permit of, or filing or registration with a Person or any Governmental Authority or under any Laws is required to be obtained by such Seller in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

e.
No Violation.  None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (A) the organizational documents, if any, of such Seller, (B) any agreement, document or instrument to which such Seller is a party or by which such Seller is bound, (C)

Exhibit L - 5

does not and will not violate any Laws applicable to or binding upon the Seller, or (D) any term or provision of any judgment, order, writ, injunction, or decree binding on such Seller is (or its assets or properties).

f.
Non Foreign Person.  Such Seller is a United States person (as defined in the Code) and is, therefore, not subject to the provisions of the Code relating to the withholding of sales or exchange proceeds to foreign persons.

g.
Taxes.  Such Seller has paid all taxes relating to its Company Interests required to be paid by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so).

h.	Solvency. Such Seller has been and will be solvent at all times prior to and for the ninety (90) day period following the transfer of its Company Interests to ROIP.

i.
Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or threatened, affecting all or any portion of Seller’s Company Interests or Seller’s ability to consummate the transactions contemplated hereby which, if adversely determined, would adversely affect the Seller’s ability to consummate the transactions contemplated hereby.  Seller has not received notice of any, and to its knowledge there is no, outstanding order, writ, injunction or decree of any Governmental Authority against or affecting all or any portion of its Company Interests, which in any such case would impair Seller’s ability to enter into and perform all of its obligations under this Agreement.

j.	Seller’s Investment Representations and Warranties. Seller represents and warrants to the REIT and ROIP as follows:

i.
Upon the issuance of OP Units to Seller, (i) Seller shall become subject to, and shall be bound by, the terms and provisions of the Partnership Agreement (a copy of which Seller acknowledges having received and reviewed), including the terms of the power of attorney contained therein, and (ii) Seller agrees to execute a counterpart signature page to the Partnership Agreement.

ii.
Such Seller is knowledgeable, sophisticated and experienced in business and financial matters; such Seller has previously invested in securities similar to the OP Units or Common Stock, as applicable, and fully understands the limitations on transfer imposed by the federal securities Laws.  Such Seller has received and carefully reviewed this Agreement and the other applicable documents as well as all information and documents about or pertaining to the REIT or ROIP, as applicable, and the business and prospects of the REIT or ROIP, as applicable, and the issuance of the OP Units and the Common Stock, as applicable, as such Seller deems necessary or desirable, and has been given the opportunity to obtain, and has obtained, any additional information or documents and to

Exhibit L - 6

ask questions and receive answers about such information and documents, the REIT or ROIP, as applicable, and the business and prospects of the REIT or ROIP, as applicable, which such Seller deems necessary or desirable to evaluate the merits and risks related to its investment (including, making an informed business decision) in the OP Units or the Common Stock, as applicable; and such Seller understands and has taken cognizance of all risk factors related to the purchase of the OP Units and the Common Stock, as applicable.  Such Seller is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Seller’s advisors (including tax advisors), and not upon that of the REIT or ROIP, as applicable, or any of the REIT’s or ROIP’s, as applicable, affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby. Seller is capable of bearing the economic risks of the transactions contemplated herein.

iii.
The OP Units to be issued to Seller, and any Common Stock issued upon redemption thereof, will be acquired by Seller solely for his, her or its own account for investment only and not as a nominee agent for any other person and not with a view to, or with any intention of, an offer, distribution or resale thereof, in whole or in part, or the grant of any participation therein, in each case, in violation of any applicable securities laws.

iv.
Seller is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) (“Accredited Investor”). Such Seller will, upon request, execute and/or deliver any additional documents deemed by the REIT or ROIP to be necessary or desirable to confirm such Seller’s Accredited Investor status.

v.
Seller acknowledges that (A) the OP Units to be issued to Seller have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (B) ROIP’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Seller contained herein, (C) such OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no, and there is not expected to be any, public market for the OP Units, and (E) ROIP has no obligation or intention to register such OP Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.  Seller further acknowledges that because of the restrictions on transfer or assignment of such OP Units to be issued hereunder which are set forth in the Partnership Agreement, Seller may have to bear the economic risk of

Exhibit L - 7

the investment commitment evidenced by this Agreement and any OP Units acquired hereby for an indefinite period of time.

vi.	Seller acknowledges that the OP Units to be issued to Seller hereunder may not be redeemed for shares of Common Stock for a period of one-year from the date of Closing.

vii.
Seller acknowledges that (A) any shares of Common Stock issued upon redemption of the OP Units may not have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (B) such Common Stock, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, and (C) there may be no public market for the Common Stock.  Seller further acknowledges that because of the restrictions on transfer or assignment of any Common Stock to be issued upon redemption of the OP Units which are set forth in the Partnership Agreement, Seller may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Common Stock acquired upon redemption of OP Units for an indefinite period of time.

viii.	Seller agrees to the imprinting of the legend on certificates, if any, on any shares of Common Stock issued upon redemption thereof as set forth in the Partnership Agreement.

ix.
Each Seller agrees that it will execute all documents which the REIT or ROIP may reasonably request at such time as the REIT or ROIP may reasonably request in order to satisfy themselves that the offer and sale of the OP Units and, in the future, any shares of Common Stock have been conducted in such manner as to qualify for an exemption from registration under the Securities Act, as a private placement under Section 4(2) thereof and/or Regulation D promulgated thereunder, as determined by the REIT and/or ROIP.

k.Continuing Efforts.  Subject to the terms and conditions herein provided, such Seller covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and/or appropriate to consummate and make effective the transactions contemplated by this Agreement.

l.
No Brokers or Finders.  The Seller has not entered into any agreement and is not otherwise liable or responsible to pay any brokers’ or finders’ fees or expenses to any person similar agent or firm with respect to this Agreement or the issuance of any OP Units contemplated hereby, except for any such person or similar agent or firm the fees and expenses for which such Seller shall be solely responsible for and pay.

Exhibit L - 8

m.
No Claims.  Each Seller represents and warrants that it does not have any claims against the Company or any of its officers, directors or agents for breach of fiduciary obligations, breach of the terms of applicable organizational documents, fraud, self-dealing or any other similar cause of action.

n.
No Other Representations or Warranties.  Other than the representations and warranties expressly set forth in this section, no Seller shall be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

o.
Survival of Representations and Warranties of the Seller.  Each Seller agrees and acknowledges that (a) the representations and warranties set forth in paragraph (j) shall survive indefinitely and (b) all other representations and warranties set forth in this section shall survive for a period of one-year following the Closing.

5.           Representations, Warranties and Covenants of the REIT and ROIP.  The REIT and ROIP hereby represent and warrant to, and covenant with, each Seller as of the date hereof as follows:

a.	Organization; Authority.

i.
The REIT is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  The REIT has all requisite power and authority to enter this Agreement and the other applicable documents and to carry out the transactions contemplated hereby and thereby.

ii.
ROIP is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.  ROIP has all requisite power and authority to enter this Agreement and the other applicable documents and to carry out the transactions contemplated hereby and thereby.

b.
Due Authorization.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the REIT or ROIP pursuant to this Agreement or the other applicable documents in connection with the exercise of the Buyer's Purchase Option constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the REIT or ROIP, each enforceable against the REIT or ROIP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

c.
Consents and Approvals.  No consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the REIT or ROIP in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Exhibit L - 9

d.
No Violation.  None of the execution, delivery or performance of this Agreement, the other applicable documents in connection with the exercise of the Buyer's Purchase Option, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the REIT or ROIP, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the REIT or ROIP, or (c) any other agreement to which the REIT or ROIP is a party thereto.

e.
No Other Representations or Warranties.  Other than the representations and warranties expressly set forth in this section, the REIT and ROIP shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

f.	Partnership Agreement. ROIP has furnished to Seller a true, correct and complete copy of the Partnership Agreement.

g.
Issuance of OP Units.  At the Closing: (i) the OP Units issued by ROIP to Seller will be duly authorized by the REIT or ROIP, as applicable, and, when issued against Consideration therefor, will be validly issued by the REIT or ROIP, fully paid and non-assessable; and (ii) Seller will be admitted as a limited partner of the Partnership entitled to all of the rights, privileges and other benefits of limited partners holding similar interests under the Partnership Agreement.

h.
Reservation and Listing of Common Stock.  The shares of Common Stock to be issued by the REIT upon redemption of the OP Units will be reserved for issuance and the REIT will use commercially reasonable efforts to list such Common Stock on the NASDAQ Stock Market or on any other similar exchange where the REIT has shares of Common Stock listed (subject to official notice of issuance) prior to the date upon which any of the OP Units becomes redeemable for shares of Common Stock.

i.
No Broker's or Finders.  The REIT and ROIP have not entered into any agreement and are not otherwise liable or responsible to pay any brokers' or finders' fees or expenses to any person or similar agent or firm with respect to this Agreement or the purchase and issuance of any OP Units contemplated hereby.

6.           Tax Cooperation.

The REIT, ROIP and each Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns related to the transactions pursuant to this Agreement and any audit, litigation or administrative, judicial or other inquiry or proceeding with respect to taxes related to the transactions pursuant to this Agreement.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such action or other

Exhibit L - 10

proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

7.           Indemnification.

a.
Indemnification.  For a period of one (1) year from and after the Closing, each Seller, severally and not jointly, agrees to indemnify, hold harmless, and defend the REIT, ROIP and their successors and assigns (collectively, the “REIT’s Indemnified Persons”) from and against, and reimburse each of the REIT’s Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, the “Damages”) incurred by any of the REIT’s Indemnified Persons by reason of or arising out of or in connection with:

(1)	Any breach or inaccuracy of any representation or warranty of such Seller made in this Agreement or any Subscription Document;

(2)	Any failure by such Seller to perform any covenant required to be performed by such Seller pursuant to this Agreement or any Subscription Document; and

(3)	Any claim, demand, cause of action, complaint or action arising out of any facts or circumstances that occurred prior to Closing, regardless of fault.

This indemnification extends to any Damages suffered by any of REIT’s Indemnified Persons, whether or not a claim is made against any of REIT’s Indemnified Persons by any third party.  Nothing contained herein shall make a person who is subject to the foregoing indemnification obligation liable for more than the aggregate Purchase Price for such Seller’s Company Interests.

b.
Defense of Claim.  If any claim is asserted against a party that would give rise to a claim by that party against the other party for indemnification, the party to be indemnified will promptly give written notice to the indemnifying party concerning such claim and the indemnifying party will, at no expense to the indemnified party, defend the claim.

8.           Benefit of Agreement: Successors and Assigns; Assignment.  This Agreement is only for the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and is not intended to be for the benefit of any third party, creditor or other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) any party hereto; and no such third party, creditor or other person shall obtain any right under this Agreement against any party hereto by reason of any debt, liability or obligation (or otherwise).  This Agreement shall be binding upon, and shall inure to the benefit of, the parties

Exhibit L - 11

hereto, and their respective heirs, executors, administrators, and permitted successors and assigns.

This Agreement may not be assigned, in whole or in part, by any party hereto without the consent of all of the other parties hereto.

9.           Entire Agreement Amendments.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all agreements and understandings (written and oral) with respect to such subject matter.  No amendment or termination of this Agreement or any provision of this Agreement shall be effective unless it is in writing and signed by each of the parties hereto.  No waiver hereunder shall be valid unless in writing, executed by the party against whom such waiver is sought to be enforced.

10.           Severability.  Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

11.           Equitable Remedies.  The parties agree that irreparable damage would occur to the REIT and ROIP in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the REIT and ROIP shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Seller and to enforce specifically the terms and provisions hereof in any federal or state court located in New York, this being in addition to any other remedy to which the REIT and ROIP is entitled under this Agreement or otherwise at law or in equity.  Notwithstanding the foregoing, this Agreement shall not bar any equitable remedies otherwise available to the Seller pursuant to the terms and provisions contained in section.

12.           Further Assurances.  The Sellers will, from time to time, execute and deliver to the REIT or ROIP all such other and further instruments and documents and take or cause to be taken all such other and further action as the REIT or ROIP may reasonably request in order to effect the transactions contemplated by this Agreement.  Notwithstanding the foregoing, the REIT or ROIP may request from the Seller such additional information as it may deem necessary to evaluate the eligibility of such Seller to acquire the OP Units, and may request from time to time such information as it may deem necessary to determine the eligibility of such Seller to hold OP Units or to enable ROIP or the REIT to determine the Seller’s compliance with applicable regulatory requirements or tax status, and such Seller shall provide such information as may reasonably be requested.

13.           Time of the Essence.  Time is of the essence with respect to all obligations under this Agreement.

14.           Descriptive Headings.  The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Exhibit L - 12

15.           No Personal Liability Conferred.  This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or stockholder of the REIT or ROIP.

16.           Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) days (any day that is not a Saturday, Sunday or legal holiday in the State of Delaware, each such day a  "Business Day") after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

If to the REIT or ROIP:

3 Manhattanville Road
Purchase, New York  10577
Tel:  (914) 272-8080
Fax:  (914) 272-8088
Attention:  Chief Financial Officer

With a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York  10019
Attention:  Jay Bernstein
Facsimile:  (212) 878-8375

If to a Seller:

To the address indicated for such Seller on the Schedule I to this Agreement.

17.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without reference to conflicts of law principles thereof.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all parties hereto, notwithstanding that not all parties shall have signed the same counterpart.

Exhibit L - 13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dated first set forth above.

RETAIL OPPORTUNITY INVESTMENTS CORP.,
 a Delaware corporation

By:
Name:  John B. Roche
Title:    Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP,
a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC,
its general partner

By:
Name:  John B. Roche
Title:    Authorized Person

SELLERS:

By:
Name:
Title:

Exhibit L - 14

Schedule I to Exhibit L

Sellers	Address	Number of Company Interests	Number of OP Units

Exhibit L - 15

Exhibit M

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ______, 20__, is made and entered into by and among Retail Opportunity Investment Corp., a Delaware corporation (the “Company”), and certain persons listed on Schedule 1 hereto (such persons, in their capacity as holders of Registrable Securities, the “Holders” and each the “Holder”).

WITNESSETH:

WHEREAS, the operating partnership of the Company, Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (“ROIP”), and the Holders have entered into a Contribution Agreement, dated _______, 20___ (the “Contribution Agreement”), pursuant to which the Holders contributed their [general partner and limited partnership interests] in Terranomics Crossroads Associates Limited Partnership, a California limited partnership to ROIP in exchange for operating partnership units of ROIP (such units in the aggregate, the "OP Units"), which such OP Units upon presentation for redemption by the Holders in accordance with the provisions of the First Amended and Restated Agreement of Limited Partnership of ROIP, may be redeemed for shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the Immediate Family of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the specified Person, or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

Exhibit M - 1

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to be closed.

“Commission” shall mean the Securities and Exchange Commission and any successor thereto.

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Contribution Agreement” shall have the meaning set forth in the Recitals hereof.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

“Controlling Person” shall have the meaning set forth in Section 5 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“Holder” shall have the meaning set forth in the introductory paragraph hereof.

“OP Units” shall have the meaning set forth in the Recitals hereof.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Registrable Securities” shall mean the Common Stock that may be acquired by the Holders in connection with the exercise by such Holders of the redemption rights associated with the OP Units; provided, however, such Registrable Securities shall cease to be Registrable Securities upon the occurrence of the earliest of the following: (i) the date on which a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and all such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement, (ii) the date on which such Registrable Securities shall have been sold and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale, (iii) the date on which such Registrable Securities become eligible to be publicly sold pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iv) such Registrable Securities have ceased to be outstanding.

“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s

Exhibit M - 2

performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, and all printing expenses, messenger and delivery expenses; provided, however, “Registration Expenses” shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.

“ROIP” shall have the meaning set forth in the Recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

 “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

Section 2.                      Shelf Registrations.

a.           Shelf Registration.  The Company agrees to use commercially reasonable efforts to file with the Commission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future covering resales of the Registrable Securities (the “Shelf Registration Statement”), such filing to be made (subject to Section 3) on the date which is one-year after the date on which the OP Units may be redeemed for shares of Common Stock by a Holder thereof as provided in the Contribution Agreement.  Subject to Section 3, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.  The Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company.

b.           Effectiveness.  The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities.  During the period that the Shelf Registration Statement is effective, the Company shall supplement or make amendments to the Shelf Registration Statement, if required

Exhibit M - 3

by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

Section 3.                      Black-Out Periods.

Notwithstanding anything herein to the contrary, the Company shall have the right to postpone the filing of a registration statement and the right, exercisable from time to time by delivery of a notice authorized by the Board at such times as the Company in its good faith judgment may reasonably determine is necessary and advisable, to require the Holders not to sell pursuant to a registration statement or similar document under the Securities Act filed pursuant to Section 2 or to suspend the use or effectiveness thereof if at the time of the delivery of such notice (i) it has determined that the use of any registration statement or similar document under the Securities Act filed pursuant to Section 2 would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, (ii) all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or (iii) the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Securities Act or (iv) the Company is not eligible to use Form S-3 for purposes of registering the resale of the Registrable Securities.  The Company, as soon as practicable, shall (i) give the Holders prompt written notice in the event that the Company has suspended sales of Registrable Securities pursuant to this Section 3, (ii) give the Holders prompt written notice of the termination of such suspension of sales of the Registrable Securities and (iii) promptly file any amendment or reports necessary for any registration statement or prospectus of the Holders in connection with the completion of such event.

Each Holder agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the notice of completion of such event.

Section 4.                      Registration Procedures.

a.           In connection with the filing of any registration statement as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)           prepare and file with the Commission the requisite registration statement (including a prospectus therein and any supplement thereto) to effect such registration and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement or any amendments or supplements thereto, the Company will furnish copies of all such

Exhibit M - 4

documents proposed to be filed to counsel for the sellers of Registrable Securities covered by such registration statement and provide reasonable time for such sellers and their counsel to comment upon such documents if so requested by a Holder;

(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

(iii)           furnish to each Holder of the Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such registration statement by reference), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request;

(iv)           register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders and the underwriters of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(v)           immediately notify the Holders at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

Exhibit M - 5

(vi)           comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, as further agreed to in Section 6 hereof;

(vii)          provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii)         cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least three (3) Business Days prior to any sale of Registrable Securities;

(ix)            list all Registrable Securities covered by such registration statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission;

(x)             in connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least three (3) Business Days prior to any sale of Registrable Securities;

(xi)             notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed;

(xii)            notify each Holder of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information; and

(xiii)           advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration

Exhibit M - 6

statement or the initiation or threatening of any proceeding for such purpose, and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

b.           In connection with the filing of any registration statement covering Registrable Securities and as a condition to Holder’s participation in the registration, each Holder shall furnish in writing to the Company such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act.  Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 4(a)(xiii), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiii); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 4(a)(xiii), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiii).

Section 5.                      Indemnification.

a.           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder, its partners, officers, directors, employees, agents and representatives, and each Person (a "Controlling Person"), if any, who controls such Holder (within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Holder for any reasonable legal or any other expenses reasonably incurred by it

Exhibit M - 7

in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder specifically stating that it is for use in the preparation thereof.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such controlling Person and shall survive the transfer of such securities by the Holders.

b.           Indemnification by the Holders.  Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, each member of the Board, each officer, employee, agent and representative of the Company and each of their respective Controlling Persons, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder regarding such Holder giving such indemnification specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, representative or Controlling Person and shall survive the transfer of such securities by any Holder.  The obligation of a Holder to indemnify will be several and not joint among the Holders of Registrable Securities and the liability of each such Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

c.           Notices of Claims, etc.  Promptly as reasonably practicable after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

Exhibit M - 8

d.           Indemnification Payments.  To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 5(c), the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties).  In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld.  The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.  No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified Party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such judgment or settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

e.           Contribution.  If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations.

No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation, and the liability for contribution of each Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

Section 6.                 Covenants Relating To Rule 144.  At such times as the Company becomes obligated to file reports in compliance with either Section 13 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission.

Exhibit M - 9

Section 7.                 Market Stand-Off Agreement.  Each Holder hereby agrees that it shall not, directly or indirectly sell, offer to sell (including without limitation any short sale), pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Registrable Securities or other Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock then owned by such Holder (other than to permitted transferees of the Holders who agree to be similarly bound) for up to 180 days following the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities; provided, however, that all officers and directors of the Company then holding Common Stock or securities convertible into or exchangeable or exercisable for Common Stock enter into similar agreements for not less than the entire time period required of the Holders hereunder.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 8.                 Miscellaneous.

a.           Termination; Survival.  The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act.  Notwithstanding the foregoing, the obligations of the parties under Section 5 and paragraphs (d), (e) and (g) of this Section 8 shall survive the termination of this Agreement.

b.           Expenses.  All Registration Expenses incurred in connection with any Shelf Registration under Section 2 shall be borne by the Company, whether or not any registration statement related thereto becomes effective.

c.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

d.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

e.           Prior Agreement; Construction; Entire Agreement.  This Agreement, including the exhibits and other documents referred to herein (which form a part hereof), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof.

Exhibit M - 10

f.           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service or by telecopier and shall be deemed given when so delivered by hand or, if mailed, three (3) Business Days after mailing (one Business Day in the case of express mail or overnight courier service), addressed as follows:

If to the Holders:	To each address indicated for the Holders in Schedule 1 hereto.

If to the Company:	Retail Opportunity Investment Corp. Address: 3 Manhattanville Road Purchase, New York, 10577 Attn: Chief Financial Officer
g.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of Holders of a majority of the then outstanding Registrable Securities.  Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations.

h.           Headings.  Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

i.           Amendments And Waivers.  The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Securities.  Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

j.           Interpretation; Absence Of Presumption.  For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.

Exhibit M - 11

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

k.           Severability.  If any provision of this Agreement shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.
l.           Specific Performance; Other Rights.  The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.

m.           Further Assurances.  In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

n.           No Waiver.  The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

[SIGNATURE PAGE FOLLOWS]

Exhibit M - 12

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

RETAIL OPPORTUNITY INVESTMENTS
CORP,
a Delaware corporation

By: ________________
Name:
Title:

HOLDERS:

[NAME]

____________________

____________________

Exhibit M - 13

Schedule 1 to Exhibit M

THE HOLDERS

  List of holders of the OP Units:

Name of the Holder	Number of OP Units Held	Address of the Holder

Exhibit M - 14

Exhibit N

Form of Tax Protection Agreement

TAX PROTECTION AGREEMENT

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of [___________], 20[__], by and among Retail Opportunity Investments Corp., a Delaware corporation (the “REIT”), Retail Opportunity Investments Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each Protected Partner identified as a signatory on Schedule I, as amended from time to time, and each Guarantee Partner identified as a signatory on Schedule II, as amended from time to time.

RECITALS

WHEREAS, pursuant that certain Agreement for Sale and Purchase of Partnership Interests, effective as of August [__], 2010, between the REIT and the “Sellers” signatory thereto (the “Purchase Agreement”), a subsidiary of the REIT has acquired 49% of the general partnership interests and limited partnership interests in Terranomics Crossroads Associates Limited Partnership, a California limited partnership (the “Company”);

WHEREAS, in connection with the exercise of Buyer’s Purchase Option (as defined in the Purchase Agreement), the REIT and the Operating Partnership shall enter into this Agreement with each Seller electing to receive common units of partnership interest in the Operating Partnership (“OP Units”) in exchange for Seller’s remaining ownership interests in the Company pursuant to the Buyer’s Purchase Option;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Capitalized terms employed herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.  Otherwise, for purposes of this Agreement the following definitions shall apply:

Section 1.1                      “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Exhibit N - 1

Section 1.2                      “Agreement” has the meaning set forth in the preamble.

Section 1.3                      “Closing Date” means the closing of the Buyer’s acquisition of ownership interests in the Company pursuant to the Buyer’s Purchase Option.

Section 1.4                      “Code” means the United States Internal Revenue Code of 1986, as amended.

Section 1.5                      “Collateral” has the meaning set forth in Section 1.23 under the definition of “Qualified Liability.”

Section 1.6                      “Debt Gross Up Amount” has the meaning set forth in Section 1.14 under the definition of “Make Whole Amount.”

Section 1.7                      “Debt Notification Event” means, with respect to a Qualified Liability for which a Guarantee Partner has previously executed a guaranty, any transaction in which such liability shall be refinanced, otherwise repaid (excluding for this purpose, scheduled payments of principal occurring prior to the maturity date of such liability), or guaranteed by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guaranteed by one or more partners of the Operating Partnership.

Section 1.8                      “Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

Section 1.9                      “Gross Up Amount” has the meaning set forth in Section 1.14 under the definition of “Make Whole Amount.”

Section 1.10                      “Guaranteed Liability” means any Qualified Liability that is guaranteed, in whole or in part, by one or more Guarantee Partners in accordance with Section 2.4(b) of this Agreement.

Section 1.11                      “Guarantee Opportunity” has the meaning set forth in Section 2.4(b).

Section 1.12                      “Guarantee Partner” means: (i)  each signatory on Schedule II attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Guarantee Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guarantee Partner in such OP Units; and (iii) with respect to a Guarantee Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.4 with respect to such Guarantee Partner, any person who (y) holds an interest in such Guarantee Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Guarantee Partner in its own gross income.

Section 1.13                      “Guarantee Permissible Liability” means a liability with respect to which the lender permits a guarantee.

Exhibit N - 2

Section 1.14                      “Make Whole Amount” means: (a) with respect to any Protected Partner that recognizes gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Protected Partner as a result of the receipt by a Protected Partner of a payment under Section 2.2 (the “Gross Up Amount”); provided, however, that the Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Protected Partner might have that would reduce its actual tax liability; and (b) with respect to any Guarantee Partner that recognizes gain as a result of a breach by the Operating Partnership of the provisions of Section 2.4 hereof, the sum of (i) the product of (x) the income and gain recognized by such Guarantee Partner by reason of such breach, multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Guarantee Partner as a result of the receipt by a Guarantee Partner of a payment under Section 2.4 (the “Debt Gross Up Amount”); provided, however, that the Debt Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Guarantee Partner might have that would reduce its actual tax liability.  For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, any “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations § 1.704-3(a)(6) shall not be taken into account; provided that the total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount shall not exceed the initial Section 704(c) gain amount as of the Closing Date (as set forth on Exhibit A).

Section 1.15                      “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2 and with respect to a Guarantee Partner who is entitled to receive payment under Section 2.4, the highest combined statutory Federal, state and local tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner or Guarantee Partner, as applicable (reduced, in the case of Federal taxes, assuming a full deduction is allowed for income taxes paid to a state or locality), for the taxable year in which the event that gave rise to such payment under Section 2.2 or Section 2.4 occurred.

Section 1.16                      “OP Agreement” means the [Agreement of Limited Partnership] of Retail Opportunity Investments Partnership, L.P., as amended from time to time.

Section 1.17                      “Partners’ Representative” means [_________] and [his] executors, administrators or permitted assigns.

Section 1.18                      “Pass Through Entity” means a partnership, grantor trust, or S corporation for Federal income tax purposes.

Section 1.19                      “Permitted Disposition” means a sale, exchange or other disposition of OP Units (i) by a Protected Partner or Guarantee Partner: (a) to such Protected Partner’s or Guarantee Partner’s children, spouse or issue; (b) to a trust for such Protected

Exhibit N - 3

Partner or Guarantee Partner or such Protected Partner’s or Guarantee Partner’s children, spouse or issue; (c) in the case of a trust which is a Protected Partner or Guarantee Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner or Guarantee Partner is a trustee; (e) in the case of any partnership or limited liability company which is a Protected Partner or Guarantee Partner, to its partners or members; and/or (f) in the case of any corporation which is a Protected Partner or Guarantee Partner, to its shareholders, and (ii) by a party described in clauses (a), (b), (c) or (d) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c) or (d); provided, that for purposes of the definition of Tax Protection Period, such Protected Partner or Guarantee Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

Section 1.20                      “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

Section 1.21                      “Protected Partner” means: (i)  each signatory on Schedule I attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (iii) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2 with respect to such Protected Partner, any person who (y) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Protected Partner in its own gross income.

Section 1.22                      “Protected Property” mean that certain project commonly known as the Crossroads Shopping Center in the City of Bellevue, County of King, State of Washington, with street address 15600 NE 8th Street, Bellevue, WA 98008, and related personal property, and any property acquired in Exchange for the Protected Property as set forth in Section 2.1(b).

Section 1.23                      “Qualified Liability” means either:

(a)           A direct or indirect liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes) with respect to which all of the following requirements are satisfied:

(i)           the liability is secured by real property or other assets (the “Collateral”) owned directly or indirectly by the Operating Partnership (or by an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes);

(ii)           on the date on which the Operating Partnership designated such liability as a Qualified Liability, the fair market value (as reasonably determined in good

Exhibit N - 4

faith by the Operating Partnership) of the Collateral was at least 1.5 times the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Qualified Liabilities secured by such Collateral at such time, provided that if interest on such liability is not required to be paid at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default;

(iii)           the liability constitutes “qualified nonrecourse financing” as defined in Section 465(b)(6) of the Code with respect to the Operating Partnership;

(iv)           other than guarantees by the Guarantee Partners, no other person has executed any guarantees with respect to such liability; and

(v)           the Collateral does not provide security for another liability (other than another Qualified Liability) that ranks senior to, or pari passu with, the liability described in clause (i) above.

For purposes of determining whether clause (ii) has been satisfied in situations where one or more potential Qualified Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership);

(b)           A direct liability of the Operating Partnership that

(i)           is not secured by any of the assets of the Operating Partnership and is a general, recourse obligation of the Operating Partnership, and

(ii)           is not provided by a lender that has an interest in the Operating Partnership or is related to the Operating Partnership within the meaning of Section 465(b)(3)(C) or the Code; or

(c)           Any other indebtedness approved by the Partners’ Representative (or his successor or designee) in his sole and absolute discretion.

Section 1.24                      “Required Liability Amount” means, with respect to each Guarantee Partner, 110% of such Guarantee Partner’s estimated “negative tax capital account” as of the Closing Date, a current estimate of which is set forth on Exhibit B hereto for each such Guarantee Partner.

Section 1.25                      “Section 2.4 Notice” has the meaning set forth in Section 2.4(c).

Section 1.26                      “Tax Protection Period” means, ten (10) years; provided, however, that such period shall end with respect to any Protected Partner or Guarantee Partner to the extent that such Partner owns less than fifty percent (50%) of the OP Units originally owned by the Protected Partner or Guarantee Partner as of the Closing Date, disregarding the sale, exchange or

Exhibit N - 5

other disposition of any such OP Units sold, exchanged or otherwise disposed of by the Protected Partner or Guarantee Partner in a Permitted Disposition.

Section 1.27                      “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a) of this Agreement.

Section 1.28                      “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

Section 1.29                      “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II

TAX PROTECTIONS

Section 2.1                      Taxable Transfers.

(a)           Unless the Partners’ Representative expressly consents in writing to a Tax Protection Period Transfer, during the Tax Protection Period, the Operating Partnership shall indemnify the Protected Partners as set forth in Section 2.2 if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit any Transfer of all or any portion of the Protected Property (including any interest in the Protected Property or in any entity owning, directly or indirectly, an interest in the Protected Property, including the Operating Partnership) in a transaction that results in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code with respect to the Protected Property (such a Transfer, a “Tax Protection Period Transfer”).

(b)           Section 2.1(a) shall not apply to any Tax Protection Period Transfer of the Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property): (i) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this Article II in place of the exchanged Protected Property for the remainder of the Tax Protection Period; (ii) as a result of the condemnation or other taking of the Protected Property by a governmental entity in an eminent domain proceeding or otherwise, provided that the Operating Partnership shall use commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 or a tax-free reinvestment of proceeds under Section 1033, provided that in no event shall the Operating Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

Section 2.2                      Indemnification for Taxable Transfers.

(a)           In the event of a Tax Protection Period Transfer described in Section 2.1(a), each Protected Partner shall receive from the Operating Partnership an amount of

Exhibit N - 6

cash equal to the Make Whole Amount applicable to such Tax Protection Period Transfer.  Any Make Whole Payments required under this Section 2.2(a) shall be made to each Protected Partner on or before April 15 of the year following the year in which the Tax Protection Period Transfer took place; provided that, if the Protected Partner is required to make estimated tax payments that would include such gain, the Operating Partnership shall make payment to such Protected Partner on or before the due date for such estimated tax payment and such payment from the Operating Partnership shall be in an amount that corresponds to the estimated tax being paid by the Protected Partner at such time.

(b)           Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner under Section 2.1(a) shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in this Section 2.2, and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.1(a) or bring a claim against any person that acquires the Protected Property from the Operating Partnership in violation of Section 2.1(a).

Section 2.3                      Section 704(c) Gains.  The initial amount of Section 704(c) gain allocable to each Protected Partner as of the Closing Date is set forth on Exhibit A hereto.  The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time as required by Section 704(c) of the Code and the Regulations promulgated thereunder.

Section 2.4                      Debt Maintenance and Allocation.

(a)           During the Tax Protection Period, the Operating Partnership shall: (1) maintain on a continuous basis an amount of Qualified Liabilities at least equal to the Required Liability Amount; and (2) provide the Partners’ Representative, thirty (30) days prior to the Closing Date, with a description of the nature and amount of any Qualified Liabilities that are available to be guaranteed by the Guarantee Partners pursuant to Section 2.4(b) of this Agreement.  For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall not be required to maintain any amount of Qualified Liabilities in excess of the aggregate Required Liability Amount of all Guarantee Partners.

(b)           (i) At the Closing Date and during the Tax Protection Period as described in Section 2.4(c), the Operating Partnership shall provide each Guarantee Partner with the opportunity to execute a guarantee, substantially in the form attached hereto as Exhibit C or otherwise in a form and manner that is reasonably acceptable to the Partners’ Representative, of one or more Qualified Liabilities that are Guarantee Permissible Liabilities in an amount up to such Guarantee Partner’s Required Liability Amount (each such opportunity and each opportunity required by Section 2.4(c), a “Guaranty Opportunity”), and (ii) after the Tax Protection Period, and for so long as a Guarantee Partner is a partner in the Operating Partnership, the Operating Partnership shall use commercially reasonable efforts to make Guaranty Opportunities available to each Guarantee Partner, provided that in the case of this clause (ii), the Operating Partnership shall not be required to incur any indebtedness that it would not otherwise have incurred, as determined by the Operating Partnership in its reasonable discretion; provided, however, that in the case of clauses (i) and (ii) the aggregate amount of all guarantees required to be made available by the Operating Partnership for execution by all Guarantee Partners need not exceed the aggregate Required Liability Amount of all Guarantee

Exhibit N - 7

Partners.  The Operating Partnership shall have the discretion to identify the Qualified Liability or Qualified Liabilities that shall be made available for guarantee by each Guarantee Partner.  Each Guarantee Partner and its indirect owners may allocate the Guarantee Opportunity afforded to such Guarantee Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guarantee to the applicable Guarantee Partners; provided that the Operating Partnership shall not be required to make such allocations to the extent it determines in good faith that there may not be “substantial authority” (within the meaning of Section 6662(d)(2)(B)(i) of the Code) for such allocations and so notifies the Guarantee Partner.   Each Guarantee Partner shall bear the costs incurred by it in connection with the execution of any guarantee to which it is a party. To the extent a Guarantee Partner executes a guarantee, the Guarantee Partner and the Operating Partnership shall jointly deliver a copy of such guarantee to the lender under the Guaranteed Liability.

(c)           During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.4 Notice”) to each Guarantee Partner that may be affected thereby.  The Section 2.4 Notice shall describe the Debt Notification Event and designate one or more Qualified Liabilities that may be guaranteed by the Guarantee Partners pursuant to Section 2.4(b) of this Agreement in an amount equal to the amount of the refinanced or repaid Qualifying Debt that was guaranteed by such Guarantee Partner immediately prior to the date of the refinancing or repayment.  Any Guarantee Partner that desires to execute a guarantee following the receipt of a Section 2.4 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.4 Notice.

(d)           Provided the Operating Partnership satisfies its obligations under Section 2.4(a), (b) and (c) of this Agreement, it shall have no liability under Section 2.4(e) for breach of Section 2.4, whether or not such Guarantee Partner accepts such Guaranty Opportunity.  In the event a Guarantee Partner does not accept a Guarantee Opportunity, such person shall no longer be a Guarantee Partner and shall have no further rights to be offered subsequent Guarantee Opportunities. Furthermore, the Operating Partnership makes no representation or warranty to any Guarantee Partner concerning the treatment or effect of any guarantee under Federal, state, local, or foreign Tax law, and bears no responsibility for any Tax liability of any Guarantee Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guarantee (other than an act or omission that is indemnifiable under Section 2.4(e) of this Agreement).

(e)           If the Operating Partnership shall fail to comply with any provision of this Section 2.4, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Guarantee Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure.  Any Make Whole Payments required under this Section 2.4(e) shall be made to each Guarantee Partner on or before April 15 of the year following the year in which the Tax Protection Period Transfer took place; provided that, if the Guarantee Partner is required to make estimated tax payments that would include such gain, the Operating Partnership shall make payment to such Guarantee Partner on or before the due date for such estimated tax payment and such payment from the Operating Partnership shall be in an amount that corresponds to the estimated tax being paid by the Guarantee Partner at such time.

Exhibit N - 8

(f)           Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Guarantee Partner for a breach or violation of the covenants set forth in Section 2.4 shall be a claim a claim against the Operating Partnership for the Make Whole Amount as set forth in Section 2.4(e), and no Guarantee Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.4.

Section 2.5                      Dispute Resolution.  Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by Section 19.11 of the Purchase Agreement.

ARTICLE III

GENERAL PROVISIONS

Section 3.1                      Notices.  All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 3.2                      Titles and Captions.  All Article or Section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 3.3                      Pronouns and Plurals.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 3.4                      Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.5                      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.6                      Creditors.  Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 3.7                      Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

Exhibit N - 9

Section 3.8                      Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.9                      Applicable Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of [California], without regard to the principles of conflicts of law.

Section 3.10                      Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

Section 3.11                      Entire Agreement.  This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 3.12                      No Rights as Stockholders.  Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

Section 3.13                      Tax Advice and Cooperation.  Each party hereto acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that it has and will continue to consult its own tax advisors.  Each party hereto agrees to cooperate to the extent reasonably requested by any other party in connection with the filing of any tax returns or any audit, litigation or other proceeding related to taxes associated with the matters described herein, such cooperation shall include the retention and, upon request, provision of records and information that are relevant to such matters, and making employees available on a mutually convenient basis to provide such additional information as may reasonably be requested.

[Remainder of Page Left Blank Intentionally]

Exhibit N - 10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

RETAIL OPPORTUNITY INVESTMENT CORP.,
a Delaware corporation

By: ____________________________
Name: __________________________
Title: ___________________________

OPERATING PARTNERSHIP:

RETAIL OPPORTUNITY INVESTMENT PARTNERSHIP, L.P.,
a Delaware limited partnership

By:           RETAIL OPPORTUNITY INVESTMENT CORP.
a Delaware corporation,
Its General Partner

By: ____________________________
Name: __________________________
Title: ___________________________

Exhibit N - 11

SCHEDULE I  TO EXHIBIT N

PROTECTED PARTNERS

[To Be Determined]

Exhibit N - 12

SCHEDULE II TO EXHIBIT N

GUARANTEE PARTNERS

[To Be Determined]

Exhibit N - 13

EXHIBIT A TO EXHIBIT N

ALLOCATIONS OF SECTION 704(c) GAIN

[To Be Determined]

Exhibit N - 14

EXHIBIT B TO EXHIBIT N

REQUIRED LIABILITY AMOUNT

[To Be Determined]

Exhibit N - 15

EXHIBIT C TO EXHIBIT N

FORM OF GUARANTEE

[To Be Determined]

Exhibit N - 16

Exhibit O

Option Agreement

OPTION AGREEMENT

This Option Agreement (the “Option Agreement”) is entered into and effective as of the ______ day of __________, 2010.

RECITALS:

The undersigned are all partners (the “Partners”) in Terranomics Crossroads Associates, a California Limited Partnership (the “Partnership”) and own those partnership interests in the Partnership as specified in Exhibit 1 hereto (the “Units”).  The Partnership is the owner of a certain shopping center and related land known as the Crossroads Shopping Center located in Bellevue, Washington (the “Project”).

The Partners have entered into a Purchase and Sale Agreement with Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (“ROIP”), dated _________________, 2010, for the sale of some of their partnership interests in the Partnership to ROIP (the “Purchase Agreement”), and this Option Agreement is an exhibit to the Purchase Agreement.

Under the terms of the Purchase Agreement, ROIP is to have the option to buy the remaining fifty-one percent (51%) of the partnership interests in the Partnership which it is not acquiring under the terms of the Purchase Agreement.

The Partners are willing to grant ROIP an option to purchase all of their partnership interests in the Partnership, which are not being sold under the Purchase Agreement, on the terms set out herein.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

Grant of Option.  In consideration of ROIP’s execution of the Purchase Agreement, each of the Partners hereby grants to ROIP an option to purchase all of his, her or its rights, title and interests as a partner in the Partnership, including all of the Units owned by the Partner after the Closing of the Purchase Agreement, as specified in Exhibit 1 to this Agreement in accordance with the terms and conditions of Sections 1.5(b) and 7.9 of the Purchase Agreement, as the case may be.   The Partners agree and acknowledge that ROIP is executing the Purchase Agreement in reliance, in part, on the Partners’ execution of this Agreement, and ROIP would not execute the Purchase Agreement if the Partners did not execute this Agreement.

2.           Price of Units.

Exhibit O - 1

(a)           Under Section 7.9 or 1.5(b)(i).  If this Option is exercised pursuant to Section 7.9 or 1.5(b)(i) of the Agreement for Purchase and Sale, the price for the Partners’ Units shall be as determined in Section 7.9(a) of the Agreement for Purchase and Sale.  Section 7.9 (a) of the Purchase Agreement establishes a method by which the value of a 51% ownership interest in the Partnership shall be determined, and the price to be paid by ROIP for each of the Partner’s Units if it exercises the option granted under this Option Agreement.  Such price shall be equal to the value of the Project, including the value of the Property (as defined in the Purchase Agreement) and the Company’s certain other assets, including but not limited to cash, accounts receivable, accounts (including any lender impounds and any loan escrows) as determined under said Section 7.9(a) of the Purchase Agreement, multiplied by a fraction, the numerator of which shall be the number of Units owned by that Partner, and the denominator of which shall be the total number of all of the Partnership’s Units issued and outstanding.

(b)           Under Section 1.5(b)(iii).  If this Option is exercised pursuant to Section 1.5(b)(iii) of the Agreement for Purchase and Sale, the price for each Partner’s Units shall be the Unit Price as determined under said Section 1.5(b)(iii) times the number of Units owned by that Partner.

3.           Condition to Exercise of Option and Exercise.  The option granted in this Option Agreement may be exercised only if (a) ROIP exercises the Buyer’s Purchase Option (as that term is defined in the Purchase Agreement) provided to it in Section 7.9 paragraph (a) of the Purchase Agreement, and only if ROIP provides notice to the undersigned that it is exercising the Buyer’s Purchase Option in accordance with the terms of Section 7.9(a) of the Purchase Agreement.  The Partners hereby irrevocably appoint Sher GP, Inc. as their agent to receive notice from ROIP that it is exercising the Buyer’s Purchase Option, including the option hereunder.  If such notice exercising the Buyer’s Purchase Option is given to Sher GP, Inc. under Section 7.9(a) of the Purchase Agreement, the timelines, method of valuation, allocation of appraisal costs, closing and payment terms shall be as provided in Section 7.9 of the Purchase Agreement.  If ROIP fails to give Sher GP, Inc. notice that it is exercising the Buyer’s Purchase Option on or before December 31, 2014, the option granted to ROIP under this Option Agreement shall immediately terminate without any further action by any party; or if (b) a Deadlock has been declared and ROIP is the purchasing party under the terms of Section 1.5(b)(iii) of the Agreement for Purchase and Sale, in which case all timelines, price setting, closing and payment terms of said Section 1.5 (b)(iii) shall apply to the exercise of this Option.

4.           Payment of Purchase Price for Units.  If the Buyer’s Purchase Option is exercised, the Partners shall have the same election, subject to the same terms and conditions, to be paid for their Units in cash or in Operating Partnership Units as provided in Section 7.9(c) of the Purchase Agreement, and Section 1.5(b)(iii) of the Purchase Agreement; provided, however, that if, under the terms of a separate agreement between the Partners and Ronald Sher which is Exhibit I to the Purchase Agreement (the “Agreement for Capital Loans”), Sher or his assignees have made loans to any Partner secured by such Partner’s Units and the lender under any such loan elects to be repaid such loans in cash rather than in Operating Partnership Units, each Partner agrees to elect to receive payment for his, her or its Units in cash amounts sufficient to

Exhibit O - 2

comply with such election by the lender.  Further, all costs related to the issuance of Operating Partnership Units which are charged to the Partners receiving Operating Partnership Units shall be allocated between such Partners and charged to each of them at the closing of the sale of such units to ROIP in the same ratio that the Operating Partnership Units received by that Partner bear to the total number of Operating Partnership Units issued to all Partners in payment for their Units.  All Units shall be conveyed to ROIC and/or ROIP by each Seller by good and sufficient assignment and conveyance documents with a warranty and representation that such Units are conveyed free and clear of all liens, security interests, encumbrances, and claims.

5.           Closing Costs.  Closing of the purchase of the Units shall occur on the same date as fixed by the parties to the Purchase Agreement.  All closing costs charged to partners of the Partnership who sell their units, whether as a Seller under the Purchase Agreement or under this Option Agreement, shall be allocated between such partners and charged to them at closing in the same proportions that payment of the purchase price for the 51% ownership interest was allocated among such partners.

6.           Costs of Collection.  In any action brought to interpret or enforce any part of this Agreement, the prevailing party shall be entitled to an award of its costs and attorneys’ fees in addition to any other remedy awarded, including all costs of appeal.

7.           Amendments.  No amendment, modification or termination of this Agreement shall be binding on any party unless it is in writing and signed by the party to be charged.

8.           Choice of Law.  The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the State of Washington.

9.           Successors/Assigns.  The terms of this Agreement shall be binding upon each of the parties hereto, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of each party, its heirs, personal representatives, successors and assigns.  Any person or entity acquiring any interest in any Unit subsequent to the date hereof shall take such interest subject to the rights granted to ROIP under this Agreement.

10.           Counterparts.  This Option Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

11.           Cooperation.  The Partners agree to execute other documents reasonably necessary to further effect and evidence the terms of this Option Agreement, including without limitation, the Contribution Agreement, as long as the terms and provisions of such other documents are fully consistent with the terms of this Option Agreement.

12.           Security Interest/UCC-1.  Each Partner hereby grants to ROIP a security interest in his, her, or its respective Units to secure that Partner’s faithful performance of all obligations of each such Partner under this Agreement.  Such security interests shall be perfected by one or more UCC-1 Financing Statements that ROIP is hereby authorized to file in any state, county, or local governmental agency in which such statements are accepted for filing.  All security

Exhibit O - 3

interests granted by Partners in their Units to lenders under the terms of the Capital Loan Agreement, if any, shall be senior in priority to the security interests granted to ROIP in this Section 12, and ROIP agrees to subordinate its security interests under this Section 12 to the security interests of such a lender in the Partner’s Units including filing such UCC documents disclosing the subordination as may be reasonably requested by such lender.

13.           Warranty of Title.  The undersigned Partners each warrant and represent that, as of the closing of the Purchase Agreement, they collectively own all the issued and outstanding Partnership Units other than those Units purchased by the Buyer under the Purchase Agreement, and that each owns his, her, or its Units free and clear of all liens, security interests, encumbrances, and claims, other than those amounts owed to Sher or his assignees, as provided in Section 4 above.  The representations and warranties provided for in this Section 13 are individual representations and warranties of each Partner as to his, her, or its Partnership Interests only, and are not representations and warranties of any other Partner.  Notwithstanding the foregoing, the Company, Sellers, and Sher represent and warrant that they have no knowledge or any facts that would make any of the individual representations and warranties made in this Section 13 untrue.

14.  Entire Agreement.  This Agreement contains the entire agreement between the parties and incorporates and supersedes all prior understandings and agreements, both written and oral.  This Agreement may only be modified by a written instrument signed by both parties.

15.  Capitalized Terms.  Capitalized terms used but not defined herein shall have the meaning set out in the Purchase Agreement.

PARTNERS:

The Blum Family Trust

_____________________                                                                By _____________________
Doris Blum                                                                                             Its _____________________

Joseph Blum Irrevocable Trust                                                           The Blum 1986 Grandchildren’s Trust I

By __________________                                                                 By ____________________
Its __________________                                                                 Its ____________________

The Ari Blum Trust                                                                              The Morgan Blum Trust

By __________________                                                                By
Its __________________                                                                Its

Trust B of the Harris Trust

Exhibit O - 4

u/a dated 7/22/88

_____________________                                                               By: ____________________
Thomas Bomar                                                                                     Its ____________________

Rawson, Blum & Company                                                                The Rawson Living Trust

By __________________                                                               By _____________________
Its __________________                                                               Its _____________________

Merritt and Pamela Sher Living Trust

By __________________                                                              _______________________
Its __________________                                                              Sylvia Sher

Sydney Sher Marital Trust                                                               Terranomics Investment Partnership

By __________________                                                              By _____________________
Its __________________                                                              Its _____________________

Terranomics, a California corporation                                            Argus Group, Ltd.

By __________________                                                              By _____________________
Its __________________                                                              Its _____________________

Joel J. Kudler Marital Trust                                                              Eugene E. and Kathleen B. Clahan
u/a dated 11/11/88                                                                              Revocable Trust u/a dated 11/11/88

_____________________                                                             By _____________________
Jacqueline Kudler, Trustee                                                               Its _____________________

TCA HOLDINGS, LLC, a Washington
limited liability company

By:           ARGUS GROUP, LTD., a Washington
corporation, its Manager

By: __________________
Its: __________________

Exhibit O - 5

SHER GP, INC.,
a Washington corporation

By: __________________                                                              ______________________
Name: ________________                                                              Ronald Sher
Title:

AGREED TO AND ACCEPTED:

RETAIL OPPORTUNITY INVESTMENTS
PARTNERSHIP, LP

By:           RETAIL OPPORTUNITY INVESTMENTS
GP,
Its General Partner

By: ______________________________
Stuart A. Tanz
Chief Executive Officer

Exhibit O - 6

EXHIBIT 1 TO EXHIBIT O

Post-Closing Ownership of Terranomics Crossroads Associates,
a California limited partnership, by Partners other than ROIP
	Units	Percent

Argus Group, Ltd.	30.50710	0.4836%
Doris Blum	8.98990	0.1425%
The Blum Family Trust	58.68110	0.9302%
Joseph Blum Irrevocable Trust	5.62460	0.0892%
The Blum 1986 Grandchildren’s Trust I	27.47290	0.4355%
The Ari Blum Trust	3.72950	0.0591%
The Morgan Blum Trust	3.72950	0.0591%
Thomas Bomar	29.62250	0.4696%
Eugene E. and Kathleen B. Clahan
Revocable Trust u/a dated 11/11/88	57.25150	0.9076%
Trust B of the Harris Trust u/a dated 7/22/88	5.68320	0.0901%
Rawson, Blum & Company	0.89500	0.0142%
The Rawson Living Trust	97.24610	1.5416%
Merritt and Pamela Sher Living Trust	142.45755	2.2583%
Ronald Sher	162.95675	2.5833%
Sher GP, Inc.	5.12912	0.0813%
Sydney Sher Marital Trust	84.75380	1.3436%
Sylvia Sher	84.75380	1.3436%
Terranomics Investment Partnership	44.64750	0.7078%
Terranomics	1.80710	0.0286%
TCA Holdings, LLC	2,361.19391	37.4311%

TOTAL	3,217.13243	51.00%

Exhibit O - 7

Exhibit P

Development Plans

CROSSROADS
PARK
CROSSROADS
SHOPPING CENTER
4 FLOORS
RESIDENTIAL USE
40'-0"
PARK LEVEL
ROOFTOP PARKING / PODIUM
INTERMEDIATE PARKING LEVEL
20'-0"
STREET LEVEL RETAIL
ON GRADE PARKING
CROSSROADS PLACE
EXISTING GRADE

DIAGRAMMATIC SECTION THROUGH PODIUM BUILDING
(PARCEL U: looking South)

There is a significant grade change at the East edge of the property where it abuts Crossroads Park. This offers the opportunity to build two-story parking structures (with minimal excavation costs), the upper level of which would match the ground level of the park. This makes it very feasible to construct "podium buildings" for residential or office uses that could feature:

- Concrete podium base structure to accomodate two levels of parking and ground level retail use.
- Four-story light frame construction on top of the podium base structure.
- Roof deck of podium to provide vehicular access and parking from park level.

Site Section
Crossroads Expansion Study
July 30, 2010
4

Exhibit P - 1

PHASE 1
NE 15th
Parcel V
Parcel C
Parcel U
Parcel D
Parcel O
Parcel H
Parcel S
PHASE 2
160th Ave NE
NE 8th
156th Ave NE
Crossroads

Potential development opportunities are identified by parcel. Sequence of development is flexible depending upon market conditions and each parcel can be undertaken as a discreet project.

Development Parcel Overlay

Crossroads Expansion Study
July 30, 2010

Crossroads BELLEVUE

6

Exhibit P - 2

Building "V"
- 6,000 sf Retail
- Level A Parking: 164 cars
Building "C"
- 15,500 sf Retail
- Level A Parking: 265 cars
Building "U" & "D"
- 29,000 sf Retail
- Office Lobby
- Level A Parking: 333 cars
Building B
Existing Cinema
Park
Retail
Office Lobby
Plaza
Res Lobby
Exist Retail
Building "H"
- 19,000 sf Retail
- Office Lobby
- Level A: 165 cars
- Level B: 126 cars
Building "S"
- 42,950 sf Retail
- Office Lobby
- Surface Parking: 71 cars
Public Market
West Entry
Building A
Bldg P
NE 8th
156th Ave NE
Building "O"
- 25,600 sf Retail
- Apartment Lobby
- Level A: 86 cars
- Level B: 86 cars

Street Level Plan
Elevation +/- 390'

Crossroads Expansion Study
July 30, 2010

11

Exhibit P - 3

Park
Parcel U
Parcel D
NE 8th
Parcel C
Parcel H
Parcel V
Parcel O
156th Ave NE
Parcel S

View from the Northwest

Crossroads Expansion Study
July 30, 2010
16

Exhibit P - 4

Crossroads Expansion Study: Parking Requirement Summary
7/20/10

	Area (NSF*)				Units	Parking Requirements				
	Retail	Restaurant	Cinema	Office	Residential	M/U Park	Rest Park	Res Park	TOTAL	Comments
Building A	16060					64.32			64	
Building B	8963					35.85			36	
Building C (exist)	-40822									
Building C New	15500				204	62		244.8	307	
Building D (exist)	-25889									
Building D New	19000			91000		440			440	Assume 3,000 SF lobby at street level
Building E	23826					95.30			95	
Building F	48108	1965				192.43	27.52		220	
Building G	35547					142.19			142	
Building H (exist)	-45135									
Building H New	15000	4000		129000		576	56.02		632	Assume 4,000 SF lobby at street level
Building J		8274					115.88		116	
Building K	61592					246.37			246	
Building O (exist)	-25512	-7796								
Building O New	22000	3600			96	88	50.42	115.2	254	
Building P	3417	2385				13.67	33.40		47	
Building PM		14555					203.85		204	
Building Q	15952					63.81			64	
Building R	2700					10.8			11	
Building S (exist)	-43257									
Building S New	39450	3500		100000		557.8	49.02		607	Assume 4,000 SF lobby at street level
Building T			41900			227.6			228	Parking at M/U ratio + 60 cars
Building U New	10000				168	40		201.6	242	
Building V New	6000				108	24		129.6	154	
Exist to remain	216185	27179	41900							
Exist to be removed	-180415	-7796								
New	125950	11100		320000	576					
Subtotal	343135	38279	41900							
GFA-GLA adjustment				0.85						
TOTAL	343135	38279	41900	272000		2880	536	691	4107	

Parking Requirements	Area	Ratio	Req'd Parking
Retail/MU/Office	705035	250	2820
Restaurant	38279	71.4	536
Cinema factor			60
Residential	576	1.2	691
TOTAL			4107

NOTES
1. NSF (Net Square Footage) is similar to GLA ,and is used to determine parking requirements.
2. Retail/Retail Mixed Commercial & Office parking ratio is 4/1000SF.
3. If total restaurant area exceeds 5% of total shopping area, 14/1000 SF parking ratio applies.
4. Cinema area included in Retail/Retail Mixed area for parking requirements. If center is larger than 200,000 SF and cinema has more than 700 seats, additional parking required at 3/100 seat ratio.
5. Assume Office NSF = 85% of GFA

Exhibit P - 5

Exhibit Q

Right of First Offer to Purchase

RECORDING REQUESTED BY AND
AFTER RECORDING, MAIL TO:

Retail Opportunity Investments Corp.
3 Manhattanville Road, 2nd Floor
Purchase, New York 10577
Attention:  Richard Schoebel

RIGHT OF FIRST OFFER AGREEMENT

This Right of First Offer Agreement (“Agreement”) is made and entered into as of the _______ day of __________________, 2010, by and between SARM FIVE POINTS PLAZA LLC, a Washington limited liability company (with respect to certain real property commonly known as Five Points Plaza, a shopping center located in Huntington Beach, California and more particularly described in Exhibit A-1, attached hereto) (“Seller”) and RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (“Buyer”).

RECITALS

A.
Seller is the owner of the title in fee simple to the parcel of real property legally described in Exhibit A-1 attached hereto and made a part hereof which is being offered for sale subject to this Agreement (referred to as the “Property”);

B.
Buyer is an operating partnership whose sole limited partner is Retail Opportunity Investments Corp. (“ROIC”), a Delaware corporation organized and existing as a real estate investment trust (“REIT”) under applicable law;

C.	If Seller intends to sell the Property, Buyer wishes to have the opportunity to purchase the Property, and Seller agrees to offer the Property for sale to Buyer under the terms set forth herein; and

Exhibit Q - 1

D.
This Agreement is identified in Section 21 of that certain “Agreement for Sale and Purchase of Partnership Interests” between TCA Holdings LLC, Buyer, and additional parties dated, 2010 (“the Agreement for Purchase and Sale”), and as Exhibit Q, and is granted by Seller as part of the consideration to Buyer provided in the Agreement for Purchase and Sale.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Seller hereby grants to Buyer the right of first offer to purchase the Property on the terms and conditions set out herein.  Seller agrees that during the term of this Agreement it will not offer to sell or sell the Property or any portion thereof to a third party unless it has first offered to sell the Property to Buyer in accordance with this Agreement.

2.           Seller shall offer the Property by written notice to Buyer (the “Offer”) identifying the Property to be sold (the “Offered Property”).  The Offer shall state the terms upon which, in good faith, Seller is willing to sell the Offered Property, including:

(a)           The purchase price;

(b)	The required earnest money deposit (“Deposit”), which shall be defined in the Offer, but shall not exceed three percent (3%) of the purchase price of the Offered Property;

(c)	The terms for payment of the purchase price, which may include, at Seller’s sole option, that the purchase price be paid, in whole or in part, in cash or in OP Units (as defined below).

(d)           The condition of title, which Seller will deliver at closing;

(e)           The form of the deed which Seller will deliver at closing;

(f)
The type and dollar amount of title insurance for the benefit of Buyer, if any, which Seller will procure and pay for (provided that Seller shall, at a minimum, provide Buyer with an ALTA standard policy of title insurance in the amount of the purchase price, at Seller’s sole cost and expense; if Buyer seeks an extended coverage owner’s policy, Buyer shall pay the increased costs associated with such policy);

(g)           The date of closing;

Exhibit Q - 2

(h)	The allocation of closing costs and fees and the basis on which any income and expenses relating to the property will be prorated between Buyer and Seller; and

(i)	Any other material terms.

Seller further agrees to promptly provide Buyer with any information or documents pertaining to the Offered Property and the contemplated sale which Buyer may reasonably request so long as such information or documents are in Seller’s possession or control and can be provided at no substantial expense to Seller.  To the extent that the Offer fails to address any issue which needs to be resolved in order to close the sale, then the common practice in the county and state where the Offered Property is located for similar transactions shall govern; provided, however, that unless specifically contained in the Offer, Seller shall not be required to make any representations or warranties in connection with the sale other than standard title warranties, authority to complete the transaction, and that all information provided by Seller to Buyer in the Offer is true and correct.

The purchase price for the Offered Property shall be paid in cash, or at Seller’s sole option, REIT operating partnership units of Buyer’s (“OP Units”) or a combination thereof as specified by Seller in the Offer.  An Offer requiring payment in OP Units may include terms and conditions relating to the rights and obligations of Buyer and Seller with respect to the issuance and ownership of the OP Units.  If Buyer does not accept an Offer that provides for payment in whole or in part in OP Units, Seller may not subsequently sell the Property to a third party for cash or other materially different consideration without first submitting another Offer to Buyer in compliance with the terms and conditions of this Agreement.

3.
(a)         Buyer shall have fifteen (15) days after receipt of Seller’s Offer to deliver a written response to Seller that Buyer agrees to either (i) accept Seller’s Offer and purchase the Offered Property on the terms set out therein; or (ii) negotiate the terms of the Offer as required herein.

(b)           If Buyer does not provide Seller a written response to the Offer within such 15-day period, upon the expiration of said fifteen (15)-day period, the Buyer shall be deemed to have not accepted the Offer and Seller may immediately offer to sell the Offered Property to any third party on terms no more favorable than those in the Offer and subject to Section 5 herein.

(c)           If Buyer timely accepts the Offer, the sale of the Offered Property shall be closed in accordance with the terms of the Offer by a national title insurance company as escrow agent.   Buyer shall also immediately place in escrow the required deposit set forth in the Offer.  Notwithstanding the above or any other term or provision of this Agreement, Buyer shall have a period of at least thirty (30) days (or more if so provided in the Offer) after receipt of all Seller’s

Exhibit Q - 3

documents to complete Buyer’s due diligence investigation of the Property and Seller’s documents.  .  For the purpose of such review, Buyer shall be entitled to enter the Property to conduct such tests and investigation as Buyer deems appropriate in its sole discretion, Buyer shall first provide Seller with written notice of such entry, and Buyer’s entry shall not disturb the quiet enjoyment of any tenant on the Property, nor shall Buyer be entitled to undertake do any destructive or invasive testing or investigation.  In connection with such entry, Buyer will indemnify, defend, and hold Seller harmless from any and all claims, demands, losses, costs, and liabilities, including reasonable attorney fees and legal expenses arising from Buyer’s or its consultants’ or contractors’ entry onto the Property pursuant to the terms of this provision.  If Buyer is not satisfied with the results of its investigation within such thirty (30)-day period, Buyer shall be entitled to provide notice to Seller of Buyer’s termination of Buyer’s intent to purchase the Property, and such notice shall have the same effect as if Buyer had rejected Seller’s Offer in the first instance.

(d)           If Buyer seeks to negotiate an Offer made hereunder, Buyer shall give Seller written notice of Buyer’s request for negotiation, and the parties shall mutually execute a revised and final Offer no later than thirty (30) days following Seller’s receipt of Buyer’s written notice to negotiate the Offer (hereinafter the “Negotiation Period”).  Seller will act in good faith as to scheduling and attending meetings with Buyer during the Negotiation Period, provided that nothing herein shall be deemed in any manner to require that Seller change any terms of the Offer and any such changes to the Offer may be made or rejected by Seller, in Seller's sole and absolute discretion.

(e)           Seller and Buyer shall cooperate with one another to facilitate the finalization of an Offer and the sale of any Property in accordance with this Agreement.  Both parties agree that they will execute such additional instruments and take such actions as may be reasonably requested by the other in order to confirm, perfect, or otherwise carry out the intent and purposes of this Agreement.

(f)           If Buyer accepts Seller’s Offer and fails without legal excuse to close the purchase in accordance with the terms of Seller’s Offer, or terms negotiated during the Negotiation Period, then this Agreement shall immediately terminate, Buyer’s earnest money shall be forfeited as Seller’s sole and exclusive remedy, and Seller may sell any Property contained in the Offer free of any of the restrictions or obligations contained herein.

4.           If Buyer does not accept Seller’s Offer for the Offered Property, or the Negotiation Period expires for said Offer, and Seller has not: (a) sold the Offered Property to a third party and (b) wishes to offer More Favorable Terms(as defined in Section 5 below) to prospective third-party buyers than those permitted under Section 3(b), then Seller must first submit another Offer to Buyer for the Offered Property on such More Favorable Terms than the prior Offer before offering to sell the Property to said third party.

Exhibit Q - 4

5.           An offer to sell the Offered Property to a third party shall be deemed to have “More Favorable Terms” than the Offer if either:  (x) the economic terms of the transaction as a whole in Seller’s offer to a third party regarding the Property are more than three percent (3%) more favorable than the economic  terms of the transaction as a whole in Seller’s Offer to Buyer regarding the Offered Property, (provided, that beginning on the first day of the sixth (6th) year of the term of this Agreement, and thereafter during the term of this Agreement, the variance in the economic terms may be up to five percent (5%)) or (y) there is a material variation in the non-economic terms of the third-party offer as compared to the non-economic terms of the Offer.

Buyer and Seller agree that the following terms in Seller’s offer to a third party or Buyer are not “economic terms” as defined in this Agreement:

(1)	dates and deadlines regarding closing, inspection contingencies, and due diligence regarding the Offered Property; and

(2)	the scope of any buyer’s request for document review related to the Property during the inspection contingency and/or the due diligence period.

6.           Buyer has a Right of First Offer for five additional shopping centers that are owned by certain sellers (“Additional ROFO”), per the Agreement for Purchase and Sale.  Seller may give Buyer an Offer for the Offered Property herein at the same time as an offer or offers are given to Buyer under an Additional ROFO for multiple shopping centers, and Seller may condition the sale of the Offered Property herein on Buyer’s acceptance of all offer(s) given to Buyer at the same time under Additional ROFOs, as long as all shopping centers indicated in any Offer are all subject to Additional ROFOs.

7.           This Agreement shall not apply to any sale or other transfer of ownership interests in Seller to or between one or more of its current owners or their affiliate entities; provided, however, a sale or transfer of an interest in Seller which would result in a change in control of Seller to a third party who is not current owner or affiliate of a current owner shall be a sale of the Property and subject to this Agreement and Buyer’s right of first offer contained herein.  Notwithstanding anything to the contrary, this Agreement shall not apply to a gift or bequest to any family member of Seller’s current partners, affiliate entities, or to any trusts for the benefit of such partners or their immediate families, including the family members of Merritt Sher and Ronald Sher.

8.           The term of this Agreement shall commence upon the date hereof, and shall terminate upon the earliest of the following, without any further action by any party:

(a)	Upon the sale of the Property in accordance with the terms of this Agreement;

(b)	Upon the closing of the Purchase by Buyer of all the Partnership Units after the declaration of a Deadlock (as defined in the Agreement for

Exhibit Q - 5

Purchase and Sale) under Section 1.5 of the Agreement for Purchase and Sale, but only if such Deadlock is declared before October 1, 2014;

(c)	The date that is ten (10) years from the date hereof.

9.           All the rights and obligations contained herein are covenants which touch and concern the land and will run with the land, burdening the property described in Exhibit A-1, unless and until terminated in accordance herein.

10.           This Agreement may be assigned by Buyer only to an entity that is wholly owned by Buyer or controlled by Buyer.   Any other assignment shall require Seller’s prior written consent, which shall not be unreasonably withheld.  Notwithstanding any assignment hereunder, Buyer shall remain liable for all obligations of Buyer under this Agreement, specifically including, but not limited to, the obligation to issue OP Units to Seller if so elected in accordance with Section 2 above.  An Assignment of this Agreement or any rights or obligations hereunder, to any entity which is not a real estate investment trust shall be void, and this Agreement shall immediately terminate. Except as otherwise expressly limited herein, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of both Seller and Buyer.

11.           To be effective, a notice or other communications required or permitted under this Agreement must be given in writing and shall be given by:  (i) depositing such notice with a nationally recognized overnight delivery service, delivery charges prepaid, (ii) hand delivery using a courier, or (iii) by facsimile, and only if electronic confirmation of such facsimile is received.  All such notices shall be deemed delivered:  (i) by overnight delivery service, on the day following deposit with such service, (ii) by courier, on the date of such courier service, and (iii) by facsimile, on the date of delivery.

If to Buyer:                                                            Richard Schoebel
Retail Opportunity Investments Partnership, LP
3 Manhattanville Road, 2nd Floor
Purchase, New York 10577
Telephone:  914/272-8080
Facsimile:  914/272-8088
rschoebel@roireit.net (email)

With a copy to:                                                    Kenneth S. Antell
Dunn Carney Allen Higgins & Tongue LLP
851 SW Sixth Avenue, Suite 1500
Portland, Oregon  97204
Telephone:  503/417-5364
Facsimile:  503/224-7324
kantell@dunncarney.com (email)

Exhibit Q - 6

If to Seller:                                                              Ronald Sher
c/o Sher Partners
10500 NE 8th Street, Suite 850
Bellevue, Washington  98004
Telephone:  425/990-1200
Facsimile:  425/990-1203
ron4sher@gmail.com (email)

With a copy to:                                                     Kenneth A. Bloch
Wolfstone, Panchot & Bloch, P.S., Inc.
1111 3rd Avenue, Suite 1800
Seattle, Washington  98101
Telephone:  206/682-3840
Facsimile:  206/340-8837
kbloch@wpblaw.com (email)

Notice of change of address shall be given by written notice in the manner detailed in this paragraph 11.

12.           The parties agree that this Agreement shall be filed of record in the county where the Property is located.  Upon the termination of this Agreement for any reason, both parties shall cooperate in good faith to execute such documents as may be required to document the termination of the Agreement of record in the County where the Property is located.  Upon execution hereof, Buyer shall execute and deposit into escrow a quitclaim deed (or other appropriate recordable document) releasing Buyer’s right, title, and interest in and to the Property, with irrevocable instructions that the same shall be recorded promptly upon the termination of the term of this Agreement, without any further instruction from any party.

13.           This Agreement shall be subordinate to the lien of any mortgage, deed of trust or other security instruments for any financing arrangements now existing that encumber the Property without the necessity of having any further instruments executed by Buyer to effectuate the same.  This Agreement shall also be subordinate to the lien of any future mortgage, deed of trust, or other security instruments, but only if such future lien, mortgage, deed of trust, or other security instruments arise from a true loan to Seller from an unrelated third party, which loan is secured by the Property, and not secured by any other real property or any personal property that is not related to the Property.  Buyer agrees to execute, acknowledge, and deliver upon Seller’s request any and all documents or instruments that are necessary to confirm such subordination.

14.           Should disagreement arise that the parties do not resolve, both parties agree that any controversy regarding this Agreement shall be submitted to final and binding arbitration before a single arbitrator in Bellevue, Washington in accordance with JAMS.  If the parties are unable to agree on an arbitrator, JAMS shall appoint an arbitrator with at least five (5) years of experience resolving commercial real estate disputes.  Notwithstanding this, the parties are and will be permitted the right of discovery in any such proceeding not to exceed 45 days.  If arbitration is commenced by any party concerning any provision of this Agreement or the rights

Exhibit Q - 7

and duties of any party, the substantially prevailing party in such arbitration shall be entitled, in addition to such other relief as may be granted, to reasonable attorneys’ fees, expert witness expenses, and other costs.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction of the matter.

15.           This Agreement shall be governed by, interpreted under, construed, and enforceable in accordance with the laws of the state in which the Property is located.

16.           Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

17.           This Agreement sets forth the entire agreement between Seller and Buyer relating to the transactions contemplated hereby, and, accordingly, all other prior agreements or understandings relating to the subject matter hereof (whether oral or written) are hereby superseded.

18.           This Agreement may not be amended or modified, except by a written instrument to such effect signed by both parties.

19.           The terms of this Agreement shall not be interpreted to mean that Seller and Buyer are partners or joint venturers regarding the Property.

20.           Any provision of this Agreement that shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

[Signatures and Notarial Acknowledgments on Following Pages]

Exhibit Q - 8

SELLER: SARM FIVE POINTS PLAZA LLC, By: __________________ By: ___________________ Name: _________________ Title: __________________	BUYER: RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP a Delaware limited partnership By: Retail Opportunity Investments GP, LLC, Its Sole General Partner By: Stuart A. Tanz Chief Executive Officer

STATE OF                                                           )
)  ss.
COUNTY OF                                                        )

I CERTIFY that I know or have satisfactory evidence that _______________is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the _______________ of ____________________________________________, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:  _________________________________, 2010.

___________________________
___________________________
(Print Name)
NOTARY PUBLIC in and for the State of
residing at
My appointment expires

Exhibit Q - 9

STATE OF                                                           )
)  ss.
COUNTY OF                                                        )

I CERTIFY that I know or have satisfactory evidence that Stuart A. Tanz is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Chief Executive Officer of Retail Opportunity Investments GP, LLC, the Sole General Partner of Retail Opportunity Investments Partnership, LP, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:  _________________________________, 2010.

___________________________
___________________________
(Print Name)
NOTARY PUBLIC in and for the State of
residing at
My appointment expires

Exhibit Q - 10

EXHIBIT R

FINANCIAL STATEMENT PRODUCTION REQUIREMENTS

1.           Monthly and Annual Reports.  The Company shall prepare and distribute to the partners within 15 days after the end of each calendar month a monthly and year-to-date report prepared in accordance with GAAP, consistently applied, including:

i.           A balance sheet

ii.          A profit-and-loss statement

iii.         A statement of changes in the Partners’ Capital Accounts

iv.         A variance report, comparing actual costs and expenses and revenues with budgeted costs and expenses and revenues on a category basis, along with a reasonable detailed explanation of all material or significant variances and all changes in any time schedules relating thereto

v.          A leasing report, which shall describe in reasonable detail all leasing efforts and leasing prospects, letters of intent and leases made, identified or entered into during such period

vi.         Rent roll

vii.        Bank statements and bank reconciliations

viii.       If applicable, a calculation by the General Partners of the amount of Net Operating Cash flow for the preceding calendar month and a calculation by the General Partners of the respective distributions, if any, to Partners, including a calculation of the undistributed Preferential Return on Capital amounts, if any

ix.          Any additional information that the partners may require as supporting schedules to the above

2.           Audited Year-End Financial Statements.  In addition to complying with the above requirements, the year-end financial statements distributed to the partners by the company shall be audited.  The Company shall deliver within forty-five (45) days after the end of each calendar year a set of audited financial statements for the Company for the prior calendar year prepared in accordance with generally accepted accounting principles; drafts thereof shall be provided to the partners for review within thirty (30) days of the end of each calendar year.

3.           Accounting Basis and Fiscal Year.  The Company’s books shall be kept on the accrual method of accounting.  The fiscal year of the Company shall be the calendar year.

Exhibit R - 1

4.           Tax Returns.  The General Partners shall cause the Company to prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns required to be filed by the Company.  Within sixty-five (65) days after the end of each fiscal year, the General Partners shall cause the Company’s accountants to deliver to each General Partner for comment drafts of all tax returns that the company is required to file with respect to such fiscal year.  The Company shall furnish each Partner within ninety (90) days of the end of each fiscal year or as soon thereafter as such information is available to the Company a copy of the federal tax return, all state returns, and such information as may be needed to enable such Partner to file its federal income tax return and any required state income tax return.  The General Partners shall cause the Company to pay out of available cash flow and other assets of the Company any taxes payable by the Company.

Exhibit R - 2